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Item 8. Financial Statements and Supplementary Data
TABLE OF CONTENTS 4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Southwest Oil & Gas Income Fund IX-A, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.
6 DESTA DRIVE, SUITE 6500, MIDLAND, TEXAS 79705

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
TO BE HELD ON MARCH 7, 2012

To the Limited Partners of Southwest Oil & Gas Income Fund IX-A, L.P.:

        This is notice that a special meeting of the limited partners of Southwest Oil & Gas Income Fund IX-A, L.P., which we refer to as the partnership, will be held on March 7, 2012, at 10:00 a.m., local time, at the ClayDesta Conference Center, Six Desta Drive, Suite 6550, Midland, Texas 79705. The purpose of the special meeting is for you to consider and vote on the following matters:

  •
  A proposal to approve an agreement and plan of merger dated as of October 28, 2011, which we refer to as the merger agreement, by and between Southwest Royalties, Inc., a Delaware corporation and the general partner of the partnership, which we refer to as SWR, and the partnership, pursuant to which the partnership will merge into SWR, with SWR being the surviving entity in the merger. SWR is a wholly owned subsidiary of Clayton Williams Energy, Inc., a Delaware corporation, which we refer to as CWEI. Upon consummation of the merger, all of the partnership's outstanding units representing limited partnership interests, which we refer to as the units, other than those held by SWR, will be converted into the right to receive cash in an amount equal to $117.69 per unit, less the amount of per unit cash distributions made after September 30, 2011, if any. SWR will not receive any cash payment for its partnership interests in the partnership. However, as a result of the merger, SWR will acquire 100% of the assets and liabilities of the partnership.

  •
  Any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal.

  •
  Other business that properly comes before the special meeting or any adjournments or postponements of the special meeting. We are not aware of any other business for the special meeting.

        The accompanying proxy statement contains information about the merger and a description of the merger agreement. The proxy statement also contains a copy of the merger agreement. We urge you to read the proxy statement and the documents included with the proxy statement, including the merger agreement, in their entirety.

        SWR has set the close of business on January 12, 2012 as the record date for the limited partners who are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. During the 10 days before the special meeting, you may examine the list of the limited partners of the partnership at its offices during normal business hours for any purpose relevant to the special meeting.

        On October 27, 2011, a committee of the board of directors of SWR, which we refer to as the transaction committee and the board of directors, respectively, by a unanimous vote, (1) considering, among other factors, the written opinion of Energy Capital Solutions, LLC described in the accompanying proxy statement, determined that the consideration to be received by the limited partners of the partnership, other than SWR, which we refer to as the unaffiliated investors, in the merger pursuant to the merger agreement is fair to the unaffiliated investors from a financial point of view, (2) determined that the merger agreement and the merger are advisable and in the best interests of the unaffiliated investors and the partnership and (3) recommended that the board of directors (a) approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and (b) recommend that the unaffiliated investors vote to approve the merger agreement.

        On October 27, 2011, the board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests. The board of directors has approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommends that you vote FOR the merger proposal and FOR any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal. Although the board of directors believes that it has fulfilled its fiduciary duties to you, the members of the board of directors had conflicting interests in evaluating the merger as described in more detail in the accompanying proxy statement.

        The merger will be completed only if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement.

        Your vote is important regardless of the number of units you own.    You are requested to sign, vote and date the enclosed proxy card and return it promptly in the enclosed envelope, even if you expect to be present at the special meeting. You may also vote by telephone or over the Internet by following the instructions provided on the proxy card. If you give a proxy, you can revoke it at any time before the special meeting. If you are present at the special meeting, you may withdraw your proxy and vote in person.

        If you have any questions concerning the merger or the accompanying proxy statement, would like additional copies or need help voting, please contact SWR at its principal place of business at 6 Desta Drive, Suite 6500, Midland, Texas 79705, attention McRae M. Biggar, or by telephone at (432) 682-6324.

Southwest Oil & Gas Income Fund IX-A, L.P.
/s/ MICHAEL L. POLLARD Michael L. Pollard Senior Vice President Southwest Royalties, Inc. General Partner January 17, 2012

Proxy Statement

        SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.
6 DESTA DRIVE, SUITE 6500, MIDLAND, TEXAS 79705

January 17, 2012

Dear Limited Partners of Southwest Oil & Gas Income Fund IX-A, L.P.:

        We invite you to attend a special meeting of the limited partners of Southwest Oil & Gas Income Fund IX-A, L.P., which we refer to as the partnership. The special meeting will be held on March 7, 2012, at 10:00 a.m., local time, at the ClayDesta Conference Center, Six Desta Drive, Suite 6550, Midland, Texas 79705. The purpose of the special meeting is for you to vote on the merger of the partnership that, if completed, will result in you receiving cash for your units representing limited partnership interests of the partnership, which we refer to as the units. Clayton Williams Energy, Inc., a Delaware corporation, which we refer to as CWEI, is the sole stockholder of Southwest Royalties, Inc., a Delaware corporation and the general partner of the partnership, which we refer to as SWR, and is the beneficial owner of the general and limited partnership interests in the partnership that are owned by SWR. CWEI desires to acquire all of the units not held by SWR through the merger of the partnership into SWR. The merger will be completed only if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the limited partners of the partnership, other than SWR, who we refer to as the unaffiliated investors, who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement. Upon completion of the merger, all units, other than those held by SWR, will be converted into the right to receive cash in an amount equal to $117.69 per unit, less the amount of per unit cash distributions made after September 30, 2011, if any. SWR will not receive any cash payment for its partnership interests in the partnership. However, as a result of the merger, SWR will acquire 100% of the assets and liabilities of the partnership.

        On October 27, 2011, a committee of the board of directors of SWR, which we refer to as the transaction committee and the board of directors, respectively, by a unanimous vote, (1) considering, among other factors, the written opinion of Energy Capital Solutions, LLC, which we refer to as ECS, described in this proxy statement, determined that the consideration to be received by the unaffiliated investors in the merger pursuant to the merger agreement is fair to the unaffiliated investors from a financial point of view, (2) determined that the merger agreement and the merger are advisable and in the best interests of the unaffiliated investors and the partnership and (3) recommended that the board of directors (a) approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and (b) recommend that the unaffiliated investors vote to approve the merger agreement.

        On October 27, 2011, the board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests. The board of directors has approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommends that you vote FOR the merger proposal and FOR any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal. Although the board of directors believes that it has fulfilled its fiduciary duties to you, members of the board of directors had conflicting interests in evaluating the merger as described in more detail in this proxy statement.

        The transaction committee retained ECS to issue a fairness opinion in connection with the merger. The ECS opinion is dated as of October 27, 2011 and, subject to the qualifications expressed in such opinion, states that the merger consideration to be paid with respect to the units is fair to the unaffiliated investors from a financial point of view. The form of the written opinion of ECS is included with this proxy statement. We urge you to read the opinion of ECS in its entirety.

        Your vote is important.    Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card. You may also vote by telephone or over the Internet by following the instructions provided on the proxy card. This will not prevent you from revoking your proxy at any time prior to the special meeting or from voting your units in person if you later choose to attend the special meeting.

        If the merger is approved, checks will be mailed to the record holders of units, other than SWR, promptly after the effective time of the merger. Checks will be mailed to the same address to which monthly distribution checks are mailed.

Sincerely,
/s/ MICHAEL L. POLLARD Michael L. Pollard Senior Vice President Southwest Royalties, Inc. General Partner

        YOU SHOULD CAREFULLY CONSIDER THE RISKS RELATING TO THE MERGER DESCRIBED IN "RISK FACTORS" ON PAGE 16. THESE INCLUDE:

  •
  YOU WERE NOT INDEPENDENTLY REPRESENTED IN ESTABLISHING THE TERMS OF THE MERGER.

  •
  THE INTERESTS OF CWEI, SWR AND THEIR OFFICERS AND DIRECTORS MAY DIFFER FROM THE INTERESTS OF THE UNAFFILIATED INVESTORS.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This proxy statement is dated January 17, 2012 and is first being mailed to the limited partners on or about January 18, 2012.

WHERE YOU CAN FIND MORE INFORMATION

        The partnership files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC, under the Securities Exchange Act of 1934, which we refer to as the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including the partnership, who file electronically with the SEC. The address of that site is www.sec.gov.

        The supplement to this proxy statement contains financial and other information for the partnership. The supplement constitutes an integral part of this proxy statement. We urge you to read the supplement in its entirety.

PROXY STATEMENT

Page
ABOUT THIS PROXY STATEMENT	1
SUMMARY TERM SHEET	2
Special Meeting	2
Parties to the Merger	2
About Clayton Williams Energy, Inc.	3
The Merger	3
Merger Consideration	3
Calculation of Merger Consideration	4
Benefits to the Unaffiliated Investors	6
Recommendation to Unaffiliated Investors	7
Conflicts	7
Fairness	8
Fairness Opinion of Financial Advisor	9
Material U.S. Federal Income Tax Consequences	9
Record Date; Voting Power	10
Partner Vote Required to Approve the Merger	10
Conditions to the Merger	10
Termination of the Merger	11
Effects of Merger on Limited Partners Who Do Not Vote In Favor of the Merger	11
Future of the Partnership If the Merger Is Not Completed	11
Expenses and Fees	12
Regulatory Requirements	12
Similar Transactions	12
Third Party Offers	13
QUESTIONS AND ANSWERS ABOUT THE MERGER	14
RISK FACTORS	16
The merger consideration involves reserve estimates that may vary materially from the quantities of oil and gas actually recovered, and consequently future net cash flows may be materially different from the estimates used in calculating the merger consideration	16
The merger consideration might not reflect the current market value of the partnership's assets	17
The merger consideration involves estimates that will not be adjusted	17
Unaffiliated investors were not independently represented in establishing the terms of the merger	17
The interests of CWEI, SWR and their officers and directors may differ from the interests of the unaffiliated investors	18
The merger is conditioned on CWEI's acquisition of other limited partnerships	18
The merger consideration may be less than the value potentially attainable in an alternative transaction	19
Third parties may not be willing to make an offer to acquire the partnership if they cannot become operator of the partnership's properties, or a third party may discount its offer to account for the lack of operating control	19
Potential litigation challenging the merger may seek to delay or block the merger	19
Your units could be bound by the merger even if you do not vote in favor of the merger	19
SPECIAL FACTORS	20
Background of the Merger	20
Reasons for the Merger	29

i

ii

LIST OF APPENDICES

        WE HAVE PREPARED A SUPPLEMENT TO THIS PROXY STATEMENT, WHICH INCLUDES:

  •
  THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K, INCLUDING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, FOR THE YEAR ENDED DECEMBER 31, 2010.

  •
  THE PARTNERSHIP'S QUARTERLY REPORT ON FORM 10-Q, INCLUDING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011.

        THE SUPPLEMENT CONSTITUTES AN INTEGRAL PART OF THIS PROXY STATEMENT. WE URGE YOU TO READ THE SUPPLEMENT IN ITS ENTIRETY.

iii

ABOUT THIS PROXY STATEMENT

        The definitions set forth below shall apply to the indicated terms as used in this proxy statement.

        "board of directors" means the board of directors of SWR.

        "CWEI" means Clayton Williams Energy, Inc., the sole stockholder of SWR.

        "ECS" means Energy Capital Solutions, LLC, the independent financial advisory firm engaged by the transaction committee.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "limited partners" means the limited partners of the partnership.

        "merger" means the merger of the partnership into SWR.

        "merger agreement" means the merger agreement between SWR and the partnership pursuant to which the merger will occur.

        "merger proposal" means the proposal to approve the merger agreement.

        "partnership" means Southwest Oil & Gas Income Fund IX-A, L.P.

        "partnership agreement" means our agreement of limited partnership as amended or modified.

        "partnership affiliates" means CWEI and SWR.

        "Ryder Scott" means Ryder Scott Company, L.P., independent engineering consulting firm.

        "SEC" means the Securities and Exchange Commission.

        "stated valuation date" means October 7, 2011, the latest practicable date through which historical oil and gas pricing information was available for calculating the merger consideration.

        "SWR," "we," "our" and "us" mean Southwest Royalties, Inc., the general partner of the partnership and a wholly owned subsidiary of CWEI, unless the context otherwise requires.

        "SWR partnerships" means the partnership and each of the 23 other oil and gas drilling and income partnerships in which SWR is the general partner.

        "transaction committee" means the transaction committee of the board of directors. The members of the transaction committee are Ted Gray, Jr. and Davis L. Ford. Mr. Gray and Dr. Ford are also members of the board of directors of CWEI.

        "trading day" means any day on which barrels of oil are traded on the NYMEX.

        "unaffiliated investors" means the limited partners of the partnership, other than SWR.

        "units" means units representing limited partnership interests in the partnership.

        For definitions of oil and gas terms used in this proxy statement, see "Commonly Used Oil and Gas Terms" on page 81.

        You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to give any information that is different from that contained in this proxy statement. This proxy statement is dated January 17, 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date and the mailing of this proxy statement to you shall not create an implication to the contrary.

SUMMARY TERM SHEET

        This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger and the merger agreement and to obtain a description of the legal terms and conditions of the merger, you should carefully review this entire proxy statement, including the tables and appendices, which include a copy of the merger agreement and the fairness opinion of the independent financial advisory firm engaged by the transaction committee.

 Special Meeting

  •
  The special meeting will be held on March 7, 2012, at 10:00 a.m., local time, at the ClayDesta Conference Center, Six Desta Drive, Suite 6550, Midland, Texas 79705. The purpose of the special meeting is for you to consider and vote on the following matters:

  •
  A proposal to approve the merger agreement pursuant to which the partnership will merge into SWR, with SWR being the surviving entity in the merger.

  •
  Any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal.

  •
  Other business that properly comes before the special meeting or any adjournments or postponements of the special meeting. We are not aware of any other business for the special meeting.

  •
  For additional information, see "The Special Meeting" on page 69.

Parties to the Merger

Southwest Royalties, Inc.

  •
  SWR was incorporated under the laws of the state of Delaware in 1983 and is a wholly owned subsidiary of CWEI. SWR is engaged in the exploration for and production of oil and natural gas primarily in Texas and New Mexico. SWR is also the general partner of 24 partnerships, including the partnership, formed to drill, acquire, own and operate oil and natural gas wells. We refer to these 24 partnerships collectively as the SWR partnerships.

  •
  SWR, as the general partner of the partnership, sent you this proxy statement and the enclosed proxy card and is soliciting your proxy pursuant to this proxy statement.

Southwest Oil & Gas Income Fund IX-A, L.P.

  •
  The partnership was organized under the laws of the state of Delaware for the purpose of acquiring and owning economic interests in producing oil and gas properties and producing and marketing the associated crude oil and natural gas production from those properties. The partnership's properties consist primarily of working interests in oil and gas properties located in Texas and New Mexico.

  •
  The business objective of the partnership is to optimize the production and related net cash flow from the properties it owns without engaging in the drilling of any development or exploratory wells except through farm-out arrangements. If additional drilling is necessary to fully develop a partnership property, the partnership enters into farm-out agreements with SWR to assign a portion of the partnership's interest in the property to SWR in exchange for retaining an interest in one or more new wells at no additional cost to the partnership.

  •
  The partnership distributes cash to its limited and general partners from net cash flows generated from its oil and gas operations. These distributions are made quarterly, unless sufficient cash flow is not available.

  •
  The partnership has 10,453 units outstanding. As of the record date, 9,327.17 units (or approximately 89.2%) were owned by 528 unaffiliated investors and 1,125.83 units (or approximately 10.8%) were owned by SWR. SWR is entitled to vote the units it holds as a limited partner at the special meeting and has agreed in the merger agreement to vote all of its units in favor of the merger proposal.

  •
  As of September 30, 2011, the partnership's book value per unit was $16.49.

        The principal place of business for each of the parties to the merger is 6 Desta Drive, Suite 6500, Midland, Texas 79705, and the telephone number is (432) 682-6324. For additional information, see "Interests of CWEI, SWR and Their Directors and Officers" on page 73, "Transactions Among the Partnership, CWEI, SWR, and Their Directors and Officers" on page 76 and "Management" on page 77.

About Clayton Williams Energy, Inc.

  •
  CWEI was incorporated under the laws of the state of Delaware in 1991. CWEI is an independent oil and gas company engaged in the exploration for and production of oil and natural gas primarily in Texas, Louisiana and New Mexico. Its common stock is traded on the Nasdaq National Stock Market, LLC under the symbol "CWEI."

  •
  CWEI files annual, quarterly and special reports, proxy statements and other information with the SEC. Those SEC filings are available to you in the same manner as the partnership's information. For additional information, see "Where You Can Find More Information" on the inside front cover of this proxy statement.

        The principal place of business for CWEI is 6 Desta Drive, Suite 6500, Midland, Texas 79705, and the telephone number is (432) 682-6324. For additional information about CWEI, see "Interests of CWEI, SWR and Their Directors and Officers," on page 73, "Transactions Among the Partnership, CWEI, SWR and Their Directors and Officers" on page 76 and "Management" on page 77.

The Merger

  •
  CWEI proposes to acquire all of the units not held by SWR by merging the partnership into SWR. SWR will be the surviving entity in the merger. For additional information, see "The Merger" on page 60.

Merger Consideration

  •
  Upon consummation of the merger, all of the outstanding units, other than those held by SWR, will be converted into the right to receive cash in an amount equal to $117.69 per unit, less the amount of per unit cash distributions made after September 30, 2011, if any. SWR will not receive any cash payment for its partnership interests in the partnership. However, as a result of the merger, SWR will acquire 100% of the assets and liabilities of the partnership. For additional information, see "The Merger" on page 60 and "Method of Determining the Merger Consideration and Amount of Cash Offered" on page 55.

  •
  The table below shows the allocation of merger consideration among the general and limited partnership interests of the partnership, selected data applicable to unaffiliated investors and a summary of cash return per unit based on an initial issue price of $500 per unit.

	Sharing Percentage	Amount
Allocation of Merger Consideration:
SWR as general partner	10%	$136,694
All limited partners as a group	90%	1,230,248

Total merger consideration	100%	$1,366,942

Allocation among limited partners:
SWR	10.770%	$132,503
Unaffiliated investors as a group	89.230%	1,097,745

Total limited partners as a group	100.000%	$1,230,248

Summary of merger consideration by group:
SWR as general and limited partner	19.693%	$269,197
Unaffiliated investors as a group	80.307%	1,097,745

Total merger consideration	100.000%	$1,366,942

Selected data applicable to unaffiliated investors:
Total number of limited partnership units		10,453.00
Units held by unaffiliated investors as a group		9,327.17
Percentage of units held by unaffiliated investors as a group		89.230%
Merger consideration allocated to unaffiliated investors as a group		$1,097,745
Merger consideration per unit		$117.69
Initial investment per unit		$500.00
Summary of cash return per unit:
Cumulative cash distributions since inception		$946.84
Merger consideration		117.69

Total cash return, assuming consummation of merger		$1,064.53

Total cash return as a percentage of initial investment		213%

Calculation of Merger Consideration

  •
  CWEI and SWR established the merger consideration and the transaction committee negotiated the merger agreement and the transactions contemplated by the merger agreement on behalf of the partnership and the unaffiliated investors. The board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger consideration is substantively and procedurally fair to the unaffiliated investors and is in their best interests. Since SWR is a wholly owned subsidiary of, and is controlled by, CWEI, the merger consideration was not determined by arm's-length negotiations. For additional information, see "Risk Factors—Unaffiliated investors were not independently represented in establishing the terms of the merger" on page 17 and "Interests of CWEI, SWR and Their Directors and Officers" on page 73. The calculations made by CWEI and SWR in establishing the merger consideration were based primarily on reserve and production information and other data maintained by SWR in conjunction with its responsibilities as operator of the properties and as general partner of the partnership.

  •
  The merger consideration was calculated utilizing oil and gas reserve data and balance sheet information as of June 30, 2011 and oil and gas pricing information as the stated valuation date, as follows:

Estimated fair value of oil and gas reserves	$1,586,735
Net working capital	221,204
Net asset retirement obligations	(400,997)

Total enterprise value as of June 30, 2011	1,406,942
Cash distributions after June 30, 2011	(40,000)

Total merger consideration	$1,366,942

  •
  Estimated Fair Value of Oil and Gas Reserves.  SWR estimated the partnership's proved reserves based on production curves used in the December 31, 2010 evaluation made by Ryder Scott Company, L.P., an independent engineering consulting firm, which we refer to as Ryder Scott, with additional adjustments to the production curves made to reflect changes in well performance based on updated production information through March 2011. The recoverable reserves volumes and the related future net cash flows from those reserves were based on benchmark prices of $92.84 per Bbl of oil and NGL and $4.15 per MMBtu of natural gas. These benchmark prices were further adjusted for quality, energy content, transportation fees and other price differentials specific to the partnership's properties, resulting in an average price of $87.41 per Bbl of oil and $5.57 per Mcf of natural gas. Estimated future operating costs were deducted in arriving at the estimated fair value of oil and gas reserves and include direct operating expenses, field overhead costs, and ad valorem taxes. Costs of workovers, well stimulations, and other significant non-recurring maintenance costs are not included in estimated future operating costs. Operating costs were held constant for the life of the properties.

  •
  To determine the estimated fair value of proved oil and gas reserves, CWEI and SWR applied discount rates to the partnership's estimated future net cash flows for each reserve category, as follows:

  •
  15% to proved developed producing reserves; and

  •
  40% to proved undeveloped reserves.

  •
  Net Working Capital Surplus (Deficit).  The merger consideration was increased by the amount of the partnership's net working capital surplus or decreased by the amount of the partnership's net working capital deficit. Net working capital was derived from the partnership's unaudited balance sheet at June 30, 2011, a copy of which is included in the partnership's quarterly report on Form 10-Q for the six months ended June 30, 2011.

  •
  Net Asset Retirement Obligations.  The partnership is responsible for the cost of plugging and abandoning wells and related production facilities as its wells cease to produce and become inactive. Under generally accepted accounting principles, the partnership is required to recognize a liability on its balance sheet, which we refer to as an asset retirement obligation, for the present value of all legal obligations associated with plugging and abandoning its oil and gas properties. The estimated salvage value of abandoned equipment is expected to be available to partially offset the cost of plugging and abandoning activities, and accordingly has been subtracted from the recorded asset retirement obligation on the partnership's unaudited balance sheet at June 30, 2011, a copy of which is included in the partnership's quarterly report on Form 10-Q for the six months ended June 30, 2011, to determine the net asset retirement obligation component of merger consideration.

  •
  Distributions.  The partnership distributes cash to its limited and general partners from net cash flows generated from its oil and gas operations. These distributions are made quarterly, unless sufficient cash flow is not available. The merger consideration was reduced by the aggregate amount of any cash distributions made subsequent to June 30, 2011 and will be further reduced by the sum of per unit cash distributions made after September 30, 2011, if any.

  •
  For additional information, see "Method of Determining the Merger Consideration and Amount of Cash Offered" on page 55.

Benefits to the Unaffiliated Investors

        We believe the merger provides the following benefits to the unaffiliated investors:

  •
  Liquidity.  None of the units are traded on a national stock exchange or in any active market and it is unlikely that a market will ever develop. Although units may occasionally be sold in privately negotiated or over-the-counter transactions, we believe that few potential buyers have any interest in such transactions and that the prices paid in such transactions generally reflect a significant discount for illiquidity. From time to time at the request of an investor, we will agree to repurchase units on terms and conditions established by us in our sole and absolute discretion. Table 2 of Appendix A includes information on the number of units repurchased by us, and the price per unit paid by us, since January 1, 2008. In anticipation of the possibility that CWEI would propose the merger, we determined that it was not practicable to repurchase units in 2011 and therefore notified unaffiliated investors in May 2011 that we had suspended repurchases. If the merger is not completed, we may elect to repurchase units at the request of an investor beginning in 2012. The merger provides liquidity to the unaffiliated investors at a price based on oil and gas reserve values, not on limited market demand for illiquid units. If the merger is approved, unaffiliated investors in the partnership will receive cash for their units promptly after the effective time of the merger.

  •
  Liquidation Value.  The merger consideration is based on the estimated fair value of the partnership's underlying oil and gas properties, which we believe is comparable to the value that could be achieved by selling the partnership's properties and liquidating the partnership following the sale. In addition, by approving the merger proposal, unaffiliated investors will avoid bearing an allocable portion of the following costs:

  •
  general and administrative expenses incurred after June 30, 2011 and through the date the merger is completed; and

  •
  asset retirement obligations to the extent that actual costs incurred in the future to plug and abandon inactive wells exceed the present value of such obligations as of June 30, 2011.

  •
  Declining Production and Rising Costs.  The partnership was formed in 1989. Many partnership properties are approaching the end of their commercially productive lives, which we refer to as a property's economic limit. As oil and gas properties approach their economic limit, production levels generally decline and operating costs, particularly repair and maintenance costs, generally increase. To reverse this trend, the partnership would need to acquire additional properties to replace the reserves being produced. However, the partnership is a single purpose entity formed to own and operate certain properties. The partnership agreement does not permit the partnership to borrow money, assess its partners for additional capital contributions or reinvest operating cash flow in new property acquisitions. As a result, the partnership's production is expected to continue to decline. Declining production and increasing costs create adverse pressures on cash flow and make it difficult for the partnership to pay its fixed administrative costs and still be able to accumulate meaningful levels of distributable cash. We believe that unaffiliated investors will benefit by liquidating their holdings in the partnership's assets through the merger.

  •
  Acceleration of Realization of Value.  The merger will provide unaffiliated investors with cash earlier than if they continue to hold units and receive the expected ordinary cash distributions from future oil and gas production over the economic life of the partnership's properties. We believe that the discount rates used in the determination of estimated fair value of oil and gas reserves are fair and provide unaffiliated investors with an opportunity to accelerate the return on their investment in the partnership, while providing us reasonable profit incentive relative to the production, pricing and timing risks associated with the future cash flows from the partnership's assets.

  •
  For additional information, see "Special Factors" on page 20.

Recommendation to Unaffiliated Investors

  •
  Transaction Committee.  On October 27, 2011, the transaction committee, by a unanimous vote, (1) considering, among other factors, the written opinion of ECS, determined that the consideration to be received by the unaffiliated investors in the merger pursuant to the merger agreement is fair to the unaffiliated investors from a financial point of view, (2) determined that the merger agreement and the merger are advisable and in the best interests of the unaffiliated investors and the partnership and (3) recommended that the board of directors (a) approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and (b) recommend that the unaffiliated investors vote to approve the merger agreement.

  •
  Board of Directors.  On October 27, 2011, the board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests. The board of directors approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommends that you vote FOR the merger proposal and FOR any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal. Although the board of directors believes it has fulfilled its fiduciary duties to you, members of the board of directors had conflicting interest in evaluating the merger.

  •
  For additional information, see "Special Factors—Recommendation of the Board of Directors" on page 36.

Conflicts

  •
  In considering the recommendation of the board of directors, the unaffiliated investors should be aware that we have interests in the merger that are different from, or in addition to, the interests of the unaffiliated investors generally. SWR, as the general partner of the partnership, has a duty to manage the partnership in the best interests of the limited partners. However, SWR also has a duty to operate its business for the benefit of CWEI, its sole stockholder. Consequently, SWR's duties to CWEI may conflict with its duties to the unaffiliated investors.

  •
  Members of the board of directors have a duty to cause SWR to manage the partnership in the best interests of the limited partners. However, members of the board of directors also have a duty to operate SWR's business for the benefit of CWEI, its sole stockholder, and board members who are also officers of SWR have a duty to operate SWR's business in SWR's best interests. Each member of the board of directors is also a member of the board of directors of CWEI. Members of the board of directors of CWEI have a duty to operate CWEI's business for the benefit of its stockholders. Two members of the board of directors are also officers of CWEI, and therefore have a duty to operate CWEI's business in the best interests of CWEI and it stockholders. In addition, one member of the board of directors, Clayton W. Williams, Jr., beneficially owns approximately 26% of the outstanding common stock of CWEI, and a partnership in which his adult children are limited partners owns approximately 25% of the outstanding common stock of CWEI. Members of the board of directors may have an indirect financial interest in the merger, as stockholders of CWEI or as officers of CWEI and SWR, and such interest may conflict with the interests of unaffiliated investors. Consequently, the duties of members of the board of directors to the unaffiliated investors may conflict with the duties of those members to SWR and CWEI. In addition, members of the transaction committee and the board of directors of CWEI are compensated for their services on such committee and board.

  •
  SWR and the board of directors have attempted to formally address the conflicts inherent in the relationships among SWR, CWEI, the partnership and the officers and directors of SWR and CWEI by forming the transaction committee comprising two members of the board of directors who are not officers or employees of SWR or CWEI. The transaction committee was authorized to review, evaluate and negotiate the terms of the merger on behalf of the unaffiliated investors; however, the transaction committee is not authorized to develop, solicit, initiate or pursue any potential alternatives to the merger. Because both members of the transaction committee are also members of the boards of directors of SWR and CWEI, an inherent conflict may continue to exist with respect to each member's duties to the unaffiliated investors in his capacity as a member of the transaction committee, on the one hand, and such member's duties to SWR, CWEI and the stockholders of CWEI in his capacity as a member of the boards of directors of SWR and CWEI, on the other hand. In addition, members of the transaction committee may have an indirect financial interest in the merger, as stockholders of CWEI, and such interest may conflict with the interests of the unaffiliated investors. The board of directors was aware of these interests and considered them in approving the merger proposal. The board of directors believes that any economic benefit that the officers and directors of CWEI and SWR may obtain from the merger will be modest and will not result in a material economic benefit, if any, to such officers and directors individually. The board of directors does not believe that Mr. Williams or any member of his family will obtain any economic benefit from the merger that differs from any economic benefit obtained by the stockholders of CWEI generally.

  •
  For additional information, see "Special Factors" on page 20 and "Interests of CWEI, SWR and their Directors and Officers" on page 73.

Fairness

        In deciding to approve the merger, the board of directors determined that the merger is advisable and fair to the unaffiliated investors and is in their best interests based on a variety of factors. These factors include:

  •
  the calculation of the merger consideration is based on the estimated fair value of the partnership's oil and gas reserves using historically favorable benchmark commodity prices of $92.84 per Bbl of oil and $4.15 per MMBtu of natural gas, which were further adjusted for quality, energy content, transportation fees and other price differentials specific to the partnership's properties, resulting in an average price of $87.41 per Bbl of oil and $5.57 per Mcf of natural gas;

  •
  the merger consideration is all cash, which allows the unaffiliated investors to immediately realize monetary value for their units, and equates to 19.6 times the historical per unit cash distributions for the 12-month period ended September 30, 2011;

  •
  the merger consideration has not been reduced for general and administrative expenses of the partnership incurred after June 30, 2011;

  •
  the merger provides liquidity to the unaffiliated investors based on oil and gas reserve data and balance sheet information as of June 30, 2011 and oil and gas pricing information as of the stated valuation date, and not on limited market demand for illiquid units;

  •
  the transaction committee received an opinion from ECS that the merger consideration to be paid with respect to the units is fair to the unaffiliated investors from a financial point of view;

  •
  the elimination after the merger of unaffiliated investors' tax preparation costs relating to partnership tax information; and

  •
  the belief that a prospective buyer of the partnership's properties, other than CWEI or SWR, is unlikely to offer higher consideration for the units than CWEI is offering in the merger because:

  •
  a prospective buyer would not acquire the right to operate any of the partnership's properties since CWEI is not offering to sell its beneficial interest in the partnership or the partnership's properties;

  •
  a prospective buyer may not be able to achieve the administrative and operational efficiencies that are available to CWEI and SWR due to their ownership and operation of other properties located in many of the same fields as the partnership's properties; and

  •
  a prospective buyer would be required to assume risks associated with the partnership's properties to which SWR, as general partner of the partnership, is already subject.

        For additional information, see "Special Factors—Position of the Partnership Affiliates as to the Fairness of the Merger to the Unaffiliated Investors" on page 31, "Special Factors—Reasons for the Merger" on page 29 and "Special Factors—Recommendation of the Board of Directors" on page 36.

Fairness Opinion of Financial Advisor

  •
  ECS has issued a fairness opinion in connection with the merger. The ECS opinion is dated October 27, 2011 and, subject to the qualifications expressed in the opinion, states that the merger consideration to be paid with respect to the units is fair to the unaffiliated investors from a financial point of view. The full text of the written opinion of ECS is attached to this proxy statement as Appendix D. We urge you to read the fairness opinion in its entirety. The opinion of ECS is directed to the transaction committee. It is not a recommendation to you about how you should vote on matters relating to the merger.

  •
  For additional information, see "Special Factors—Opinion of the Transaction Committee's Financial Advisor" on page 38.

Material U.S. Federal Income Tax Consequences

  •
  You will generally recognize gain or loss equal to the difference between your amount realized in the merger and your adjusted tax basis in your units. Your gain or loss will be capital or ordinary depending on the nature of the assets held by the partnership and the amount of any depletion, depreciation and intangible drilling and development costs that is subject to recapture.

  •
  Tax matters are very complicated. The tax consequences to you of the merger will depend on the facts of your own situation. We urge you to seek tax advice for a full understanding of the particular tax consequences of the merger to you.

  •
  For additional information, see "The Merger—Material U.S. Federal Income Tax Consequences" on page 60.

Record Date; Voting Power

  •
  You may vote at the special meeting if you owned units as of the close of business on January 12, 2012, which we refer to as the record date. You may cast one vote for each unit you held of record on the record date.

  •
  Your vote is important.  Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card. You may also vote by telephone or over the Internet by following the instructions provided on the proxy card. This will not prevent you from revoking your proxy at any time prior to the special meeting or from voting your units in person if you later choose to attend the special meeting.

  •
  Except as set forth in "Security Ownership of Certain Beneficial Owners and Management of Partnership Interests" on page 75, neither CWEI nor SWR, nor, to our knowledge, any of their directors or executive officers, or any associate or majority owned subsidiary of CWEI, SWR, or any such officer or director beneficially owns any partnership interests in the partnership or has effected any transactions in any partnership interests in the partnership during the past 60 days.

  •
  For additional information, see "The Special Meeting" on page 69.

Partner Vote Required to Approve the Merger

  •
  The merger will be completed only if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement. SWR is entitled to vote the units it holds as a limited partner at the special meeting and has agreed in the merger agreement to vote all of its units in favor of the merger proposal.

  •
  For additional information, see "The Merger" on page 60.

Conditions to the Merger

  •
  The merger will be completed only if the conditions of the merger agreement are satisfied or, if permitted, waived. These conditions include:

  •
  the requisite votes of the limited partners and the unaffiliated investors are obtained;

  •
  the written opinion of ECS not having been withdrawn;

  •
  the absence of any law or court order that prohibits the merger;

  •
  the absence of any lawsuit challenging the legality or any aspect of the merger; and

  •
  the fulfillment (or waiver in whole or in part by us in our sole discretion) of each of the conditions to our obligation to effect the mergers of at least a majority of the other SWR partnerships as described under "—Similar Transactions." If the limited partners of at least a majority of the other SWR partnerships do not approve the merger of their respective partnerships into SWR, or if the mergers of the other SWR partnerships into SWR are not completed for any reason, this condition to the merger will not be satisfied, and SWR may elect to abandon the merger.

  •
  So long as the law allows us to do so, we may choose to complete the merger even though a condition has not been satisfied if the merger proposal has been approved by the limited partners and the unaffiliated investors.

  •
  For more information, see "The Merger Agreement—Conditions to the Merger" on page 65.

Termination of the Merger

  •
  SWR and the partnership may jointly terminate the merger agreement, at any time, even after limited partner approval. Either SWR or the partnership may also terminate the merger agreement under certain additional circumstances, including the following:

  •
  the limited partners or unaffiliated investors fail to approve the merger; or

  •
  if the other party is in material breach of the merger agreement.

  •
  In addition, the partnership may terminate the merger agreement if the partnership determines that termination of the merger agreement is required for the board of directors to comply with its fiduciary duties.

  •
  SWR may terminate the merger agreement in the event there has been a material adverse effect on the partnership's business, operations, properties, condition, results of operations, assets, liabilities or cash flows.

  •
  SWR may also terminate the merger agreement if at any time between the fifth trading day prior to the closing date of the merger and the closing date of the merger the closing NYMEX futures price for oil on any trading day during such period is equal to or less than $79.00 per Bbl.

  •
  For additional information, see "The Merger Agreement—Termination of the Merger and the Merger Agreement" on page 66.

Effects of Merger on Limited Partners Who Do Not Vote In Favor of the Merger

  •
  Your units will be bound by the merger if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement, even if you vote against the merger. If the merger is completed, you will be entitled to receive only the per unit cash merger consideration described in this proxy statement. You will not have appraisal, dissenters' or similar rights in connection with the merger, even if you vote against the merger.

  •
  For additional information, see "The Merger" on page 60.

Future of the Partnership If the Merger Is Not Completed

  •
  If the merger is not completed for any reason, the partnership will remain in existence. Some reasons that the merger may not be completed are (1) the requisite votes of the limited partners or the unaffiliated investors are not obtained, (2) a condition to the merger agreement is not satisfied or (3) SWR or the partnership exercises a termination right with respect to the merger.

  •
  We have not formulated an alternative business plan for the partnership in the event the merger is not completed. We would plan to continue to manage the partnership and conduct the partnership's business in accordance with the terms of the partnership agreement and consistent with the partnership's current business objectives. The partnership would continue to operate as a separate legal entity with its own assets and liabilities. If the merger is not completed, we anticipate that cash distributions from the partnership would decline over time due to (1) the declining nature of oil and gas reserves and (2) increased costs related to repairs and maintenance on aging lease and well facilities and due to asset retirement obligations that will mature as wells reach their economic limit. Regardless of whether the partnership makes cash distributions in future periods, limited partners would be required to continue to include their share of partnership income and loss in their individual tax returns.

  •
  The board of directors of SWR and CWEI will decide what, if any, actions SWR or CWEI, respectively, will take regarding the partnership if the merger is not completed. Potential activities might include a tender offer for units or a proposal to acquire the assets of the partnership. Any such proposal may be on terms similar to or different from those of the merger described in this proxy statement.

  •
  For additional information, see "The Merger—Future of the Partnership if the Merger Is Not Completed" on page 62.

Expenses and Fees

  •
  SWR has agreed to pay all expenses and fees incurred in connection with the merger and the mergers of the other SWR partnerships into SWR. These expenses and fees are currently estimated to be approximately $2.4 million in the aggregate. CWEI considered SWR's obligation to pay the total amount of merger expenses and fees regardless of the success of the merger in determining the amount of merger consideration offered. For additional information, see "Method of Determining the Merger Consideration and Amount of Cash Offered" on page 55 and "The Merger—Payment of Expenses and Fees" on page 63.

Regulatory Requirements

  •
  No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the merger, except for the filing of this proxy statement with the SEC and the filing of a certificate of merger with the Secretary of State of the State of Delaware.

Similar Transactions

  •
  CWEI is also proposing to acquire each of the other SWR partnerships. Concurrently with the execution of the merger agreement, SWR and each other SWR partnership entered into a merger agreement pursuant to which such SWR partnership will merge into SWR. The terms and conditions of the other merger agreements are substantially similar to the terms and conditions of the merger agreement (other than financial terms) set forth in this proxy statement for the merger. The merger is conditioned on the fulfillment (or waiver in whole or in part by SWR in its sole discretion) of each of the conditions to SWR's obligation to effect the mergers of at least a majority of the other SWR partnerships.

  •
  For additional information, see "Transactions Among the Partnership, CWEI, SWR and Their Directors and Officers" on page 76.

 Third Party Offers

  •
  CWEI is not offering to sell or otherwise dispose of its beneficial interests in the partnership or the partnership's properties.

  •
  As described in more detail under "Special Factors—Background of the Merger," CWEI previously considered the possibility of consolidating the SWR partnerships by merging the SWR partnerships into an acquisition entity to be formed for that purpose. As a result of such merger, the acquisition entity would have acquired for cash all the limited partnership interests of the SWR partnerships, other than those held by SWR. In connection with that possible consolidation transaction, CWEI would contribute SWR's general and limited partnership interests in each of the SWR partnerships to the acquisition entity in exchange for an equity interest in the acquisition entity. CWEI discussed possible equity financing transactions with prospective equity partners pursuant to which an equity partner would contribute cash to the acquisition entity in exchange for the remaining equity interest in the acquisition entity. The proceeds from the equity financing transaction would be utilized by the acquisition entity to fund the consideration payable to the holders of limited partnership interests of the SWR partnerships, other than SWR. CWEI received preliminary, non-binding proposals from prospective equity partners to provide such equity financing. None of these equity financing transactions were consummated, however, and CWEI terminated discussions with each of the prospective equity partners. For more information, see "Special Factors—Background of the Merger" on page 20.

  •
  Although the proposed consolidation transaction described in the preceding paragraph would have resulted in the acquisition by the acquisition entity of all of the units, including those owned by the unaffiliated investors, none of SWR, the board of directors or the transaction committee has received any firm offer from a third party to acquire the partnership or all or substantially all of assets. The transaction committee is authorized to review, evaluate and negotiate the terms of the merger on behalf of the unaffiliated investors; however, the transaction committee is not authorized to develop, solicit, initiate or pursue any potential alternatives to the merger.

  •
  For additional information, see "Special Factors—Third Party Offers" on page 51.

QUESTIONS AND ANSWERS ABOUT THE MERGER

When and where is the special meeting of the limited partners?

        The special meeting will be held on March 7, 2012, at 10:00 a.m., local time, at the ClayDesta Conference Center, Six Desta Drive, Suite 6550, Midland, Texas 79705.

What is the structure of the merger?

        CWEI proposes to acquire all of the units not held by SWR by merging the partnership into SWR. SWR will be the surviving entity in the merger.

What will approval of the merger mean for me?

        Upon consummation of the merger, all of the outstanding units, other than those held by SWR, will be converted into the right to receive cash in an amount equal to $117.69 per unit, less the sum of per unit cash distributions made after September 30, 2011, if any. SWR will not receive any cash payment for its partnership interests in the partnership. However, as a result of the merger, SWR will acquire 100% of the assets and liabilities of the partnership.

How do I vote my units?

        You may grant a proxy by dating, signing and mailing your proxy card or by voting by telephone or over the Internet. You may also attend the special meeting and cast your vote in person at the meeting.

  •
  By Mail.  To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

  •
  By Telephone or Over the Internet.  Please follow the instructions provided on the proxy card. If you vote by telephone or over the Internet, you do not need to return your proxy card to SWR.

  •
  In Person.  If you attend the special meeting in person, you may vote your units by completing a ballot at the meeting. Attendance at the special meeting will not by itself be sufficient to vote your units; you still must complete and submit a ballot at the special meeting to vote your units.

What happens if I do not return a proxy card?

        The merger will be completed only if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement. For purposes of the limited partner vote described in clause (1) above, the failure to return your proxy card will have the same effect as voting against the merger. If, however, the limited partner vote is obtained, the failure to return your proxy card will not have any effect on the investor vote described in clause (2) above. Only units owned by unaffiliated investors present in person or by proxy at the special meeting will be considered in determining whether the vote of the unaffiliated investors has been obtained. SWR is entitled to vote the units it holds as a limited partner at the special meeting and has agreed in the merger agreement to vote all of its units in favor of the merger proposal.

What does the general partner recommend that I do?

        The board of directors, relying in part on the recommendation of the transaction committee, recommends that you vote FOR the merger proposal and FOR any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal.

May I change my vote after I have returned my signed proxy?

        Yes. You may change your vote at any time before your proxy is voted at the special meeting by following the instructions on page 70. You then may either change your vote by sending in a new proxy card, changing your vote by telephone or over the Internet or by attending the special meeting.

Am I entitled to appraisal or dissenters' rights?

        No. You will not have any appraisal, dissenters' or similar rights in connection with the merger.

What happens to my future cash distributions?

        You will continue to receive distributions made by the partnership until the merger is completed. The merger consideration will be reduced by the sum of the per unit cash distributions made subsequent to September 30, 2011, if any. If the merger is completed, your units will be cancelled upon completion of the merger, and you will not receive future distributions on those units.

What are the tax implications of the transaction?

        You will generally recognize gain or loss equal to the difference between your amount realized in the merger and your adjusted tax basis in your units. Your gain or loss will be capital or ordinary depending on the nature of the assets held by the partnership and the amount of depletion, depreciation and intangible drilling and development costs that is subject to recapture.

What effect will the merger have on my Schedule K-1 tax report?

        The partnership's taxable year will end as of the effective time of the merger. If the merger is approved and completed in 2012, your 2012 Schedule K-1 tax report will be your final Schedule K-1 tax report and will include your share of the partnership's taxable income from January 1, 2012 through the date of the merger. After the merger is completed, you will have no continuing interest in the partnership and you will not receive Schedule K-1 tax reports for the partnership for tax years after the year in which the merger occurs. We believe the merger will simplify your individual tax return preparation and reduce your tax preparation costs.

When is the proposed transaction expected to be completed?

        We intend to complete the proposed transaction as soon as practicable following limited partner and unaffiliated investor approval. If the merger is approved, we estimate that the closing of the merger will occur on or before March 14, 2012.

Who can help answer my questions?

        If you have any questions concerning the merger or this proxy statement, would like additional copies or need help voting, please contact SWR at its principal place of business at 6 Desta Drive, Suite 6500, Midland, Texas 79705, attention McRae M. Biggar, or by telephone at (432) 682-6324.

RISK FACTORS

        You should carefully consider the following risk factors in determining whether to vote to approve the merger proposal.

 The merger consideration involves reserve estimates that may vary materially from the quantities of oil and gas actually recovered, and consequently future net cash flows may be materially different from the estimates used in calculating the merger consideration.

        The calculations of the partnership's estimated reserves of crude oil, natural gas liquids and natural gas and calculations of future net cash flows from those reserves included in this proxy statement are only estimates. The accuracy of any estimate of proved reserves is a function of:

  •
  the quality of available data;

  •
  engineering and geological interpretation and judgment regarding future production levels of oil, natural gas liquids and natural gas;

  •
  assumptions about future quantities of recoverable oil, natural gas liquids and natural gas reserves and operating expenses related thereto;

  •
  the timing of and actual level of success realized in the development of non-producing reserves;

  •
  assumptions about prices for crude oil, natural gas liquids and natural gas; and

  •
  assumptions about costs to extract and process, if necessary, crude oil, natural gas liquids and natural gas and to transport them to their point of sale.

        Actual prices, production, operating expenses and quantities of recoverable oil and natural gas reserves may vary from those assumed in the estimates. Any significant variance from the assumptions used could result in the actual quantity of the partnership's reserves and future net cash flows being materially different from the estimates used in the calculation of the merger consideration. If a significant variance occurs, the merger consideration you will receive may not be a reflection of the actual value of the partnership's reserves.

        SWR estimated the partnership's proved reserves based on production curves used in the December 31, 2010 evaluation made by Ryder Scott, with additional adjustments to the production curves made to reflect changes in well performance based on updated production information through March 2011. The recoverable reserves volumes and the related future net cash flows from those reserves were based on benchmark prices of $92.84 per Bbl of oil and NGL and $4.15 per MMBtu of natural gas. These benchmark prices, which were computed based on the 12-month historical average of the NYMEX closing prices for oil and gas through the stated valuation date, were further adjusted for quality, energy content, transportation fees and other price differentials specific to the partnership's properties, resulting in an average price of $87.41 per Bbl of oil and $5.57 per Mcf of natural gas. Estimated future operating costs were deducted in arriving at the estimated fair value of oil and gas reserves and include direct operating expenses, field overhead costs, and ad valorem taxes. Costs of workovers, well stimulations, and other significant non-recurring maintenance costs are not included in estimated future operating costs. Operating costs were held constant for the life of the properties.

        The discount rates that were applied to the estimated future net cash flows from the partnership's proved reserves to determine the merger consideration were determined by CWEI and SWR. Lower discount rates would result in higher merger consideration and lower potential return to CWEI on its investment in the partnership's underlying assets. Conversely, higher discount rates would result in lower merger consideration and greater potential return on CWEI's investment in those assets. Furthermore, higher discount rates may disfavor longer-lived properties when compared to shorter-lived properties. In establishing these discount rates, CWEI considered various factors, including (1) its desire and commitment to offer merger consideration that is fair to both the unaffiliated investors and the CWEI stockholders, (2) its cost of capital for the merger and (3) a reasonable profit incentive relative to the production, pricing and timing risks associated with the future cash flows from the partnership's assets. Although CWEI believes these discount rates are within the range of discount rates commonly used in the oil and gas industry in property acquisition transactions, the discount rates applied in the calculation of the merger consideration may not reflect the actual cost of capital in effect from time to time, the specific risks associated with the partnership's properties or the general risks of ownership of oil and gas properties in general.

The merger consideration might not reflect the current market value of the partnership's assets.

        Since the merger consideration is based on assumptions about reserves, production, commodity prices and costs that may prove to be inaccurate, the merger consideration could vary materially from the current market value of, or the price that a third party might offer for, the partnership's estimated oil and gas reserves and from the value given to the partnership's actual future net revenues. The assumptions used to determine the merger consideration might not properly reflect the value of the partnership's assets. In that case, you could receive merger consideration that is less than a fair market price for your units.

The merger consideration involves estimates that will not be adjusted.

        Actual prices, production, operating expenses and quantities of recoverable oil and natural gas reserves may vary from those assumed in the estimates considered for purposes of calculating the merger consideration. The variances could be significant. Any significant variance from the assumptions used could result in the actual quantity of the partnership's reserves and future net revenues being materially different from the estimates in the partnership's reserve reports and in the calculation of the merger consideration. In addition, changes in production levels and changes in crude oil, natural gas liquids and natural gas prices after the date of the estimate could result in substantial upward or downward revisions to estimated reserves. We do not expect to adjust the merger consideration for any such changes.

Unaffiliated investors were not independently represented in establishing the terms of the merger.

        CWEI and SWR established the merger consideration and the transaction committee negotiated the merger agreement and the transactions contemplated by the merger agreement on behalf of the partnership and the unaffiliated investors. The board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger consideration is substantively and procedurally fair to the unaffiliated investors and is in their best interests. Members of the board of directors, including members of the transaction committee, had conflicting interests in evaluating the merger. Moreover, although the transaction committee was formed to negotiate the terms of the merger on behalf of the partnership and the unaffiliated investors, no committee or other entity independent of SWR or CWEI was formed or engaged to negotiate on your or the partnership's behalf. The transaction committee was authorized to review, evaluate and negotiate the terms of the merger on behalf of the unaffiliated investors; however, the transaction committee is not authorized to develop, solicit, initiate or pursue any potential alternatives to the merger. No representative group of unaffiliated investors and no outside experts or consultants, such as investment bankers, legal counsel, accountants or financial experts, were engaged solely to represent the interests of the unaffiliated investors in structuring and negotiating the terms of the merger. If the unaffiliated investors had been separately represented, the terms of the merger might have been different and possibly more favorable to the unaffiliated investors.

 The interests of CWEI, SWR and their officers and directors may differ from the interests of the unaffiliated investors.

        The interests of CWEI, SWR and their officers and directors may differ from interests of the unaffiliated investors. SWR, as the general partner of the partnership, has a duty to manage the partnership in the best interests of the limited partners. However, SWR also has a duty to operate its business for the benefit of CWEI, its sole stockholder. Consequently, SWR's duties to CWEI may conflict with its duties to the unaffiliated investors.

        Members of the board of directors have a duty to cause SWR to manage the partnership in the best interests of the limited partners. However, members of the board of directors also have a duty to operate SWR's business for the benefit of CWEI, its sole stockholder, and board members who are also officers of SWR have a duty to operate SWR's business in SWR's best interests. Each member of the board of directors is also a member of the board of directors of CWEI. Members of the board of directors of CWEI have a duty to operate CWEI's business for the benefit of its stockholders. Two members of the board of directors are also officers of CWEI, and therefore have a duty to operate CWEI's business in the best interests of CWEI and its stockholders. In addition, one member of the board of directors, Clayton W. Williams, Jr., beneficially owns approximately 26% of the outstanding common stock of CWEI, and a partnership in which his adult children are limited partners owns approximately 25% of the outstanding common stock of CWEI. Members of the board of directors may have an indirect financial interest in the merger, as stockholders of CWEI or as officers of CWEI and SWR, and such interest may conflict with the interests of the unaffiliated investors. Consequently, the duties of members of the board of directors to the unaffiliated investors may conflict with the duties of those members to SWR and CWEI. The board of directors was aware of these interests and considered them in approving the merger proposal. See "Special Factors—Position of the Partnership Affiliates as to the Fairness of the Merger to the Unaffiliated Investors" and "Interests of CWEI, SWR and Their Directors and Officers."

        Because both members of the transaction committee are also members of the boards of directors of SWR and CWEI, an inherent conflict may continue to exist with respect to each member's duties to the unaffiliated investors in his capacity as a member of the transaction committee, on the one hand, and such member's duties to SWR, CWEI and the stockholders of CWEI in his capacity as a member of the boards of directors of SWR and CWEI, on the other hand. The creation of the transaction committee did not eliminate these inherent conflicts of interests. In addition, members of the transaction committee are stockholders of CWEI and may have an indirect financial interest in the merger as stockholders of CWEI, which varies from the interests of the unaffiliated investors.

The merger is conditioned on CWEI's acquisition of other limited partnerships.

        CWEI is also proposing to acquire each of the other SWR partnerships. Concurrently with the execution of the merger agreement, SWR and each other SWR partnership entered into a merger agreement pursuant to which such SWR partnership will merge into SWR. The terms and conditions of the other merger agreements are substantially similar to the terms and conditions of the merger agreement (other than financial terms) set forth in this proxy statement for the merger. The merger is conditioned on the fulfillment (or waiver in whole or in part by SWR in its sole discretion) of each of the conditions to our obligation to effect the mergers of at least a majority of the other SWR partnerships. If the limited partners of at least a majority of the other SWR partnerships do not approve the merger of their respective partnerships into SWR, or if the mergers of the other SWR partnerships into SWR are not completed for any reason, this condition to the merger will not be satisfied, and we may elect to abandon the merger.

 The merger consideration may be less than the value potentially attainable in an alternative transaction.

        CWEI is not offering to sell its beneficial interests in the partnership or the partnership's properties. CWEI did not consider the value that could be obtained in an alternative transaction, including the sale of all of the partnership properties and operational control of the properties to a third party. The transaction committee was authorized to review, evaluate and negotiate the terms of the merger on behalf of the unaffiliated investors; however, the transaction committee is not authorized to develop, solicit, initiate or pursue any potential alternatives to the merger. As a result, the merger consideration may be less than the value potentially attainable in an alternative transaction.

Third parties may not be willing to make an offer to acquire the partnership if they cannot become operator of the partnership's properties, or a third party may discount its offer to account for the lack of operating control.

        SWR operates many of the partnership's wells on behalf of the partnership and others who own interests in those wells, including SWR. Since CWEI is not offering to sell or otherwise dispose of its beneficial interests in the partnership or the partnership's properties, SWR will retain its right to operate the partnership's properties. Consequently, potential buyers may not be interested in making an offer to acquire the partnership if they cannot also acquire operating rights to the partnership's properties, or if they do make an offer, they may discount the offer to give effect to the lack of operating control.

Potential litigation challenging the merger may seek to delay or block the merger.

        One or more unaffiliated investors opposed to the merger may initiate legal action to seek to prevent the merger or to seek damages for alleged violations of federal and state laws. Litigation challenging the merger may delay or prevent the closing of the merger. In addition, if any lawsuits are filed, the partnership or SWR may decide to terminate the merger.

Your units could be bound by the merger even if you do not vote in favor of the merger.

        Your units will be bound by the merger if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement, even if you vote against the merger or do not vote. If the merger occurs, you will be entitled to receive only the per unit cash merger consideration described in this proxy statement. You will not have appraisal, dissenters' or similar rights in connection with the merger, even if you vote against the merger.

SPECIAL FACTORS

Background of the Merger

        The partnership was formed in 1989 under the sponsorship of SWR. In 1995, SWR stopped sponsoring any new oil and gas development drilling and income partnerships to focus on acquiring and developing oil and gas properties for its own account. CWEI acquired SWR in 2004.

        From time to time since 2004, CWEI has had general, internal discussions about whether to consolidate or liquidate the SWR partnerships. On occasion, CWEI has discussed various aspects of the consolidation or liquidation of the SWR partnerships with legal and financial advisors. The contemplated structure of possible transactions has varied significantly in these internal discussions and has included asset sales, mergers, tender offers and combinations of those types of transactions. See "—Reasons for the Merger" for a discussion of why CWEI and SWR selected the merger. In general, the transaction structures considered by CWEI, including the merger, would have been taxable to the limited partners of each SWR partnership because of the difficulties involved in structuring tax-free transactions for the SWR partnerships. Until 2010, each time CWEI considered such a transaction, it decided not to proceed with the transaction. The reasons CWEI did not previously proceed with a transaction varied and included volatility in oil and gas prices, the availability of financial resources, and other operating, financial and resource priorities.

        In July 2010, CWEI assigned a higher priority to pursuing a possible consolidation of the SWR partnerships. The following factors were considered in making this decision:

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  CWEI desired to achieve administrative and operational efficiencies that would result if CWEI consolidated the SWR partnerships. CWEI's primary objective was to be able to redirect the efforts of CWEI employees who were involved in administration and management of the partnerships toward activities that would better support CWEI in pursuing its strategic business objectives.

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  Many SWR partnership properties were approaching their economic limit. As oil and gas properties approach their economic limit, production levels generally decline and operating costs, particularly repair and maintenance costs, generally increase. In addition, increased regulation by the State of Texas of plugging operations was expected to cause an increase in well plugging and abandoning activities. Declining production and rising costs were creating adverse pressures on cash flow and making it difficult for the SWR partnerships as a whole to pay fixed administrative costs, including management fees payable to SWR, auditing and tax reporting services and engineering services. As a result, some of the SWR partnerships were experiencing significant reductions in, and in some cases, total elimination of, cash distributions.

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  Oil prices were rebounding from the low levels that prevailed during the recession that began in 2008. CWEI concluded that higher prices would support a higher valuation for the partnership's properties and increase the likelihood that unaffiliated investors would approve a consolidation transaction.

        In September 2010, CWEI had various internal discussions, as well as discussions with outside legal counsel, regarding a possible transaction involving an auction or negotiated sale of fractional interests in all of the oil and gas properties beneficially owned by the limited partners of the SWR partnerships, other than SWR, followed by a liquidation and dissolution of the SWR partnerships. CWEI contemplated that the limited partners of the SWR partnerships, other than SWR, would receive cash liquidating distributions and SWR would receive a liquidating distribution of the fractional interests in oil and gas properties. CWEI was concerned, however, that the transaction costs required to sell fractional interests in the properties in an auction or in a negotiated transaction would be significant and would have to be absorbed by the SWR partnerships even if the auction or negotiated transaction was not successful. For these reasons, CWEI determined that the sale of fractional interests in the SWR partnerships' properties was not the best alternative for liquidating or consolidating the SWR partnerships. See "—Alternative Transactions to the Merger—Comparison of the Merger to Auction or Third Party Sale." Because CWEI did not proceed with a sale of the SWR partnerships' properties in an auction or negotiated sale, the value that could be obtained in such a transaction was not considered in establishing, or in determining the fairness of, the merger consideration. The board of directors nevertheless determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests for the reasons described under "—Recommendation of the Board of Directors."

        Following CWEI's determination that an auction or negotiated sale of fractional interests in the SWR partnerships' properties was not the best alternative for liquidation or consolidation of the SWR partnerships, CWEI began to pursue the possibility of consolidating the SWR partnerships by merging the SWR partnerships into an acquisition entity to be formed for that purpose. As a result of such merger, the acquisition entity would have acquired for cash all the limited partnership interests of the SWR partnerships, other than those held by SWR. In connection with that possible consolidation transaction, CWEI would contribute SWR's general and limited partnership interests in each of the SWR partnerships to the acquisition entity in exchange for an equity interest in the acquisition entity. Furthermore, CWEI would seek a third party equity partner to contribute cash to the acquisition entity in exchange for the remaining equity interest in the acquisition entity. The proceeds from the equity financing transaction would be utilized by the acquisition entity to fund the consideration payable to the holders of limited partnership interests of the SWR partnerships, other than SWR. Following the consolidation, SWR would continue to own an interest in the SWR partnership properties through a minority ownership interest in the acquisition entity, and the equity partner would own a majority ownership interest in the acquisition entity. SWR would continue to operate the SWR partnerships properties. The acquisition entity would succeed to all of the SWR partnerships assets and liabilities by merger, which is a more efficient way to transfer title than effecting individual assignments of specified property interests.

        CWEI believed that a consolidation of the SWR partnerships structured in this manner would achieve the following desired results:

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  The merger consideration payable to the limited partners of the SWR partnerships would be provided by a third party. CWEI would not be required to incur indebtedness or raise equity to fund the acquisition of the units not owned by SWR pursuant to the merger. CWEI could continue to use its available financial resources to achieve its strategic objectives.

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  CWEI would continue to own its beneficial interests in the SWR partnerships and their properties.

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  CWEI would achieve the administrative and operational efficiencies that would result from consolidating the SWR partnerships.

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  The third party equity partner would establish the enterprise values of the SWR partnerships.

        In October 2010, CWEI began identifying and qualifying prospective equity partners to fund the acquisition by the acquisition entity of the units not owned by SWR. Since under the proposed structure, SWR would not receive any portion of the merger consideration and was not affected in any way by the value placed on such units in any third party valuation, CWEI's primary objective was to manage the valuation process fairly and to solicit the highest and best offer on behalf of the unaffiliated investors. To meet CWEI's qualifications, any prospective equity partner would need to demonstrate that it could consummate the merger, that it was financially sound, that it would adhere to high ethical standards in the conduct of business and that its expectations for the future activities of the acquisition entity were compatible with those of CWEI. Finally, because CWEI was not willing to sell its beneficial interests in the SWR partnerships or their assets, or to relinquish operational control of the SWR partnerships' properties, any prospective equity partner would have to agree that it would not have control over the properties of the SWR partnerships.

        Beginning in November 2010, CWEI discussed the possible consolidation of the SWR partnerships with five prospective equity partners. CWEI provided the prospective equity partners with information about the SWR partnerships, including reserve reports, historical operating information, financial statements, acreage tables and maps of major fields. CWEI asked the prospective equity partners to submit proposals in which an enterprise value as of December 31, 2010 was assigned to each SWR partnership. In January 2011, CWEI received preliminary, non-binding proposals from four of the prospective equity partners. In early February 2011, CWEI terminated discussions with the two prospective equity partners that had assigned the lowest aggregate enterprise values to the SWR partnerships. Because neither of the two remaining prospective equity partners had assigned the highest enterprise value to all of the SWR partnerships, CWEI asked that they reevaluate their proposals. CWEI informed the two remaining prospective equity partners that it would require one of them to have assigned the highest enterprise to all of the SWR partnerships. CWEI advised them that, based on the next round of proposals, the prospective equity partners assigning the aggregate high enterprise value to the SWR partnerships would be given an opportunity to match the enterprise value assigned by the other prospective equity partner.

        In February 2011, CWEI received revised preliminary, non-binding proposals from the two remaining prospective equity partners. Neither of the prospective equity partners assigned the highest enterprise value to all of the SWR partnerships. However, the prospective equity partner that assigned the highest enterprise value to the SWR partnerships in the aggregate agreed to match the high enterprise values assigned to each SWR partnership individually by the other prospective equity partner and submitted a preliminary, non-binding proposal. The preliminary, non-binding proposal was subject to numerous conditions, including completion of due diligence and negotiation of definitive equity financing documents on terms mutually acceptable to the prospective equity partner and CWEI, and was subject to withdrawal at any time in the sole discretion of the prospective equity partner.

        Table 5 of Appendix A includes information on the various proposals, including the high, low and average December 31, 2010 enterprise values assigned by the prospective equity partners and the corresponding high, low and average implied per unit values, on an actual basis and on an adjusted basis deducting cash distributions during the nine months ended September 30, 2011. Under the preliminary and non-binding terms of the equity financing proposals described above, the amount of per unit cash distributions would have been deducted from the consideration payable in connection with the possible consolidation of the SWR partnerships. Therefore, we believe that the adjusted enterprise values and implied per unit values facilitate the comparison of the enterprise values assigned by the prospective equity partners and the corresponding implied per unit values to the merger consideration.

        From late February 2011 through mid-April 2011, CWEI had various discussions with the prospective equity partner regarding proposed terms of the consolidation transaction and the operating agreement for the acquisition entity. During this period of time, CWEI became concerned that it would not be able to negotiate an acceptable operating agreement with the prospective equity partner. At the time it submitted its final preliminary, non-binding proposal, this prospective equity partner had expressed to CWEI that it intended to hold equity interests in the acquisition entity solely as a passive investment. Subsequent to submitting such proposal, however, this prospective equity partner expressed to CWEI its desire to acquire direct interests in the SWR partnerships' properties and to be granted some degree of operational control over the SWR partnerships' properties. Both of these requests were inconsistent with CWEI's objectives of consolidating the SWR partnerships' properties into the acquisition entity and maintaining full operational control over such properties.

        In addition, in April 2011, CWEI concluded that the aggregate, final enterprise values for the SWR partnerships submitted by the prospective equity partner did not accurately reflect the enterprise value of the SWR partnerships because they did not give effect to increases in oil prices that had occurred during the period from February 2011 through mid-April 2011. CWEI considered whether to request the prospective equity partner to increase the previously-submitted enterprise values for the SWR partnerships. However, because the prospective equity partner was now seeking direct ownership in, and a degree of control over, the SWR partnerships' properties as described above, CWEI concluded that it was not willing to effect a consolidation of the SWR partnerships with this prospective equity partner.

        CWEI also considered whether to solicit new proposals from other equity partners. CWEI believed that soliciting new proposals from other prospective equity partners would have required significant time to disseminate data to such prospective equity partners, plus the time needed to deal directly with multiple prospective equity partners. CWEI did not believe that it was advisable or the best interests of the unaffiliated investors or CWEI to delay the consolidation of the SWR partnerships while CWEI solicited new proposals. See "—Reasons for the Merger—Timing of the Merger." Moreover, as a result of CWEI's preliminary discussions with JPMorgan Chase & Co. described below, CWEI concluded that production-based financing alternatives could provide CWEI a source of financing to pay the merger consideration to the limited partners of the SWR partnerships without requiring CWEI to rely on equity financing in the acquisition entity, allowing CWEI to retain operational control over the acquisition entity and the assets of the SWR partnerships. CWEI therefore elected not to solicit new proposals from other prospective equity partners. Because CWEI determined that the best way to effect the consolidation of the SWR partnerships while retaining operational control over the SWR partnership's properties was through production-based financing, the value that could be obtained from another prospective equity partner was not considered in establishing, or in determining the fairness of, the merger consideration. The board of directors nevertheless determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests for the reasons described under "—Recommendation of the Board of Directors."

        In April 2011, CWEI initiated preliminary discussions with an affiliate of JPMorgan Chase & Co. regarding various production-based financing alternatives available to CWEI to fund the consideration payable to the limited partners of the SWR partnerships, other than SWR, in connection with the consolidation of the SWR partnerships.

        In an attempt to formally address the potential conflicts of interest inherent in the relationships among CWEI, SWR, the SWR limited partnerships and the officers and directors of CWEI and SWR, CWEI, as the sole stockholder of SWR, elected Dr. Ford and Mr. Gray to the board of directors on May 23, 2011. Dr. Ford and Mr. Gray are also members of the board of directors of CWEI. Because Dr. Ford and Mr. Gray are members of both the board of directors of SWR and the board of directors of CWEI, an inherent conflict may continue to exist with respect to each of their duties to the unaffiliated investors and their duties to SWR, CWEI and the stockholders of CWEI. See "Interests of CWEI, SWR and their Directors and Officers."

        On June 14, 2011, representatives of Vinson & Elkins L.L.P., which we refer to as Vinson & Elkins, counsel to CWEI, met with representatives of Jackson Walker L.L.P., which we refer to as Jackson Walker, to discuss the proposed mergers of the SWR partnerships into SWR and the potential appointment of Dr. Ford and Mr. Gray to the transaction committee. Following the meeting on June 14, 2011, representatives of Vinson & Elkins and Jackson Walker, on behalf of CWEI and the transaction committee, respectively, regularly discussed the terms of the mergers of the SWR partnerships into SWR and the timeline for completing the mergers. On June 29, 2011, the board of directors, by a unanimous vote, appointed Dr. Ford and Mr. Gray to the transaction committee. The transaction committee is authorized to review, evaluate and negotiate the terms of the merger on behalf of the unaffiliated investors; however, the transaction committee is not authorized to develop, solicit, initiate or pursue any potential alternatives to the merger. Transaction committee members receive a fee of $10,000 per calendar month (beginning June 1, 2011) for serving on the transaction committee (with a minimum fee for each member of the transaction committee of $30,000). The transaction committee engaged Jackson Walker as counsel to the transaction committee for the purpose of advising the transaction committee on legal issues associated with the committee and the merger proposal. In addition, the transaction committee identified and interviewed several financial advisors to consider them as advisors to the committee for providing advice on the fairness from a financial perspective of the merger consideration.

        On June 30, 2011, Michael L. Pollard, the Senior Vice President—Finance and Chief Financial Officer of CWEI, provided the transaction committee a summary of the valuation methodology utilized by CWEI and SWR in calculating the merger consideration. CWEI and SWR proposed that the merger consideration for each SWR partnership be calculated as of December 31, 2010 based on (1) estimated fair value of reserves, with proved reserves being evaluated using the 12-month average of the daily NYMEX futures prices of oil and natural gas as of a date reasonably close to the mailing of the proxy statements to unaffiliated investors, (2) net working capital and (3) net asset retirement obligations. The proposed valuation methodology also provided that merger consideration would be reduced by the amount of any cash distributions subsequent to December 31, 2010.

        Since both CWEI and the unaffiliated investors would be subject to the risk that oil prices will fluctuate between the stated valuation date until the date the merger is completed, the valuation methodology initially proposed by CWEI included a mechanism that would adjust the merger consideration in the event that the 12-month average of the daily closing NYMEX futures price for oil as of the fifth trading day prior to the closing date of the merger was 3% higher or lower than the 12-month average of the daily closing NYMEX futures prices for oil used in determining the merger consideration. As originally proposed (1) on the fifth trading day prior to the closing date, which we referred to as the adjustment date, SWR and the partnership would recompute the 12-month average of the daily closing NYMEX futures prices for oil as of the adjustment date. Only the price of oil would be recomputed since a significant portion of the partnership's estimated future revenues are expected to be derived from oil production and since the impact of a change in natural gas price was not expected to be material; (2) if the recomputed average oil price changed by 3% or less as compared to the 12-month average of the daily closing NYMEX futures prices for oil as of the stated valuation date, no adjustment to the merger consideration would be made; and (3) if the recomputed average oil price changed by more than 3% as compared to the 12-month average of the daily closing NYMEX futures price as of the stated valuation date, SWR would prepare an amended reserve report using an oil price equal to the average of (a) the 12-month average of the daily closing NYMEX futures prices as of the stated valuation date and (b) the recomputed average. The aggregate merger consideration would be recalculated utilizing the resulting estimated fair value of oil and gas reserves and the per unit merger consideration would be increased or decreased, as applicable, as a result of such recalculation.

        In June 2011, CWEI decided to pursue a volumetric production payment transaction with an affiliate of JPMorgan Chase & Co. to provide proceeds to finance the merger consideration payable pursuant to the merger and the mergers of each of the other SWR partnerships into SWR. CWEI believed that this transaction would provide CWEI with a self-funding, low cost capital resource to finance the merger consideration, and allow CWEI to continue using its available financial resources to achieve its strategic objectives.

        Also in June 2011, SWR engaged Ryder Scott to conduct an audit of the SWR partnerships' reserve estimates as of July 1, 2011 and to issue an audit report for inclusion in this proxy statement. SWR regularly provided Ryder Scott with information necessary for Ryder Scott to conduct its audit of the SWR partnerships' reserve estimates. See "—Summary Reserve Report."

        On July 8, 2011, the transaction committee engaged ECS to assist the transaction committee as financial advisor. Following ECS' engagement by the transaction committee, and at the direction of the transaction committee, management of CWEI and SWR, including Mr. Pollard, discussed with ECS the financial terms of the mergers. Management of CWEI and SWR, including Mr. Pollard, regularly made themselves available to representatives of ECS and provided information concerning the SWR partnerships to ECS as requested by ECS, the transaction committee, Vinson & Elkins and Jackson Walker from time to time. In addition, SWR maintained a secure website on which SWR posted valuation, reserve and other due diligence information. Members of the transaction committee, ECS, Vinson & Elkins and Jackson Walker had continuous access to the secure website.

        Also on July 8, 2011, Vinson & Elkins provided the transaction committee and Jackson Walker a draft of the form of merger agreement. The initial draft of the merger agreement contemplated the merger of the partnership into a newly formed wholly owned subsidiary of CWEI, which we refer to as a merger subsidiary, with the merger subsidiary surviving the merger as a wholly owned subsidiary of CWEI. As a result of the merger, the holders of units, including SWR, would receive a cash payment for each unit they held. The initial draft of the merger agreement also included the following:

(1) customary representations, warranties and covenants for each of the partnership, the merger subsidiary and SWR; (2) conditions to completion of the merger, including (a) limited partners who own more than 50 percent of the units owned by all limited partners approving, at the special meeting, the merger agreement, the merger and the transactions contemplated by the merger agreement; (b) unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting approving the merger agreement, the merger, and the transactions contemplated by the merger agreement; (c) the written opinion of ECS not having been withdrawn prior to the effective time of the merger, unless a replacement opinion or opinions of an investment banking firm or firms satisfactory to SWR (including the transaction committee) to a similar effect has been received by the transaction committee and not been withdrawn; (d) no provision of any applicable law or regulation and no judgment, injunction, order or decree prohibits the consummation of the merger and the transactions related to the merger; (e) the merger subsidiary having received sufficient funds through one or more debt and/or equity financing transactions to pay all of the merger consideration, which we refer to as the financing condition; and (f) other customary conditions; and (3) the ability of the parties to terminate the merger agreement in certain circumstances, including the ability of (a) the partnership to terminate the merger agreement if the partnership, after considering the written advice of outside legal counsel, determines in good faith that termination of the merger agreement is required for the board of directors to comply with its fiduciary duties to the partnership and to the unaffiliated investors imposed by applicable law and (b) the merger subsidiary to terminate if any event, circumstance, condition, development, or occurrence occurs causing, resulting in, or having a material adverse effect on (i) the partnership's business, operations, properties (taken as a whole), condition (financial or otherwise), results of operations, assets (taken as a whole), liabilities or cash flows of the partnership or (ii) market prices for oil and gas prevailing generally in the oil and gas industry since the date of determination of the oil and gas commodity prices used in the determination of the consideration payable in accordance with the merger agreement. We refer to the provisions in (b) above as the initial draft MAE.

        Between July 8, 2011 and July 26, 2011, the transaction committee and Jackson Walker reviewed the terms of the draft merger agreement, the proposed valuation methodology, the preliminary valuation material and related analysis. On July 26, 2011, Jackson Walker, on behalf of the transaction committee, provided the transaction committee's comments to the draft merger agreement to CWEI and Vinson & Elkins. Among other changes, the transaction committee requested (1) modifications to the representations and warranties of the partnership; (2) that CWEI be added as a party to the merger agreement for the purpose of making representations and warranties as to the merger subsidiary; and (3) the removal of certain provisions of the initial draft MAE that would have allowed the merger subsidiary to terminate the merger agreement as a result of events, circumstances, conditions, developments or occurrences causing, resulting in, or having a material adverse effect on market prices for oil and gas prevailing generally in the oil and gas industry since the date of determination of the oil and gas commodity prices used in the determination of the consideration payable in accordance with the merger agreement.

        On July 28, 2011, representatives of Vinson & Elkins and Jackson Walker discussed the transaction committee's comments to the merger agreement. Vinson & Elkins advised Jackson Walker that for administrative efficiency, CWEI desired to modify the structure of the merger to provide for the mergers of the SWR partnerships into SWR, rather than merging the SWR partnerships into the merger subsidiary. Vinson & Elkins also discussed the initial draft MAE, the financing condition and other terms and provisions of the draft merger agreement. On July 29, 2011, representatives of CWEI, the transaction committee, Vinson & Elkins and Jackson Walker further discussed the draft merger agreement and the preliminary valuation material and analysis.

        On August 2, 2011, Mr. Pollard provided the transaction committee a revised summary of the valuation methodology utilized by CWEI and SWR in calculating the merger consideration. The revised summary proposed that the merger consideration be calculated as of June 30, 2011 instead of December 31, 2010. CWEI proposed the change in order to shorten the time period between the calculation date and the signing date of the merger agreement.

        On August 4, 2011, Vinson & Elkins provided a revised draft of the merger agreement to the transaction committee and Jackson Walker. The revised draft reflected the revised merger structure whereby the SWR partnerships would merge into SWR instead of the merger subsidiary and included the acceptance of some, but not all of the transaction committee's proposed changes. CWEI accepted all material changes to the merger agreement, including changes to the initial draft MAE. In addition, following discussions with representatives of the transaction committee, CWEI determined that the financing condition may not be in the best interests of the unaffiliated investors, and therefore the financing condition was removed from the revised draft merger agreement. CWEI added a closing condition to the draft merger agreement that each of the conditions to SWR's obligation to effect the mergers of at least a majority of the SWR partnerships as described under "Summary Term Sheet—Similar Transactions" be fulfilled (or waived in whole or in part by SWR in its sole discretion), which we refer to as the minimum acceptance condition. The minimum acceptance condition was added to ensure that CWEI achieved the desired administrative and operational efficiencies that would result if CWEI consolidated the SWR partnerships and would facilitate the ability of SWR to obtain financing through the volumetric production payment described under "The Merger—Source of Funds." As a result of the minimum acceptance condition, SWR may elect to abandon the merger if the limited partners of at least a majority of the other SWR partnerships do not approve the merger of their respective partnerships into SWR, or if the mergers of the other SWR partnerships into SWR are not completed for any reason. If the conditions to the mergers of the SWR partnerships into SWR are satisfied, however, SWR will not be able to terminate the merger agreement for failure to obtain debt, equity or other financing.

        On August 5, 2011, Vinson & Elkins, on behalf of CWEI, provided a draft of the form of proxy statement for the SWR partnerships to the transaction committee.

        Also on August 5, 2011, the transaction committee and its counsel reviewed the terms of the proposed merger agreement, the proposed valuation methodology, the preliminary valuation material and related analysis. The transaction committee consulted at length with its counsel and ECS to evaluate the terms of the merger agreement, the valuation methodology and the fairness of the merger consideration from a financial perspective.

        On August 9, 2011, Jackson Walker, on behalf of the transaction committee, provided the transaction committee's comments to the draft merger agreement to Vinson & Elkins. Among other comments, the transaction committee requested that SWR agree to vote the units it holds as a limited partner in favor of the merger proposal at the special meeting, which we refer to as the voting agreement. Between August 9, 2011 and August 29, 2011, representatives of Vinson & Elkins and Jackson Walker discussed the voting agreement. Vinson & Elkins, on behalf of CWEI, informed Jackson Walker that CWEI would agree to the voting agreement if SWR were protected against material decreases in oil prices. Therefore, CWEI proposed that SWR be able to terminate the merger agreement if oil prices decreased below a certain amount. CWEI remained committed to offering the unaffiliated investors a fair price for their units in the SWR partnerships, while providing CWEI reasonable profit incentive relative to the production, pricing and timing risks associated with the future net cash flows from the SWR partnerships' assets, and believed that the voting agreement, together with such termination right, would achieve these objectives.

        On August 11, 2011, Jackson Walker, on behalf of the transaction committee, provided comments to the form of proxy statement for the SWR partnerships to CWEI and Vinson & Elkins. Between August 11, 2011 and the date of this proxy statement, representatives of CWEI, the transaction committee, Vinson & Elkins and Jackson Walker provided revised drafts of, and comments to, the form of proxy statement for the SWR partnerships. The revised drafts of the form of proxy statement from CWEI included, among other changes, the right of SWR to terminate the merger agreement if at any time between the fifth trading day prior to the closing date of the merger and the closing date of the merger the closing NYMEX futures price for oil on any trading day during such period is equal to or less than $79.00 per Bbl.

        Also on August 11, 2011, Mr. Pollard provided the transaction committee further revised preliminary valuation materials and analyses to be used by CWEI and SWR in establishing the merger consideration. CWEI revised the preliminary valuation materials and analyses, in part, to give effect to changes in oil prices from the date of the prior preliminary valuation materials and analyses.

        On August 21, 2011, Mr. Pollard provided the transaction committee and ECS revised reserve reports based on a reduction in estimated operating costs on certain properties. CWEI had determined that the prior estimates should be reduced to exclude certain non-recurring costs used in calculating the economic limit of reserves and the discounted present value of the related net cash flow. The reductions in estimated operating costs affected 12 of the SWR partnerships.

        On August 25, 2011, the transaction committee and Jackson Walker reviewed the form of proxy statement and the terms of the merger agreement, including the proposed termination right if oil prices decreased to $79.00 or less per Bbl. The transaction committee conferred with ECS on the valuation analysis employed by ECS in evaluating the fairness of the merger consideration. The transaction committee consulted with Jackson Walker and ECS to review the terms of the merger, the valuation methodology and the fairness of the merger consideration from a financial perspective.

        On August 30, 2011, Vinson & Elkins, on behalf of CWEI, provided a revised draft of the merger agreement to the transaction committee and Jackson Walker. The revised draft reflected CWEI's acceptance of the transaction committee's proposed changes, including the agreement of SWR to vote the units it holds as a limited partner in favor of the merger proposal at the special meeting. The revised draft also included the right of SWR to terminate the merger agreement if at any time between the fifth trading day prior to the closing date of the merger and the closing date of the merger the closing NYMEX futures price for oil on any trading day during such period is equal to or less than $79.00 per Bbl.

        After performing a sensitivity analysis on the effect of the merger consideration adjustment mechanism initially proposed by CWEI, CWEI concluded that it would be unlikely that any adjustment would be triggered, and that if an adjustment were triggered, the adjustment would not be material to an unaffiliated investor. CWEI further concluded that the added complexity of implementing the merger consideration adjustment mechanism in the merger agreement outweighs any potential benefit to the unaffiliated investors that could have resulted from the merger consideration adjustment mechanism. Moreover, unaffiliated investors would benefit from certainty regarding the amount of the merger consideration, and the elimination of the merger consideration adjustment mechanism would eliminate the possibility of a downward adjustment in the per unit merger consideration. Mr. Pollard proposed to Mr. Gray that the merger consideration adjustment mechanism be deleted from the draft merger agreement and Vinson & Elkins reviewed the proposed deletion of the merger consideration adjustment mechanism from the merger agreement with Jackson Walker.

        On August 31, 2011, the transaction committee held a special meeting to discuss the proposed elimination of the merger consideration adjustment mechanism. The transaction committee considered the impact on unaffiliated investors resulting from the elimination of the merger consideration adjustment mechanism and considered the fairness of the revised terms of the merger to the unaffiliated investors. The transaction committee also reviewed the current draft of the proxy statement and executed a written consent approving the form of the preliminary proxy statement and the filing of the preliminary proxy statement by SWR, in each case subject to the elimination of the provisions of the preliminary proxy statement describing the merger consideration adjustment mechanism.

        Also on August 31, 2011, Vinson & Elkins, on behalf of CWEI, provided a revised draft of the merger agreement to the transaction committee and Jackson Walker. The revised draft reflected the deletion of the merger consideration adjustment mechanism described above and other changes that were not material.

        As originally proposed, SWR intended to calculate the final merger consideration and execute the merger agreement after clearing SEC comments to this proxy statement. However, in early October 2011, CWEI and SWR determined that it would be advisable to determine the final merger consideration and sign the merger agreement by the end of October 2011. In reaching this determination, CWEI and SWR believed that the time period between signing the merger agreement and mailing this proxy statement to the limited partners could be relatively short and fluctuations in oil and gas prices were not expected to be significant. CWEI and SWR determined that October 7, 2011 was the latest practicable date through which historical oil and gas pricing information was available for calculating the merger consideration, and therefore selected October 7, 2011 as the stated valuation date. On October 10, 2011, Mr. Pollard computed the benchmark prices to be $92.84 per Bbl of oil and $4.15 per MMBtu of gas based on the 12-month historical average of the NYMEX closing prices for oil and gas through the stated valuation date. These benchmark prices were then used for purposes of estimating proved reserves and related future net cash flows in the reserve reports effective as of June 30, 2011. On October 11, 2011, Mr. Pollard provided the benchmark calculations to Ryder Scott, ECS and the transaction committee. On October 14, 2011, Mr. Pollard provided ECS and the transaction committee the final merger consideration calculations based on the methodology previously agreed to among the transaction committee, CWEI and SWR.

        On October 27, 2011, the transaction committee held a special meeting and reviewed and discussed the merger of the SWR partnerships into SWR, including the merger. Representatives of ECS and Jackson Walker also attended the meeting. ECS reviewed its financial analyses with respect to the partnership and the merger and, at the request of the transaction committee, rendered ECS' oral opinion to the transaction committee (which was subsequently confirmed in writing by delivery of ECS' written opinion dated the same date) to the effect that, as of October 27, 2011, the merger consideration to be paid with respect to the units is fair to the unaffiliated investors from a financial point of view. Jackson Walker also discussed with the transaction committee the terms of the proposed form of merger agreement, which was based on prior negotiations as described above. Following the rendering of the oral opinion by ECS and further discussion, the transaction committee by a unanimous vote, (1) considering, among other factors, the written opinion of ECS, determined that the consideration to be received by unaffiliated investors in the merger pursuant to the merger agreement is fair to the unaffiliated investors from a financial point of view, (2) determined that the merger agreement and the merger are advisable and in the best interests of the unaffiliated investors and the partnership and (3) recommended that the board of directors (a) approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and (b) recommend that the unaffiliated investors vote to approve the merger agreement.

        On October 27, 2011, the board of directors held a special meeting and reviewed and discussed the merger of the SWR partnerships into SWR, including the merger. Representatives of Vinson & Elkins also attended the meeting. Vinson & Elkins discussed with the board of directors the terms of the proposed form of merger agreement, which was based on prior negotiations as described above. Following such discussion, the board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests. The board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommended that you vote FOR the merger proposal and FOR any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal.

        On October 28, 2011, SWR and the partnership signed the merger agreement.

 Reasons for the Merger

        General.    CWEI and SWR believe that CWEI is the most suitable buyer for the partnership's properties and is in the best position to offer the highest consideration for the units for the following reasons:

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  CWEI, through its ownership of SWR, operates many of the properties owned by the partnership and owns a beneficial interest in all of these properties. Since CWEI is not offering to sell its beneficial interest in the partnership or the partnership's properties, SWR will retain operating rights to all partnership properties for which it currently serves as operator. CWEI and SWR believe that buyers of oil and gas properties are willing to pay a premium to acquire properties which they can operate because this affords them more control over the production and development of the properties. A prospective buyer of the partnership's properties, other than CWEI and SWR, would not acquire the right to operate any of the properties; therefore CWEI and SWR believe that it is unlikely that such a buyer would offer higher consideration for the units than CWEI is offering in the merger.

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  CWEI and SWR currently own and operate other properties located in many of the same fields as the partnership's properties. Having concentrations of properties in geographical areas can provide an opportunity to achieve administrative and operational efficiencies, resulting in lower operating costs and higher rates of return. A prospective buyer of the partnership's properties, other than CWEI and SWR, may not have other property holdings in the same areas as the partnership's properties; therefore CWEI and SWR believe that it is unlikely that such a buyer would offer higher consideration for the units than CWEI is offering in the merger.

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  SWR, as general partner of the partnership, is currently subject to certain risks associated with the partnership's properties, including title defects, exposure to environmental damages claims of others, asset retirement obligations, and other risks inherent in owning oil and gas properties. A prospective buyer of the partnership's properties, other than CWEI or SWR, would be required to assume these risks in a sale or consolidation transaction; therefore CWEI and SWR believe that it is unlikely that such a buyer would offer higher consideration for the units than CWEI is offering in the merger.

        CWEI's Reasons for the Merger.    CWEI believes that completion of the merger at this time is advantageous to CWEI for the following reasons:

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  Achieve Administrative Efficiencies.  CWEI expects to be able to eliminate costs, including time spent by CWEI employees, related to accounting, land, engineering, geological and partnership administrative services provided to the partnership. The merger will result in administrative efficiencies and cost reductions in the management and operation of the partnership, particularly in the areas of audit, accounting and tax services, engineering services, bookkeeping, data processing, record maintenance and investor communication. Although CWEI will forego reimbursement by the partnership for general and administrative expenses if the merger is completed, CWEI will be able to redirect the efforts of CWEI employees who are involved in administration and management of the partnership toward activities that would better support CWEI in pursuing its strategic business objectives.

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  Achieve Operating Efficiencies.  CWEI expects to be able to improve operating efficiencies with respect to the properties acquired in the merger because it will be able to manage the production, storage, transportation and sale of oil and gas without regard to separate ownership of the properties.

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  Consolidate Core Area of Operations.  Most of the partnership's properties are located in the Permian Basin of West Texas and Southeastern New Mexico, an area in which more than 70% of CWEI's oil and gas reserves are concentrated. CWEI, through SWR, operates many of the partnership's wells and in some cases owns direct interests in the same wells as the partnership. Acquisition of the partnership's properties would help consolidate CWEI's operations in these areas.

        SWR's Reasons for the Merger.    In considering the merger, the board of directors considered the benefits to the unaffiliated investors discussed on page 6 as well as the following additional factors:

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  Maturity of the Partnership and its Properties.  The partnership was formed in 1989, and although the partnership's properties were long lived at the formation of the partnership, many partnership properties are approaching their economic limit. SWR believes that it is advisable to provide liquidity to the unaffiliated investors at this time while the partnership's assets are still marketable and have enough critical mass to support fair and reasonable merger consideration. The merger provides such liquidity to the unaffiliated investors and is an efficient means for the liquidation of the partnership.

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  Declining Cash Flows.  As the partnership's properties have matured, oil and gas production and the related net cash flows from operations have generally declined, aside from periods of substantially increasing commodity prices. The marginal benefit of continuing operations of the partnership is offset by the related administrative costs as production declines from a property. These administrative costs consume an increasing amount of cash generated from operations, especially in light of future asset retirement obligations to be assessed to the property, and ultimately could consume the entire amount of the cash flows as partnership production declines.

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  Liquidity.  The merger provides liquidity to the unaffiliated investors at a price based on the estimated fair value of the partnership's oil and gas reserves, not on limited market demand for illiquid units. The unaffiliated investors will receive a cash payment in exchange for their units promptly after the effective time of the merger. None of the units are traded on a national stock exchange or in any other active market and it is unlikely that a market will ever develop. Although some units may occasionally be sold in privately negotiated or over-the-counter transactions, we believe that few potential buyers have any interest in such transactions and that the prices paid in such transactions generally reflect a significant discount for illiquidity.

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  The Partnership is Unable to Access Additional Capital.  The partnership does not have the ability to raise capital for reserve acquisitions. The partnership agreement does not permit the partnership to borrow money, assess its partners for additional capital contributions or reinvest operating cash flow in new property acquisitions. Even if the partnership agreement was amended to authorize additional capital, SWR does not believe that the unaffiliated investors would desire to contribute additional capital or to apply all available net cash flow to debt service, while continuing to receive allocations of taxable income.

  •
  Fair Price.  The board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests. The board of directors also considered the following factors:

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  The form and amount of consideration offered to the unaffiliated investors; and

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  The objectives of the merger, including providing liquidity to the unaffiliated investors.

        Timing of the Merger.    In addition to the factors discussed above, CWEI and SWR believe that completion of the merger at this time is advantageous for the following reasons:

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  Favorable Price Environment.  Since most of the partnership's revenues are derived from oil production, recent higher oil prices provide unaffiliated investors an economic incentive to approve the merger. As shown in Table 6 to Appendix A, the historical 12-month trailing average of closing NYMEX futures prices for oil was only above the benchmark price of $92.84 per Bbl for an eight-month period of time from June 2008 through January 2009.

  •
  Achievement of Corporate Objectives.  For several years after its acquisition of SWR, CWEI was primarily focused on drilling for natural gas in areas outside of the Permian Basin and SWR continued to manage the assets of the SWR partnerships, which are primarily located in the Permian Basin. As oil prices began to rise in 2007, CWEI shifted its focus from natural gas to oil and became active in the Permian Basin. After this shift in focus, but before CWEI and SWR could pursue the consolidation of the SWR partnerships, the recession that began in late 2008 caused oil prices to decline drastically, eliminating any viable opportunity for such consolidation at that time. By mid-2009, oil prices began to improve, and the Permian Basin experienced a significant growth in rig count. This rise in activity, along with the related demand for qualified and trained human resources in the area, contributed to CWEI's decision in September 2010 to begin working toward a consolidation of the SWR partnerships to help CWEI achieve the administrative and operational efficiencies described above.

Position of the Partnership Affiliates as to the Fairness of the Merger to the Unaffiliated Investors

        The rules of the SEC require the partnership affiliates to express their belief as to the substantive and procedural fairness of the merger to the unaffiliated investors. The views of the partnership affiliates with respect to the fairness of the merger to the unaffiliated investors are not, and should not be construed as, a recommendation to any unaffiliated investor as to how that unaffiliated investor should vote on the merger proposal.

        In considering the belief of the partnership affiliates with respect to the merger, the unaffiliated investors should be aware that the partnership affiliates have interests in the merger that are different from, or in addition to, the interests of the unaffiliated investors generally.

        SWR, as the general partner of the partnership, has a duty to manage the partnership in the best interests of the limited partners. However, SWR also has a duty to operate its business for the benefit of CWEI, its sole stockholder. Consequently, SWR's duties to CWEI may conflict with its duties to the unaffiliated investors.

        Members of the board of directors have a duty to cause SWR to manage the partnership in the best interests of the limited partners. However, members of the board of directors also have a duty to operate SWR's business for the benefit of CWEI, its sole stockholder, and board members who are also officers of SWR have a duty to operate SWR's business in SWR's best interests. Each member of the board of directors is also a member of the board of directors of CWEI. Members of the board of directors of CWEI have a duty to operate CWEI's business for the benefit of its stockholders. Two members of the board of directors are also officers of CWEI, and therefore have a duty to operate CWEI's business in CWEI's best interests. One member of the board of directors, Clayton W. Williams, Jr., beneficially owns approximately 26% of the outstanding common stock of CWEI, and a partnership in which his adult children are limited partners owns approximately 25% of the outstanding common stock of CWEI. Members of the board of directors may have an indirect financial interest in the merger, as stockholders of CWEI or as officers of CWEI and SWR, and such interest may conflict with the interests of the unaffiliated investors. Consequently, the duties of members of the board of directors to the unaffiliated investors may conflict with the duties of those members to SWR and CWEI. In addition, members of the transaction committee and the board of directors of CWEI are paid for their services on such board and committee. The board of directors was aware of these interests and considered them in approving the merger proposal. The board of directors believes that any economic benefit that the officers and directors of CWEI and SWR may obtain from the merger will be modest and will not result in a material economic benefit, if any, to such officers and directors individually. The board of directors does not believe that Mr. Williams or any member of his family will obtain any economic benefit from the merger that differs from any economic benefit obtained by the stockholders of CWEI generally.

        SWR and the board of directors have attempted to formally address the conflicts inherent in the relationships among SWR, CWEI, the partnership and the officers and directors of SWR and CWEI by forming the transaction committee comprising two members of the board of directors who are not officers or employees of SWR or CWEI. The transaction committee was authorized to review, evaluate and negotiate the terms of the merger on behalf of the unaffiliated investors; however, the transaction committee is not authorized to develop, solicit, initiate or pursue any potential alternatives to the merger. Because both members of the transaction committee are also members of the boards of directors of SWR and CWEI, an inherent conflict may continue to exist with respect to each member's duties to the unaffiliated investors in his capacity as a member of the transaction committee, on the one hand, and such member's duties to SWR, CWEI and the stockholders of CWEI in his capacity as a member of the boards of directors of SWR and CWEI, on the other hand. In addition, members of the transaction committee may have an indirect financial interest in the merger as stockholders of CWEI, and such interest may conflict with the interests of the unaffiliated investors.

        None of the partnership affiliates participated in the deliberations of the transaction committee, or in any votes of the transaction committee, with respect to the substantive and procedural fairness of the merger to the unaffiliated investors, nor did they undertake any independent evaluation of the fairness of the merger or engage a financial advisor for such purpose. Nevertheless, each of the partnership affiliates believes that the merger is fair to the unaffiliated investors on the basis of the following factors:

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  the transaction committee, comprising two directors of SWR who are not officers or employees of SWR or CWEI and have no direct economic interest in the partnership, (1) considering, among other factors, the written opinion of ECS, determined that the consideration to be received by the unaffiliated investors in the merger pursuant to the merger agreement is fair to the unaffiliated investors from a financial point of view, (2) determined that the merger agreement and the merger are advisable and in the best interests of the unaffiliated investors and the partnership and (3) recommended that the board of directors (a) approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and (b) recommend that the unaffiliated investors vote to approve the merger agreement;

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  although no committee or other entity independent of SWR or CWEI was formed or engaged to negotiate the merger on behalf of the unaffiliated investors or the partnership, the transaction committee, which is composed of directors who are not employees of the partnership, SWR or CWEI, retained and were advised by separate outside legal counsel and by ECS, an independent financial advisor, in relation to the merger;

  •
  notwithstanding the fact that the partnership affiliates are not entitled to rely on and did not rely on such opinion, the transaction committee requested and received from ECS an opinion, addressed to the transaction committee, with respect to whether, as of the date of the opinion, and subject to the qualifications expressed in such opinion, the merger consideration to be paid with respect to the units is fair to the unaffiliated investors from a financial point of view;

  •
  the merger provides liquidity to the unaffiliated investors at a price based on the estimated fair value of the partnership's oil and gas reserves, not on limited market demand for illiquid units. The unaffiliated investors will receive a cash payment in exchange for their units promptly after the effective time of the merger. None of the units are traded on a national stock exchange or in any other active market and it is unlikely that a market will ever develop. Although some units may be occasionally sold in privately negotiated or over-the-counter transactions, the partnership affiliates believe that few potential buyers have any interest in such transactions and that the prices paid in such transactions generally reflect a significant discount for illiquidity. The merger will provide liquidity for unaffiliated investors whose ability to sell their units is adversely affected by the lack of an active trading market for their units;

  •
  the merger consideration is based on the estimated fair value of the partnership's underlying oil and gas properties, which the partnership affiliates believe is comparable to the value that could be achieved by selling the partnership's properties and liquidating the partnership following the sale. In addition, by approving the merger proposal, unaffiliated investors will avoid bearing an allocable portion of the following costs:

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  general and administrative expenses incurred after June 30, 2011 and through the date the merger is completed; and

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  asset retirement obligations to the extent that actual costs incurred in the future to plug and abandon inactive wells exceed the present value of such obligations as of June 30, 2011.

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  the merger consideration is all cash, which allows the unaffiliated investors to immediately realize monetary value for their units, and equates to 19.6 times the historical per unit cash distributions for the 12-month period ended September 30, 2011;

  •
  there are relatively few closing conditions to the merger, which limits the execution risk associated with the completion of the merger, and thus makes it more likely the merger will be consummated promptly if the limited partners and the unaffiliated investors approve the merger;

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  the partnership is not required to pay SWR a termination or "break up" fee if the transaction committee, on behalf of the partnership, terminates the merger agreement; and

  •
  although the merger is not conditioned on obtaining the approval of the merger by at least a majority of unaffiliated investors, the merger will be completed only if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement.

        Each of the partnership affiliates believes the merger is procedurally fair to the unaffiliated investors, based on the following factors:

  •
  the transaction committee, which negotiated the merger agreement and the transactions contemplated by the merger agreement on behalf of the partnership, comprises two directors of SWR who are not officers or employees of SWR or CWEI. The transaction committee retained separate outside legal counsel and a financial advisor. The transaction committee also met regularly without the participation of any partnership affiliates, to discuss the terms of the merger and the fairness of the merger and the merger consideration to unaffiliated investors;

  •
  although the merger is not conditioned on obtaining the approval of the merger by at least a majority of unaffiliated investors, the merger will be completed only if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement. The partnership affiliates believe that conditioning the merger, in part, on the affirmative vote of unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting voting their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement allows unaffiliated investors to approve or disapprove of the merger even if less than a majority of all unaffiliated investors are present in person or by proxy at the special meeting.

        The partnership affiliates also considered the following countervailing factors:

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  if the merger is completed, the unaffiliated investors will cease to participate in the future earnings of the partnership or benefit from increases, if any, in the value of the partnership following completion of the merger;

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  the interests of the partnership affiliates in the merger that are different from, or in addition to, the interests of the unaffiliated investors generally;

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  the interests of the transaction committee members and board of directors that may be different from the interests of the unaffiliated investors;

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  the risk that the conditions to the completion of the merger may not be satisfied and therefore the merger may not be completed;

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  the receipt of the cash consideration by the unaffiliated investors pursuant to the merger agreement may be a taxable transaction to the unaffiliated investors (see "The Merger—Material U.S. Federal Income Tax Consequences"); and

  •
  the risks and other uncertainties described under "Risk Factors."

        The foregoing discussion of factors considered by each of the partnership affiliates is not intended to be exhaustive, but includes the material factors considered by the partnership affiliates. The partnership affiliates did not find it practicable to assign, nor did any of them assign, relative weights to the individual factors considered in reaching their conclusions as to fairness to the unaffiliated investors. Each of the partnership affiliates may have weighed these factors differently.

        In reaching their conclusion as to fairness, the partnership affiliates did not consider historical selling prices paid in secondary market transactions for units held by the unaffiliated investors. None of the units are traded on a national stock exchange or in any other active market and it is unlikely that a market will ever develop. Although units may be occasionally sold in privately negotiated or over-the-counter transactions, the partnership affiliates believe that few potential buyers have any interest in such transactions and that the prices paid in such transactions generally reflect a significant discount for illiquidity. The partnership affiliates believe the merger provides liquidity to the unaffiliated investors at a price based on oil and gas reserve values, not on limited market demand for illiquid units. Consequently, the partnership affiliates did not consider historical selling prices paid in secondary market transactions for units held by the unaffiliated investors.

        The partnership affiliates also did not consider the prices paid by SWR in its recent repurchases of units. From time to time at the request of an investor, SWR will agree to repurchase units on terms and conditions established by it in its sole and absolute discretion. Table 2 of Appendix A includes information on the number of units repurchased by SWR, and the price per unit paid by SWR, since January 1, 2008. The partnership affiliates do not believe that the recent repurchases by SWR are reliable as an indicator of fair value. Consequently, the partnership affiliates did not consider the prices of SWR's recent repurchase of units.

        The partnership affiliates did not consider the partnership's net book value in their evaluation of the fairness of the merger to the unaffiliated investors of the partnership because they did not believe that the partnership's net book value was material or relevant to a determination of the substantive fairness of the merger. In their view, net book value is not indicative of the partnership's value since it is a purely historical measurement of financial position in accordance with U.S. generally accepted accounting principles and is not forward-looking.

        The partnership affiliates did not establish a pre-merger going concern value for the partnership's equity for the purpose of determining the fairness of the merger because the partnership affiliates do not believe there is a single method of determining going concern value and, therefore, did not base their valuation of the partnership on a concept that is subject to various interpretations. Moreover, the partnership is a single purpose entity formed to own and operate certain properties. The partnership agreement does not permit the partnership to borrow money, assess its partners for additional capital contributions or reinvest operating cash flow in new property acquisitions. The partnership has no goodwill, employees or intellectual property. The partnership affiliates believe the merger is fair to the unaffiliated investors because CWEI's and SWR's method of determining the merger consideration was based on a more established industry method for valuing net assets.

        CWEI previously considered the possibility of consolidating the SWR partnerships by merging the SWR partnerships into an acquisition entity to be formed for that purpose. As a result of such merger, the acquisition entity would have acquired for cash all the limited partnership interests of the SWR partnerships, other than those held by SWR. In connection with that possible consolidation transaction, CWEI would contribute SWR's general and limited partnership interests in each of the SWR partnerships to the acquisition entity in exchange for an equity interest in the acquisition entity. CWEI discussed possible equity financing transactions with prospective equity partners pursuant to which an equity partner would contribute cash to the acquisition entity in exchange for the remaining equity interest in the acquisition entity. The proceeds from the equity financing transaction would be utilized by the acquisition entity to fund the consideration payable to the holders of limited partnership interests of the SWR partnerships, other than SWR. CWEI received preliminary, non-binding proposals from prospective equity partners to provide such equity financing. None of these equity financing transactions were consummated, however, and CWEI terminated discussions with each of the prospective equity partners.

        The partnership affiliates compared the merger consideration to the estimated enterprise values of the partnership assigned by the equity partners. Even though the per unit merger consideration of $117.69 is greater than the implied per unit value of $84.01 derived from the final proposal, as adjusted to deduct cash distributions during the nine months ended September 30, 2011, the partnership affiliates concluded that the implied per unit value derived from the final proposal is not a reliable indicator of the fair value of a unit.

        In reaching such conclusion, the partnership affiliates noted the final proposal submitted by the prospective equity partner was non-binding and subject to numerous conditions, including completion of due diligence and negotiation of definitive equity financing documents. In addition, CWEI had concerns that the prospective equity partner would require control over the acquisition entity and the assets of the SWR partnerships. CWEI's willingness to effect a consolidation of the SWR partnerships was conditioned on SWR's retention of control over the assets of the SWR partnerships. CWEI was not confident that an acceptable agreement could be reached with the prospective equity partner regarding future operations and business objectives of the acquisition entity.

        Although the proposed consolidation transaction described in the preceding paragraph would have resulted in the acquisition by the acquisition entity of all of the units, including those owned by the unaffiliated investors, none of the partnership affiliates are aware of any firm offer from a third party to acquire the partnership or all or substantially all of its assets. CWEI did not consider or participate in any alternative transaction involving the partnership that would result in CWEI divesting its beneficial interests in the partnership or the partnership's properties. CWEI is not willing to consider any transaction in which SWR would relinquish control of the partnership properties. CWEI believes that a third party may not be interested in making an offer to acquire the partnership if they cannot also acquire operating rights to the partnership's properties, or if they do make an offer, that they may discount the offer to give effect to the lack of operating control. As a result, CWEI did not evaluate the prices potentially attainable in an alternative transaction, including the sale of all of the partnership properties and operational control of the properties to a third party.

 Recommendation of the Board of Directors

        On October 27, 2011, the transaction committee, by a unanimous vote, (1) considering, among other factors, the written opinion of ECS described in this proxy statement, determined that the consideration to be received by the unaffiliated investors in the merger pursuant to the merger agreement is fair to the unaffiliated investors from a financial point of view, (2) determined that the merger agreement and the merger are advisable and in the best interests of the unaffiliated investors and the partnership, and (3) recommended that the board of directors (a) approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and (b) recommend that the unaffiliated investors vote to approve the merger agreement.

        On October 27, 2011, the board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests. The board of directors has approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommends that you vote FOR the merger proposal and FOR any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal. Although the board of directors believes it has fulfilled its fiduciary duties to you, members of the board of directors had conflicting interests in evaluating the merger.

        In making this recommendation, the board of directors considered a number of factors, including the following benefits that the merger provides to unaffiliated investors:

  •
  Liquidity.  None of the units are traded on a national stock exchange or in any active market and it is unlikely that a market will ever develop. Although units may occasionally be sold in privately negotiated or over-the-counter transactions, the board believes that few potential buyers have any interest in such transactions and that the prices paid in such transactions generally reflect a significant discount for illiquidity. From time to time at the request of an investor, SWR will agree to repurchase units on terms and conditions established by it in its sole and absolute discretion. Table 2 of Appendix A includes information on the number of units repurchased by SWR, and the price per unit paid by SWR, since January 1, 2008. In anticipation of the possibility that CWEI would propose the merger, SWR determined that it was not practicable to repurchase units in 2011 and therefore notified unaffiliated investors in May 2011 that it had suspended repurchases. If the merger is not completed, SWR may elect to repurchase units at the request of an investor beginning in 2012. The merger provides liquidity to the unaffiliated investors at a price based on oil and gas reserve values, not on limited market demand for illiquid units. If the merger is approved, unaffiliated investors in the partnership will receive cash for their units promptly after the effective time of the merger.

  •
  Liquidation Value.  The merger consideration is based on the estimated fair value of the partnership's underlying oil and gas properties, which the board believes is comparable to the value that could be achieved by selling the partnership's properties and liquidating the partnership following the sale. In addition, by approving the merger proposal, unaffiliated investors will avoid bearing an allocable portion of the following costs:

  •
  general and administrative expenses incurred after June 30, 2011 and through the date the merger is completed; and

  •
  asset retirement obligations to the extent that actual costs incurred in the future to plug and abandon inactive wells exceed the present value of such obligations as of June 30, 2011.

  •
  Declining Production and Rising Costs.  The partnership was formed in 1989. Many partnership properties are approaching their economic limit. As oil and gas properties approach their economic limit, production levels generally decline and operating costs, particularly repair and maintenance costs, generally increase. To reverse this trend, the partnership would need to acquire additional properties to replace the reserves being produced. However, the partnership is a single purpose entity formed to own and operate certain properties. The partnership agreement does not permit the partnership to borrow money, assess its partners for additional capital contributions or reinvest operating cash flow in new property acquisitions. As a result, the partnership's production is expected to continue to decline. Declining production and increasing costs create adverse pressures on cash flow and make it difficult for the partnership to pay its fixed administrative costs and still be able to accumulate meaningful levels of distributable cash. The board believes that unaffiliated investors will benefit by liquidating their holdings in the partnership's assets through the merger.

  •
  Acceleration of Realization of Value.  The merger will provide unaffiliated investors with cash earlier than if they continue to hold units and receive the expected ordinary cash distributions from future oil and gas production over the economic life of the partnership's properties. The board believes that the discount rates used in the determination of estimated fair value of oil and gas reserves are fair and provide unaffiliated investors with an opportunity to accelerate the return on their investment in the partnership, while providing SWR reasonable profit incentive relative to the production, pricing and timing risks associated with the future cash flows from the partnership's assets.

        The board of directors also considered the following factors in making this recommendation:

  •
  the calculation of the merger consideration is based on the estimated fair value of the partnership's oil and gas reserves using historically favorable benchmark commodity prices of $92.84 per Bbl of oil and $4.15 per MMBtu of natural gas, which were further adjusted for quality, energy content, transportation fees and other price differentials specific to the partnership's properties, resulting in an average price of $87.41 per Bbl of oil and $5.57 per Mcf of natural gas;

  •
  the merger consideration is all cash, which allows the unaffiliated investors to immediately realize monetary value for their units, and equates to 19.6 times the historical per unit cash distributions for the 12-month period ended September 30, 2011;

  •
  the merger consideration has not been reduced for general and administrative expenses of the partnership incurred after June 30, 2011;

  •
  the merger provides liquidity to the unaffiliated investors based on oil and gas reserve data and balance sheet information as of June 30, 2011 and oil and gas pricing information as of the stated valuation date, and not on limited market demand for illiquid units;

  •
  the transaction committee received an opinion from ECS that the merger consideration to be paid with respect to the units is fair to the unaffiliated investors from a financial point of view;

  •
  the merger eliminates the unaffiliated investors' tax preparation costs relating to partnership tax information; and

  •
  the belief that a prospective buyer of the partnership's properties, other than CWEI or SWR, is unlikely to offer higher consideration for the units than CWEI is offering in the merger because:

  •
  a prospective buyer would not acquire the right to operate any of the partnership's properties since CWEI is not offering to sell its beneficial interest in the partnership or the partnership's properties;

    •
    a prospective buyer may not be able to achieve the administrative and operational efficiencies that are available to CWEI and SWR due to their ownership and operation of other properties located in many of the same fields as the partnership's properties; and

    •
    a prospective buyer would be required to assume risks associated with the partnership's properties to which SWR, as general partner of the partnership, is already subject.

        In making this recommendation, the board of directors also considered the reasons for the merger set forth above in "—Reasons for the Merger" and "—Position of the Partnership Affiliates as to the Fairness of the Merger to the Unaffiliated Investors" and the board of directors adopts the discussion and analysis set forth above in "—Reasons for the Merger" and "—Position of the Partnership Affiliates as to the Fairness of the Merger to the Unaffiliated Investors." In view of the numerous factors taken into consideration, the board of directors did not consider it practical to, and did not attempt to, quantify or assign relative weights to the factors considered by it in reaching its decision. The board of directors also considered the likelihood, benefits and costs of alternatives to the merger.

Opinion of the Transaction Committee's Financial Advisor

        On July 8, 2011, the transaction committee engaged Energy Capital Solutions, which we refer to as ECS, to act as the financial advisor to the transaction committee and to assist the transaction committee with respect to the evaluation of the fairness of any transaction or series of transactions proposed by or on behalf of CWEI pursuant to which CWEI would acquire, directly or indirectly, all of the limited partnership interests of the SWR partnerships. On October 27, 2011, ECS rendered to the transaction committee its verbal opinion (followed by ECS' written opinion as of the same date) that, as of that date and based upon and subject to the assumptions and qualifications described in such opinion, the merger consideration to be paid with respect to the units is fair to the unaffiliated investors from a financial point of view. We refer to the opinion of ECS as the opinion. The amount of merger consideration to be paid with respect to the units was not determined by ECS. CWEI and SWR established the merger consideration and the transaction committee negotiated the merger agreement and the transactions contemplated by the merger agreement on behalf of the partnership and the unaffiliated investors. The board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests.

        THE FULL TEXT OF THE OPINION, DATED OCTOBER 27, 2011, WHICH CONTAINS A DESCRIPTION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS OF THE SCOPE OF REVIEW UNDERTAKEN BY ECS IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. WE URGE YOU TO READ THE OPINION IN ITS ENTIRETY.

        THE OPINION WAS PROVIDED TO THE TRANSACTION COMMITTEE FOR THE USE AND BENEFIT OF THE TRANSACTION COMMITTEE AND THE PARTNERSHIP, AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION TO BE RECEIVED BY UNAFFILIATED INVESTORS. THE OPINION DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE TRANSACTION COMMITTEE, SWR OR THE PARTNERSHIP TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY UNAFFILIATED INVESTOR AS TO HOW SUCH UNAFFILIATED INVESTOR SHOULD VOTE AT THE SPECIAL MEETING.

        In arriving at its opinion, ECS, among other things:

  •
  reviewed a draft, dated October 18, 2011, of the merger agreement;

  •
  reviewed certain publicly available business and financial information relating to the partnership that ECS deemed to be relevant;

  •
  reviewed certain information relating to the historical and current operations and financial condition of the partnership made available to ECS by SWR, including certain reserve reports, which we refer to as the reserve reports, containing estimates prepared by SWR with respect to the partnership's oil and gas reserves as of July 1, 2011 and, as to proved oil and gas reserves, audited by Ryder Scott;

  •
  spoke with certain members of the management of SWR and members of the transaction committee regarding the business, operations and financial condition of the partnership, the merger and related matters;

  •
  discussed the current operations of the partnership with the management of SWR;

  •
  compared the financial and operating performance of the partnership with that of other public companies that ECS deemed to be relevant;

  •
  considered the publicly available financial terms of certain transactions that ECS deemed to be relevant; and

  •
  conducted such other financial studies and analyses and performed such other investigations and considered such other factors as ECS deemed necessary or appropriate.

        ECS relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to ECS, discussed with or reviewed by ECS or publicly available, and did not assume any responsibility with respect to such data, material and other information. With respect to the oil and gas reserve estimates for the partnership set forth in the reserve reports that ECS reviewed, the management of SWR advised ECS, and ECS assumed, that such estimates were reasonably prepared on bases reflecting the best currently available estimates and judgments of SWR with respect to the oil and gas reserves of the partnership. With respect to the four commodity price scenarios utilized by ECS in conducting the net asset value analysis described below, ECS was advised by the management of SWR that such commodity price scenarios are not an unreasonable basis on which to evaluate the future financial performance of the partnership. ECS relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations or cash flows of the partnership since the date of the most recent financial statements provided to ECS that would be material to its analyses or the opinion, and that there is no information or any facts that would make any of the information reviewed by ECS incomplete or misleading.

        ECS relied upon and assumed, without independent verification, that (1) the representations and warranties of SWR and the partnership contained in the merger agreement, and all other related documents and instruments that are referred to therein, are true and correct, (2) SWR and the partnership will fully and timely perform all of the covenants and agreements required to be performed by them pursuant to the merger agreement, (3) all conditions to the consummation of the merger will be satisfied without waiver thereof and (4) the merger will be consummated in a timely manner in accordance with the terms described in the merger agreement and other related documents and instruments, without any amendments or modifications thereto that would be material to ECS' analyses. ECS also relied upon and assumed, without independent verification, that (1) the merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations and (2) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the partnership that would be material to ECS' analyses or opinion. In addition, ECS relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ in any respect that would be material to ECS' analyses from the draft of the merger agreement identified above.

        Furthermore, in connection with the opinion, ECS was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the partnership or any other party, nor was ECS provided with any such appraisal or evaluation, other than the reserve reports. ECS did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. ECS did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the partnership is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the partnership is or may be a party or is or may be subject. ECS is not an expert in the evaluation of oil and gas reserves and ECS expressed no view as to the reserve quantities, or the development or production (including, without limitation, as to the feasibility or timing thereof), of any oil and gas properties of the partnership.

        ECS was not requested to, and did not, (1) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the merger, the units, assets, businesses or operations of the partnership or any other party, or any alternatives to the merger, (2) negotiate the terms of the merger or (3) advise the transaction committee or any other party with respect to alternatives to the merger. ECS' opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to ECS as of, the date of ECS' opinion. The estimated future net cash flows in the reserve reports and other estimates that ECS reviewed relating to the future financial performance of the partnership reflect certain assumptions regarding the oil and gas industry which are subject to significant volatility and which, if different than assumed, could have a material impact on ECS' analyses and opinion. ECS did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to ECS' attention after the date of its opinion.

        ECS' opinion was furnished for the use and benefit of the transaction committee and the partnership in connection with the transaction committee's consideration of the merger and may not be used for any other purpose without ECS' prior written consent. ECS' opinion should not be construed as creating any fiduciary duty on ECS' part to any party. ECS' opinion is not intended to be, and does not constitute, a recommendation to the transaction committee or any unaffiliated investor or any other person as to how to act or vote with respect to any matter relating to the merger. ECS has consented to the inclusion of a copy of its opinion as Appendix D to this proxy statement. ECS does not have, and has not created in the past, a fairness committee; as such, ECS' opinion was not approved or issued by a fairness committee.

        ECS' opinion only addresses the fairness to the unaffiliated investors from a financial point of view of the merger consideration to be received by such unaffiliated investors pursuant to the merger agreement and does not address any other aspect or implication of the merger or any agreement, arrangement or understanding entered in connection therewith or otherwise. In addition, ECS' opinion does not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the transaction committee, SWR, the partnership, their respective security holders or any other party to proceed with or effect the merger, (2) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger or otherwise (other than the merger consideration to the extent expressly specified in ECS' opinion), (3) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of the partnership, SWR, or to any other party, except as expressly set forth in the last sentence of the opinion, (4) the relative merits of the merger as compared to any alternative business strategies that might exist for the partnership, SWR or any other party or the effect of any other transaction in which the partnership, SWR or any other party might engage,

(5) the fairness of any portion or aspect of the merger to any one class or group of the partnership's or any other party's security holders vis-a-vis any other class or group of the partnership's or such other party's security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (6) whether or not the partnership, SWR, their respective security holders or any other party is receiving or paying reasonably equivalent value in the merger, (7) the solvency, creditworthiness or fair value of the partnership or any other participant in the merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or (8) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the merger consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. ECS assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, ECS relied on the assessments by the transaction committee, SWR and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the partnership and the merger.

        The following is a summary of the analyses performed by ECS in connection with the preparation of its opinion dated October 27, 2011, and presented to the transaction committee on that date.

        This summary includes information presented in tabular format. In order to fully understand these financial analyses, the tables must be read together with the text accompanying each summary. The tables alone do not constitute a complete description of these financial analyses. Considering the data set forth in the tables without considering the full narrative description of these analyses, including the methodologies and assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by ECS.

Net Asset Value Analysis

        ECS conducted a net asset value analysis for the purpose of determining the equity reference value range per unit. ECS calculated the net present value of estimates of future cash flows for the partnership's oil and gas reserve assets based on the proved, probable and possible reserve estimates provided by SWR and, as to proved oil and gas reserves, audited by Ryder Scott.

        The net asset valuation analysis was performed under four commodity price scenarios: 5-Year Strip Average, 5-Year Strip Flat, 3-Year Historical Flat and 2-Year Historical Flat. The price scenarios were based on benchmarks for spot sales of West Texas Intermediate crude oil and for spot sales of Henry Hub gas. The strip pricing scenarios were based upon the publicly available average of oil and gas futures contract prices quoted on the NYMEX as of October 7, 2011, the latest practicable trading date prior to the issuance of the ECS opinion. The 5-Year Strip Average scenario utilized the average of the annual average price of the NYMEX futures for oil and gas for the period November 2011 to December 2015, held flat in perpetuity. The 5-Year Strip Flat scenario reflected the average NYMEX futures prices for each of the years 2011 to 2015 for oil and gas, with the price in 2015 held flat in perpetuity. The 3-Year Historical Flat scenario reflected the average price of oil and gas for the three-year period between October 8, 2008 and October 7, 2011, as the constant price for oil and gas. The 2-Year Historical Flat scenario reflected the average price of oil and gas for the two-year period between October 8, 2009 and October 7, 2011, as the constant price for oil and gas.

        Based on its familiarity with purchase and sale transactions in the oil and gas industry, ECS believed that these four commodity price scenarios are among those generally used to evaluate oil and gas properties because the combination of these scenarios provides a reasonable blend of possible pricing outcomes that could occur in the future as forecasted volumes of oil and gas are produced. The 5-Year Strip Average and the 5-Year Strip Flat scenarios both utilize the prices of future commodity contracts that are actively traded on the NYMEX and are considered by ECS to be indicative of the commodity market's view of future commodity prices as of October 7, 2011. The 3-Year Historical Flat and the 2-Year Historical Flat scenarios both utilize historical daily closing prices for the actively traded spot commodity market and are considered by ECS to be indicative of the volatile nature of the oil and gas industry.

        Adjustments to benchmark prices, which are generally referred to as price differentials, were applied consistently to each of the four commodities pricing scenarios. The prices differentials were computed by SWR on a property-by-property basis by comparing historical benchmark prices for oil and gas (usually average closing NYMEX futures prices for each calendar month) to the historical prices for oil and gas actually received by the partnership. The mix of the historical differentials varies by property based on the each property's production and marketing situation. For instance, oil production varies based on gravity and H2S content; gas production varies based on Btu content; transportation fees and other price differentials vary based on the distance of the property from the delivery point and other price factors that vary from contract to contract. See "Method of Determining the Merger Consideration and Amount of Cash Offered—Calculation of Merger Consideration—Estimated fair value of oil and gas reserves."

        Using each of the four price scenarios, ECS estimated the partnership's net asset value by adding (1) the discounted present value of the future net cash flows, plus (2) the partnership's positive net working capital of $221,204 as of June 30, 2011, minus (3) the partnership's net asset retirement obligation of $400,997 as of June 30, 2011, minus (4) cash distributions of $40,000 made subsequent to June 30, 2011. The discount rates for each reserve category were determined by ECS based on an assessment of the risk of the partnership to realize the financial benefit of such reserves. For reserves categorized as proved developed producing, the discount rate was 12.5% to 17.5%; for proved developed non-producing reserves, the discount rate was 17.5% to 22.5%; for proved undeveloped reserves, the discount rate was 22.5% to 27.5%; for probable reserves, the discount rate was 30% to 50%; and for possible reserves, the discount rate was 40% to 60%. In determining the discount rate ranges for each of the reserve categories, ECS weighed various factors, including its assessment of the probability that capital would be spent on maintaining and developing the reserves, the probability that the reserves would be developed on the timeline assumed in the reserve report and the probability that actual production volumes and ultimate recoverable reserves would match the reserve report. In its evaluation of the discount rate ranges for each of the reserve categories, ECS also considered the partnership's non-controlling interest in the reserves and its dependence on other parties to perform in order to benefit from each respective category of reserves. ECS believed that each of these probability factors were successively lower (and therefore that the discount ranges were successively higher) as the reserve categorization changed from proved developed producing reserves through each successive category to possible reserves. The discount rate range for each reserve category reflects ECS' estimation of the range of discounts that a reasonable oil and gas industry participant might apply when determining the cost of capital for developing and producing reserves estimated in each reserve category. Based on its familiarity with purchase and sale transactions in the oil and gas industry, ECS also believed that the discount rate ranges selected by ECS for each reserve category are within the range of discount rates generally used in the industry to evaluate oil and gas properties in acquisition transactions. The table below sets forth the equity reference value ranges per unit indicated by the net asset value analysis:

	5-YEAR STRIP AVERAGE	5-YEAR STRIP FLAT	3-YEAR HISTORICAL FLAT	2-YEAR HISTORICAL FLAT
Equity Reference Value Range per Unit.	$101.31 - $126.27	$104.42 - $130.92	$75.35 - $95.27	$99.02 - $123.61

        ECS noted the merger consideration of $117.69 per unit was within or in excess of the equity reference value ranges implied by ECS' net asset value analysis.

Selected Comparable Transactions Analysis

        ECS reviewed selected publicly available information related to 21 announced oil and gas acquisition transactions announced between July 2009 and August 2011. ECS selected the 21 transactions by reviewing all publicly announced oil and gas acquisitions with assets located primarily in the Texas Permian Basin region with publicly available transaction values of less than $400 million and proved reserve or production metrics available as of October 7, 2011 that were not primarily focused on development of Wolfberry reserves. Wolfberry reserve development is substantially dissimilar to that of the reserves held by the partnership because Wolfberry reserves are identified in wellbores with multi-formation completions and are completed using hydraulic fracturing, while most of the partnership's wells target a single formation and are completed without substantial hydraulic fracturing. ECS applied these selection criteria consistently and no transaction was deliberately excluded from this analysis. ECS reviewed purchase price multiples of equivalent reserves and equivalent daily production for the acquired assets in each transaction. For purposes of this analysis, an equivalency ratio of six thousand cubic feet of gas to one barrel of oil, which we refer to as a BOE, was used to compare quantities of oil with quantities of gas. The selected transactions reviewed were:

			Transaction Value as a Multiple of:
Date Announced	Acquirer	Seller	Proved Reserves ($/BOE)	Daily Production ($/BOD/d)
8/23/2011	Encore Energy Partners	Undisclosed	$14.37	$128,696
8/8/2011	Resolute Energy	Undisclosed	$10.87	$111,111
8/5/2011	Resaca Exploitation	Wind River Petroleum	$4.38	$98,276
6/22/2011	Vanguard Natural Resources	Undisclosed	$15.51	$85,000
4/26/2011	W&T Offshore	Opal Resources	$13.57	$124,169
2/23/2011	Approach Resources	J. Cleo Thompson	$8.44	$54,286
11/5/2010	Legacy Reserves	Concho Resources	$17.95	$72,849
10/29/2010	Approach Resources	Magnum Hunter	$11.32	$45,745
9/14/2010	Legacy Reserves	Undisclosed	$19.13	$93,279
9/14/2010	Legacy Reserves	Undisclosed	$5.83	$82,353
6/1/2010	Viejo Energy/Momentum	Caza Oil & Gas	$25.08	$47,646
5/20/2010	Doral Energy	Stearns Properties	N/A	$31,481
3/28/2010	Linn Energy	Henry Savings LP	$17.10	$109,929
3/29/2010	Legacy Reserves	Brigham Exploration	$20.91	$59,952
1/28/2010	Legacy Reserves	Undisclosed	$13.00	$66,205
12/1/2009	Linn Energy	Merit Energy	$12.58	$88,824
11/30/2009	Vanguard Natural Resources	Undisclosed	$17.19	$70,513
11/30/2009	SandRidge Energy	Forest Oil	$14.86	$103,709
9/21/2009	Merit	Petrohawk Energy	$12.75	$75,200
7/20/2009	Breitburn Energy	Undisclosed	$19.17	$93,878
7/14/2009	Linn Energy	Forest Oil	$9.80	$87,111

        The number of transactions and the maximum, mean, median and minimum implied multiples were as follows:

Texas Permian Basin Transaction Analysis
Number of Transactions 21

	Purchase Price of Reserves/ Proved Reserves ($/BOE)	Purchase Price of Daily Production Daily Production($/BOE/day)
Maximum	$25.08	$128,696
Mean	$14.19	$82,391
Median	$13.97	$85,000
Minimum	$4.38	$31,481

        ECS separately analyzed 7 of the 21 transactions reviewed because the transactions involved non-operated, non-controlled assets that are more similar to the partnership's assets. The selected transactions were:

Date Announced	Acquirer	Seller	Proved Reserves ($/BOE)	Daily Production ($/BOD/d)
6/22/2011	Vanguard Natural Resources	Undisclosed	$15.51	$85,000
2/23/2011	Approach Resources	J. Cleo Thompson	$8.44	$54,286
10/29/2010	Approach Resources	Magnum Hunter	$11.32	$45,745
9/14/2010	Legacy Reserves	Undisclosed	$5.83	$82,353
6/1/2010	Viejo Energy/Momentum	Caza Oil & Gas	$25.08	$47,646
5/20/2010	Doral Energy	Stearns Properties	N/A	$31,481
7/14/2009	Linn Energy	Forest Oil	$9.80	$87,111

        The maximum, mean, median and minimum implied multiples of these 7 transactions were as follows:

Texas Permian Basin Non-Control Transaction Analysis
Number of Transactions 7

	Purchase Price of Reserves/ Proved Reserves ($/BOE)	Purchase Price of Daily Production Daily Production ($/BOE/day)
Maximum	$25.08	$87,111
Mean	$12.66	$61,946
Median	$10.56	$54,286
Minimum	$5.83	$31,481

        Based on the twenty-one transactions, but giving substantially more weight to the subset of transactions involving non-operated, non-controlled assets, ECS selected the following benchmark multiples:

	Purchase Price of Reserves/ Proved Reserves ($/BOE)	Purchase Price of Daily Production/ Daily Production ($/BOE/day)
Benchmark Multiples ($/BOE & $/BOE/day)	$10.00 - $12.50	$55,000 - $60,000

        ECS applied the benchmark multiples to the partnership's corresponding proved reserves and current daily production figures to determine enterprise reference value ranges for the partnership's oil and gas assets.

        Based on the enterprise reference value ranges determined above, ECS determined an enterprise reference value range for the partnership under this method of $1,339,661 to $1,567,390 as of July 1, 2011. After adding the partnership's positive net working capital of $221,204 as of June 30, 2011, subtracting the partnership's net asset retirement obligation of $400,997 as of June 30, 2011, and subtracting cash distributions of $40,000 made subsequent to June 30, 2011 to the enterprise reference value range, the resulting equity reference value range per unit was $96.42 to $116.03.

        ECS noted the merger consideration of $117.69 per unit was within or in excess of the equity reference value range implied by ECS' selected comparable asset transactions analysis.

Selected Publicly Traded Companies Analysis

        Using publicly available information, ECS calculated enterprise value multiples of historical EBITDA, proved reserves and production for selected publicly traded companies with operating and financial characteristics similar to the partnership. ECS obtained the enterprise value of each company by adding the sum of its long-term and short-term debt to the sum of the market value of its common equity as of October 7, 2011, the market value of its preferred stock (or, if not publicly traded, liquidation or book value) and the book value of its minority interest in other companies and subtracting cash. ECS then compared such information to the corresponding information for the partnership at the implied transaction value.

        The selected companies were selected because they were deemed to be similar to the partnership in one or more respects, which included nature of business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the selected companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of business and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. ECS identified a sufficient number of companies for the purpose of its analysis but may not have included all companies that might be deemed comparable to the partnership.

        ECS determined that the following companies were relevant to an evaluation of the partnership based upon ECS' view of the comparability of the operating and financial characteristics of these companies to those of the partnership:

  •
  Apache Corp.

  •
  Chesapeake Energy Corporation

  •
  Cimarex Energy Co.

  •
  Clayton Williams Energy, Inc.

  •
  Concho Resources, Inc.

  •
  Devon Energy Corporation

  •
  EOG Resources, Inc.

  •
  EV Energy Partners LP

  •
  EXCO Resources Inc.

  •
  Linn Energy, LLC

  •
  Petroleum Development Corp.

  •
  Pioneer Natural Resources Co.

  •
  Range Resources Corporation

  •
  SandRidge Energy, Inc.

  •
  SM Energy Company

  •
  Whiting Petroleum Corp.

        The minimum, median, mean and maximum multiples for the sixteen companies are set forth below. The table also includes benchmark multiple ranges selected by ECS based on a review of the selected comparable company multiples, discounted by a factor of 50% to 75% for the illiquidity of the partnership. ECS used these discounting factors to account for the illiquidity of the units, since each of the sixteen selected companies had actively traded public securities while there is no established public market for the units of the partnership. ECS selected these discounting factors based on its assessment of the premium received by actively traded public securities due to the time efficiency and cost effectiveness of entering or exiting such a liquid investment, the lower cost of capital typically borne by such actively traded public companies and the ability of such public companies to deploy capital to develop future opportunities not identified in such company's reserve estimates. Based on its familiarity with purchase and sale transactions in the oil and gas industry, ECS also believed that the illiquidity discount range selected by ECS is within the range of such rates generally used in the industry to compare public and private companies.

	COMPARABLE COMPANY MULTIPLES
	BENCHMARK
MEASURE	MINIMUM	MEDIAN	MEAN	MAXIMUM	RANGE
Enterprise Value/LTM EBITDA	3.7x	8.0x	11.6x	34.7x	4.0x - 6.0x
Enterprise Value/Proved Reserves ($/BOE)	$5.14	$14.90	$15.73	$29.29	$7.00 - $11.00
Enterprise Value/Daily Production ($/BOE/day)	$39,474	$76,421	$100,035	$222,480	$40,000 - $60,000

        ECS applied the benchmark multiples to the partnership's (1) last twelve months earnings before interest, income taxes, depreciation and amortization, which we refer to as LTM EBITDA, (2) proved reserve estimates and (3) daily production to determine enterprise reference value ranges. ECS determined a composite enterprise reference value range for the partnership under this method of $931,348 to $1,419,219. After adding the partnership's positive net working capital of $221,204 as of June 30, 2011, subtracting the partnership's net asset retirement obligation of $400,997 as of June 30, 2011, and subtracting cash distributions of $40,000 made subsequent to June 30, 2011 to the enterprise reference value range, the resulting equity reference value range per unit was $61.26 to $103.27.

        ECS noted the merger consideration of $117.69 per unit was within or in excess of the equity reference value range implied by ECS' selected publicly traded companies analysis.

        The description set forth above constitutes a summary of the analyses employed and factors considered by ECS in rendering its opinion to the transaction committee. ECS believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.

        In arriving at its opinion, ECS did not attribute any particular weight to any analysis considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis. Any estimates resulting from the analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth in this proxy statement.

        In addition, analyses based on forecasts of future results are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by these analyses. Estimates of reference values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because the estimates are inherently subject to uncertainty and based upon numerous factors or events beyond the control of the parties and ECS, ECS cannot assure you that the estimates will prove to be accurate.

        No company used in the analyses of other publicly traded companies or any transaction used in the analyses of selected comparable transactions is identical to the partnership or the merger. Accordingly, these analyses must take into account differences in the financial and operating characteristics of the selected companies and differences in the structure and timing of the selected transactions and other factors that would affect the trading values and acquisition values of the companies considered.

Compensation and Material Relationships

        Pursuant to the engagement letter between ECS and the transaction committee dated as of July 8, 2011, the transaction committee obligated SWR (1) to pay ECS a monthly retainer fee of $20,000 in cash, payable during the term of the engagement letter, (2) to pay ECS an opinion fee of $15,000 in cash, per opinion delivered with respect to each SWR partnership, including the partnership, payable promptly upon delivery of a written fairness opinion by ECS, regardless of the conclusion reached by ECS in the opinion, (3) after delivery of all opinions, to pay ECS a daily work fee of $1,000 in cash for each day where ECS is requested to assist the transaction committee, a regulatory body or a judicial body in connection with its opinions or the merger and (4) to reimburse ECS for its reasonable out-of-pocket expenses related to its rendering of financial advisory services to the transaction committee up to $40,000, including the reasonable fees and expenses of its counsel. The transaction committee also obligated SWR and each SWR partnership to severally and not jointly indemnify ECS and its affiliates, the respective directors, officers, partners, agents, employees of ECS and its affiliates and controlling persons for certain expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor. ECS may have in the past provided investment banking, financial advisory and other financial services to CWEI and SWR and other parties to the merger and/or certain of their affiliates, for which ECS received compensation. During the past two years, neither CWEI, SWR, nor the partnership has paid any fees to ECS except in connection with its retention as financial advisor to the transaction committee in the merger.

        ECS, as part of its investment banking business, is continually engaged in the evaluation of energy-related businesses and their securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. The transaction committee selected ECS as its financial advisor because it is an investment banking firm that has substantial experience in transactions similar to the proposed transaction.

Summary Reserve Report

        SWR engaged Ryder Scott, an independent petroleum engineering consulting firm, to perform an audit of SWR's estimates of the partnership's proved reserves as of July 1, 2011 and the present value of the estimated future net revenues from those estimated reserves. The full text of the summary reserve report letter by Ryder Scott, effective as of July 1, 2011, is attached as Appendix B. We urge you to read the reserve report in its entirety.

        Ryder Scott also estimated the partnership's proved reserves as of December 31, 2010 and the present value of the estimated future net revenues from those estimated reserves. The full text of the summary reserve report letter by Ryder Scott, effective as of December 31, 2010, is attached as Appendix C. We urge you to read the reserve report in its entirety.

Qualifications and Method of Selection

        Ryder Scott is a large, independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world for over seventy years. SWR engaged Ryder Scott based on the firm's professional reputation and qualifications, capabilities and experience. In addition, Ryder Scott is the petroleum engineering firm most familiar with the partnership's properties, having prepared annual independent reserve reports for the partnership since 1997.

Summary of Scope, Procedures and Findings

        Ryder Scott conducted an audit of estimates of proved reserves, future production and discounted future net cash flows of the partnership as of July 1, 2011 based on the definitions and disclosure guidelines contained in the Society of Petroleum Engineers (SPE), World Petroleum Council, American Association of Petroleum Geologists, and Society of Petroleum Evaluation Engineers Petroleum Resources Management System (SPE-PRMS) based on unescalated price and cost parameters. A reserves audit is the process of reviewing certain of the pertinent facts interpreted and assumptions made that have resulted in an estimate of reserves prepared by others and the rendering of an opinion about (1) the appropriateness of the methodologies employed; (2) the adequacy and quality of the data relied upon; (3) the depth and thoroughness of the reserves estimation process; (4) the classification of reserves appropriate to the relevant definitions used; and (5) the reasonableness of the estimated reserve quantities.

        SWR prepared estimates of the partnership's proved reserves as of July 1, 2011 and furnished Ryder Scott all of the accounts, records, geological and engineering data, and reports and other data required for the audit. In performing the audit of those reserve estimates, Ryder Scott relied upon data furnished by SWR with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, recompletion and development costs, abandonment costs after salvage, product prices and well logs. Ryder Scott reviewed such factual data for its reasonableness but did not conduct an independent verification of the data supplied by SWR.

        Ryder Scott performed such tests and procedures as they considered necessary under the circumstances to render their conclusions. Based on their review, including the data, technical processes and interpretations presented by SWR, Ryder Scott concluded that the overall procedures and methodologies utilized by SWR in preparing their estimates of the proved reserves, future production and discounted future net income as of July 1, 2011 comply with the current SPE-PRMS guidelines and that the overall proved reserves, future production and discounted future net income for the reviewed properties as estimated by SWR are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards.

        Ryder Scott did not express an opinion on the fairness of the merger, and the summary reserve report letter does not constitute a recommendation to any unaffiliated investor as to how such unaffiliated investor should vote at the special meeting.

Prior Material Relationships

        Ryder Scott has prepared annual independent reserve reports for SWR, the partnership and the other SWR partnerships since 1997. SWR and the SWR partnerships paid Ryder Scott approximately $345,000 in 2009 and 2010 for those services. SWR expects to pay Ryder Scott approximately $75,000 for services related to the audit of the SWR partnerships' proved reserves in connection with the mergers of the SWR partnerships. Neither Ryder Scott nor any of its employees has any direct or indirect interest in SWR or any of the SWR partnerships, and Ryder Scott's compensation is not contingent upon the results of its reserves audit.

Alternative Transactions to the Merger

        CWEI and SWR considered the following alternative types of transactions before agreeing to the merger. As discussed below, the board of directors determined that the merger is the best available transaction for the unaffiliated investors to maximize the value of the partnership's property interests.

        Comparison of the Merger to Continuing Operations.    Because many of the partnership's properties are reaching their economic limits, we believe that production from those properties will continue to decline at the rate predicted in the partnership's oil and gas engineering reserve reports. Accordingly, cash distributions from the partnership will also decline, subject to variation for changes in oil and gas prices. The marginal benefit of continuing operations of the partnership is offset by the related general and administrative costs as production declines from a property. These administrative costs consume an increasing amount of cash generated from operations, especially in light of future asset retirement obligations to be assessed to the property, and ultimately could consume the entire amount of the partnership's cash flows as production declines. See "—Reasons for the Merger."

        We also believe there is a substantial advantage for unaffiliated investors to receive what is essentially equivalent to the liquidating distribution in one lump sum currently rather than continuing to receive decreasing levels of cash distributions over a long period of time. We believe that the merger consideration is higher than the net present value of estimated future cash distributions to the limited partners from continued operations because the reserve values have not been reduced for (1) general and administrative expenses of the partnership incurred after June 30, 2011 or (2) asset retirement obligations to the extent that actual retirement costs incurred in the future will exceed the present value of such obligations as of June 30, 2011. However, actual asset retirement costs could be less than the present value of such obligations as of June 30, 2011, or future oil and gas prices could be higher than such prices on the stated valuation date, in which case the merger consideration may be lower than the net present value of future cash distributions. Nevertheless, continued operations over a long period of time subject the limited partners to the risk of receiving lower levels of cash distributions if oil and gas prices over this period are lower on average or operating costs are higher on average than those used in preparing the estimates of cash distributions from continued operations. Continued operations also subject the limited partners to possible changes in costs or need for workover or significant remedial work on the partnership's properties.

        If the merger is not completed and no alternative arrangements are made to liquidate the partnership prior to the depletion of all of its oil and gas reserves, we expect that the partnership will continue operations and will produce its reserves until depletion with decreasing rates of cash flow and, as a result, decreasing cash distributions.

        Comparison of the Merger to Master Limited Partnership.    We considered accomplishing the consolidation of the partnership through a master limited partnership, pursuant to which units would be exchanged for interests in the master limited partnership. However, we believe the partnership's oil and gas properties are not of sufficient size in the aggregate to attract new capital through a master limited partnership. In addition, the partnership interests in a master limited partnership might not be traded on a national stock exchange or in any other significant market. Some master limited partnership interests might be sold from time to time in private or over-the-counter transactions, but the prices would likely reflect a discount for illiquidity. As a result, we believe that a master limited partnership would not provide the unaffiliated investors with immediate and complete liquidity for their investment in the partnership. Finally, a master limited partnership would still be burdened with general and administrative expenses, which would reduce any cash distributions paid to the partners of the master limited partnerships. The merger consideration has not been reduced for general and administrative expenses of the partnership incurred after June 30, 2011.

        Comparison of the Merger to Royalty Trust.    We also considered a royalty trust, pursuant to which the units would be exchanged for beneficial ownership interests in the trust. Like the master limited partnership alternative discussed above, the partnership's oil and gas properties are not of sufficient size in the aggregate to attract new capital through a royalty trust. In addition, the beneficial ownership interests in a royalty trust might not be publicly traded in a significant market. As a result, this alternative was not selected because it would not result in immediate and complete liquidity for the unaffiliated investors' investments in the partnership. Finally, a royalty trust would still be burdened with general and administrative expenses, which would reduce any cash distributions paid to the beneficiaries of the royalty trust. The merger consideration has not been reduced for general and administrative expenses of the partnership incurred after June 30, 2011.

        Comparison of the Merger to Auction or Third Party Sale.    We also considered whether the partnership would benefit from attempting to sell the unaffiliated investors' share of property interests either through an auction or third party sale. Prospective buyers would be purchasing many oil and gas interests that they would neither control nor operate. CWEI is not willing for SWR to relinquish its operation or control of the partnership's properties and is not willing to sell its beneficial interests in the partnership or the partnership's properties. Because of SWR's control of such properties, we believe that CWEI is the party in the position to pay the highest price for such interests and the one most likely to do so. In contrast, SWR's control of such properties could negatively affect the amount a third party is willing to pay and the overall interest of third parties in buying such properties.

        The transaction costs for offering properties in a third party sale could be substantial, and often are higher than other means of sale. Those costs include:

  •
  preparing and disseminating information on properties to be offered;

  •
  soliciting attendance by prospective purchasers;

  •
  screening and qualifying purchasers;

  •
  addressing environmental and title matters; and

  •
  preparing and recording assignments and other documents necessary to convey title to the buyer.

        In addition, sale of the partnership's properties on a direct basis often involves substantial periods of time for due diligence, negotiation and execution of agreements and closings, often with different purchasers for different properties. Satisfying due diligence requests requires large amounts of time to create and supervise data rooms or disseminate data to possible purchasers, plus the time needed to deal directly with multiple prospective purchasers. Furthermore, some issues, such as environmental and title matters, may come to light in the late stages of a negotiated sale, which may delay or preclude the consummation of the sale.

        Comparison of the Merger to Tender Offer.    We considered accomplishing the consolidation of the partnership through a tender offer, pursuant to which CWEI or SWR would offer to purchase all of the unaffiliated investors' units. In connection with a tender offer, each unaffiliated investor would have the option to accept or reject the offer to purchase such unaffiliated investor's units, irrespective of whether the other unaffiliated investors were to accept or reject such offer with respect to their units. If any of the unaffiliated investors were to fail to accept the tender offer (and therefore fail to sell their units to CWEI or SWR in connection with such tender offer), such unaffiliated investors' units would remain outstanding and, as a result, the partnership would remain subject to some or all of the administrative and other burdens and expenses associated with the continued operation of the partnership, as more fully described above. This would be true even if unaffiliated investors holding a majority (but less than all) of the outstanding units were to accept the tender offer. In connection with the merger, however, whether the limited partners and the unaffiliated investors vote to approve or reject the merger proposal, every limited partner will be bound by the vote. If (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their interests to approve the merger agreement, the merger and the transactions contemplated by the merger agreement, then upon consummation of the merger:

  •
  SWR will be the surviving entity;

  •
  the separate existence of the partnership as a business entity will cease;

  •
  all units owned by the unaffiliated investors will be converted into the right to receive the merger consideration described in this proxy statement, including all units held by those unaffiliated investors who voted against approving the merger agreement; and

  •
  CWEI will continue to hold all of the equity interests in SWR.

Third Party Offers

        CWEI is not offering to sell or otherwise dispose of its beneficial interests in the partnership or the partnership's properties.

        As described in more detail under "—Background of the Merger," CWEI previously considered the possibility of consolidating the SWR partnerships by merging the SWR partnerships into an acquisition entity to be formed for that purpose. As a result of such merger, the acquisition entity would have acquired for cash all the limited partnership interests of the SWR partnerships, other than those held by SWR. In connection with that possible consolidation transaction, CWEI would contribute SWR's general and limited partnership interests in each of the SWR partnerships to the acquisition entity in exchange for an equity interest in the acquisition entity. CWEI discussed possible equity financing transactions with prospective equity partners pursuant to which an equity partner would contribute cash to the acquisition entity in exchange for the remaining equity interest in the acquisition entity. The proceeds from the equity financing transaction would be utilized by the acquisition entity to fund the consideration payable to the holders of limited partnership interests of the SWR partnerships, other than SWR. CWEI received preliminary, non-binding proposals from prospective equity partners to provide such equity financing. None of these equity financing transactions were consummated, however, and CWEI terminated discussions with each of the prospective equity partners.

        Although the proposed consolidation transaction described in the preceding paragraph would have resulted in the acquisition by the acquisition entity of all of the units, including those owned by the unaffiliated investors, none of SWR, the board of directors or the transaction committee has received any firm offer from a third party to acquire the partnership or all or substantially all of assets. The transaction committee is authorized to review, evaluate and negotiate the terms of the merger on behalf of the unaffiliated investors; however, the transaction committee is not authorized to develop, solicit, initiate or pursue any potential alternatives to the merger.

Effects of the Merger

        Pursuant to the merger, the partnership will merge into SWR. Upon completion of the merger, all units, other than those held by SWR, will be converted into the right to receive cash consideration. SWR will not receive any cash payment for its partnership interests in the partnership. However, as a result of the merger, SWR will acquire 100% of the assets and liabilities of the partnership. As a result of the merger, the unaffiliated investors will have no continuing interest in the partnership. Following the merger, there will be no trading market for the units, and no further distributions paid to the unaffiliated investors. In addition, following the consummation of the merger, the registration of the units under the Exchange Act will be terminated.

 Effect on Net Book Value and Net Earnings of CWEI and SWR

        If the merger is completed, the unaffiliated investors will have no interest in the surviving company's net book value or net earnings after the merger. The table below sets forth the interest of each of CWEI and SWR in the partnership's net book value and net earnings prior to and immediately following the merger, based on the partnership's net book value as of September 30, 2011, and the net income of the partnership for the nine months ended September 30, 2011.

Effect on Net Book Value and Net Earnings

	Ownership Prior to the Merger				Ownership After the Merger
	Net Book Value		Net Earnings		Net Book Value		Net Earnings
	$	%	$	%	$	%	$	%
Southwest Royalties, Inc.	$(38,077)	(32.91)%	$30,841	20.95%	$115,708	100.00%	$147,247	100.00%
Clayton Williams Energy, Inc.	$(38,077)	(32.91)%	$30,841	20.95%	$115,708	100.00%	$147,247	100.00%

 CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

        Certain statements and information in this proxy statement may constitute "forward-looking statements" that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events. Words such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the financial impacts of the merger, approval of the merger by the limited partners and the unaffiliated investors, the satisfaction of the closing conditions to the merger, and the timing of the completion of the merger.

        All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside our control and are difficult to predict. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those described in (1) "Risk Factors" and elsewhere in proxy statement, (2) the partnership's reports filed from time to time with the SEC and (3) other announcements the partnership makes from time to time.

        Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

  •
  changes in political and general economic conditions, including the economic effects of terrorist attacks against the United States and elsewhere and related events;

  •
  changes in financial market conditions, either nationally or locally in areas in which the partnership conducts its operations;

  •
  fluctuations in the oil and gas markets;

  •
  changes in interest rates;

  •
  changes in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the Internal Revenue Service;

  •
  new litigation or changes in existing litigation;

  •
  increased competitive challenges and pricing pressures among petroleum and natural gas companies;

  •
  inflation and deflation;

  •
  legislation or regulatory changes, which adversely affect the ability of the partnership to conduct the business in which it is engaged;

  •
  future cash distributions to limited partners;

  •
  the partnership's ability to comply with applicable laws and regulations; and

  •
  changes in accounting policies, procedures or guidelines as may be required by the Financial Accounting Standards Board or regulatory agencies.

        In addition, the closing of the merger is subject to various conditions, including (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approving the merger agreement, the merger and the transactions contemplated by the merger agreement, (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting voting their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement, (3) the fulfillment (or waiver in whole or in part by us in our sole discretion) of each of the conditions to our obligation to effect the mergers of at least a majority of the other SWR partnerships as described under "Summary Term Sheet—Similar Transactions" and (4) other customary closing conditions. No assurances can be given that the merger will be consummated on the terms contemplated or at all.

        The forward-looking statements in this proxy statement are made as of the date hereof, and we do not assume any obligation to update, amend, or clarify them to reflect events, new information, or circumstances occurring after the date hereof except as required by applicable federal securities laws. A Schedule 13E-3 filed with the SEC with respect to the merger will be amended to report any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

METHOD OF DETERMINING THE MERGER CONSIDERATION
AND AMOUNT OF CASH OFFERED

        CWEI proposes to acquire all of the units not held by SWR by merging the partnership into SWR. SWR will be the surviving entity in the merger. Upon consummation of the merger, all of the outstanding units, other than those held by SWR, will be converted into the right to receive cash in an amount equal to $117.69 per unit, less the amount of per unit cash distributions made after September 30, 2011, if any. SWR will not receive any cash payment for its partnership interests in the partnership. However, as a result of the merger, SWR will acquire 100% of the assets and liabilities of the partnership.

        The table below shows the allocation of merger consideration among the general and limited partnership interests of the partnership, selected data applicable to unaffiliated investors and a summary of cash return per unit based on an initial issue price of $500 per unit.

	Sharing Percentage	Amount
Allocation of Merger Consideration:
SWR as general partner	10%	$136,694
All limited partners as a group	90%	1,230,248

Total merger consideration	100%	$1,366,942

Allocation among limited partners:
SWR	10.770%	$132,503
Unaffiliated investors as a group	89.230%	1,097,745

Total limited partners as a group	100.000%	$1,230,248

Summary of merger consideration by group:
SWR as general and limited partner	19.693%	$269,197
Unaffiliated investors as a group	80.307%	1,097,745

Total merger consideration	100.000%	$1,366,942

Selected data applicable to unaffiliated investors:
Total number of limited partnership units		10,453.00
Units held by unaffiliated investors as a group		9,327.17
Percentage of units held by unaffiliated investors as a group		89.230%
Merger consideration allocated to unaffiliated investors as a group		$1,097,745
Merger consideration per unit		$117.69
Initial investment per unit		$500.00
Summary of cash return per unit:
Cumulative cash distributions since inception		$946.84
Merger consideration		117.69

Total cash return, assuming consummation of merger		$1,064.53

Total cash return as a percentage of initial investment		213%

Calculation of Merger Consideration

        CWEI and SWR established the merger consideration and the transaction committee negotiated the merger agreement and the transactions contemplated by the merger agreement on behalf of the partnership and the unaffiliated investors. The board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger consideration is fair to the unaffiliated investors and is in their best interests. Since SWR is a wholly owned subsidiary of, and is controlled by, CWEI, the merger consideration was not determined by arm's-length negotiations. See "Risk Factors—Unaffiliated investors were not independently represented in establishing the terms of the merger" and "Interests of CWEI, SWR and Their Directors and Officers." The calculations made by CWEI and SWR were based primarily on reserve and production information and other data maintained by SWR in conjunction with its responsibilities as operator of the properties and as general partner of the partnership.

        The merger consideration was calculated utilizing oil and gas reserve data and balance sheet information as of June 30, 2011 and oil and gas pricing information as of the stated valuation date, as follows:

Estimated fair value of oil and gas reserves	$1,586,735
Net working capital	221,204
Net asset retirement obligations	(400,997)

Total enterprise value as of June 30, 2011	1,406,942
Cash distributions after June 30, 2011	(40,000)

Total merger consideration	$1,366,942

        The following is a discussion of each component of the merger consideration.

Estimated fair value of oil and gas reserves

        SWR estimated the partnership's proved reserves based on production curves used in the December 31, 2010 evaluation made by Ryder Scott, with additional adjustments to the production curves made to reflect changes in well performance based on updated production information through March 2011. The recoverable reserves volumes and the related future net cash flows from those reserves were based on benchmark prices of $92.84 per Bbl of oil and NGL and $4.15 per MMBtu of natural gas. These benchmark prices, which were computed based on the 12-month historical average of the NYMEX closing prices for oil and gas through the stated valuation date, were further adjusted for quality, energy content, transportation fees and other price differentials specific to the partnership's properties, resulting in an average price of $87.41 per Bbl of oil and $5.57 per Mcf of natural gas.

        Adjustments to benchmark prices, which are generally referred to as price differentials, were computed on a property-by-property basis by comparing historical benchmark prices for oil and gas (usually average closing NYMEX futures prices for each calendar month) to the historical prices for oil and gas actually received by the partnership. The mix of the historical differentials varies by property based on the each property's production and marketing situation. For instance, oil production varies based on gravity and H2S content; gas production varies based on Btu content; transportation fees and other price differentials vary based on the distance of the property from the delivery point and other price factors that vary from contract to contract.

        Oil and gas prices are volatile and are expected to remain volatile and unpredictable in the future. In determining the proper benchmark price to use in the July 1, 2011 reserve report, CWEI analyzed historical NYMEX oil and gas prices from 2006 to the present. CWEI concentrated its analysis on oil prices since most of the partnership's cash flows are derived from oil production and since volatility in gas prices has moderated significantly over the past two years as a result of increased domestic gas reserves from unconventional gas sources. The surge in oil prices that began in 2007 and rose to a high of $145.29 per Bbl in July 2008 stalled out in connection with the credit crisis and tumbled to a low of $33.87 per Bbl in December 2008. The recovery, however, was much slower than the rise, taking more than two years to again rise above $90 per Bbl. More recently, the closing NYMEX price for oil has ranged from a high of $113.93 per Bbl in late April 2011 to a low of $75.67 per Bbl in October 2011. To normalize this volatility, CWEI analyzed the closing NYMEX oil prices from 2006 to the stated valuation date on a trailing 12-month daily average, as shown in Table 6 of Appendix A.

        Estimated future operating costs were deducted in arriving at the estimated fair value of oil and gas reserves and were computed on a property-by-property basis using historical averages of actual operating costs. Operating costs include direct operating costs, field overhead costs, and ad valorem taxes. Costs of workovers, well stimulations, and other significant non-recurring maintenance costs are not included in estimated future operating costs. Operating costs were held constant for the life of the properties.

        Substantially all of the partnership's oil and gas reserves are proved developed producing reserves derived from mature wells with long production histories. Since the partnership cannot incur indebtedness or assess partners for capital, the partnership has historically farmed-out any new drilling or recompletion projects to SWR based on terms established by an independent petroleum engineer. For purposes of estimating reserves attributable to future recompletion or drilling activities, it has historically been assumed that the partnership would retain a carried interest of 25% for proved developed non-producing reserves and a carried interest of 12.5% for proved undeveloped. However, for purposes of calculating merger consideration, SWR estimated the partnership's proved oil and gas reserves based on the assumption that the partnership would retain its existing ownership interest in any proved non-producing or proved undeveloped locations and would pay its share of development costs related to those reserves. This assumption results in a higher valuation for the partnership's proved non-producing or proved undeveloped reserves because the value assigned to the higher ownership interests exceeds the related development costs.

        To determine the estimated fair value of proved oil and gas reserves, CWEI and SWR applied discount rates to the partnership's estimated future net cash flows for each reserve category, as follows:

  •
  15% to proved developed producing reserves; and

  •
  40% to proved undeveloped reserves.

        Lower discount rates would result in higher merger consideration and lower potential return to CWEI on its investment in the partnership's underlying assets. Conversely, higher discount rates would result in lower merger consideration and higher potential return on CWEI's investment in those assets. In establishing these discount rates, CWEI gave careful consideration to various factors, including (1) its desire and commitment to offer merger consideration that is fair to both the unaffiliated investors and the CWEI stockholders, (2) its cost of capital for the merger and (3) a reasonable profit incentive relative to the production, pricing and timing risks associated with the future cash flows from the partnership's assets. CWEI believes these discount rates are within the range of discount rates commonly used in the oil and gas industry in property acquisition transactions, although they are higher than the 10% rate established for comparative purposes by the SEC and the Financial Accounting Standards Board.

Net Working Capital

        The merger consideration was increased by the amount of the partnership's net working capital surplus or decreased by the amount of the partnership's net working capital deficit. Net working capital surplus is the positive difference between current assets and current liabilities, and net working capital deficit is the negative difference between current assets and current liabilities. Net working capital surplus (deficit) was derived from the partnership's unaudited balance sheet at June 30, 2011, a copy of which is included in the partnership's quarterly report on Form 10-Q for the six months ended June 30, 2011. Current assets consist primarily of cash and accounts receivable, but exclude any prepaid state tax withholding amounts since those amounts will be distributed to the partners subsequent to June 30, 2011. Current liabilities consist primarily of accounts payable, if any. The merger consideration will not be adjusted for increases or decreased in net working capital after June 30, 2011.

Net Asset Retirement Obligations

        The partnership is responsible for the cost of plugging and abandoning wells and related production facilities as its wells cease to produce and become inactive. Under generally accepted accounting principles, the partnership is required to recognize a liability on its balance sheet, which we refer to as an asset retirement obligation, for the present value of all legal obligations associated with plugging and abandoning its oil and gas properties. The estimated salvage value of abandoned equipment is expected to be available to partially offset the cost of plugging and abandoning activities, and accordingly has been subtracted from the recorded asset retirement obligation on the partnership's unaudited balance sheet as of June 30, 2011, a copy of which is included in the partnership's quarterly report on Form 10-Q for the six months ended June 30, 2011, to determine the net asset retirement obligation component of merger consideration.

Distributions

        The partnership distributes cash to its limited and general partners from net cash flows generated from its oil and gas operations. These distributions are made quarterly, unless sufficient cash flow is not available. The merger consideration was reduced by the aggregate amount of any cash distributions made subsequent to June 30, 2011 and will be further reduced by the sum of per unit cash distributions made after September 30, 2011, if any.

Comparison of Merger Consideration to Historical Cash Distributions

        Table 1 of Appendix A includes a summary of historical cash distributions to limited partners. During the 12-month period ended September 30, 2011, the partnership made aggregate cash distributions to limited partners of $6.02 per unit. The merger consideration of $117.69 per unit equates to 19.6 times the historical per unit cash distributions for the 12-month period ended September 30, 2011. The partnership made only two distributions during the 12-month period ended September 30, 2011. The partnership incurred charges associated with the requirement to plug and abandon a well limiting its ability to make any distributions during that period.

Allocation of Merger Consideration Among Partners

        The merger consideration payable to the holders of units, other than SWR, will be allocated among such holders pro rata in accordance with their ownership of units. Pursuant to the revenue sharing provisions of the partnership agreement, as the general partner, we are entitled to receive 10% of the partnership's revenue, and as a limited partner, we are entitled to receive 9.7% of the partnership's revenue. SWR will not receive any cash payment for its partnership interests in the partnership. However, as a result of the merger, SWR will acquire 100% of the assets and liabilities of the partnership.

Other Methods of Determining Merger Consideration

        CWEI believes that the method used to determine the merger consideration is fair and reasonable. CWEI considered a number of alternative methods of determining the merger consideration before selecting the proposed method. The risk exists, however, that this method may not result in the highest possible consideration to the unaffiliated investors. See "Risk Factors." You should also consider the following alternative methods for determining merger consideration in assessing the adequacy of the merger consideration described in this proxy statement.

        Book Value of Assets.    CWEI did not base the calculation of the merger consideration on the net book value of the partnership's assets. Net book value of the partnership's assets is based upon the financial statements reported in accordance with generally accepted accounting principles and is not adjusted for changes in the fair market value of its oil and gas properties. For this reason, CWEI believes that the merger consideration is more indicative of the fair market value of the assets of the partnership than the net book value of those assets.

        Trading Price of Units.    None of the units are traded on a national stock exchange or in any other active market and it is unlikely that a market will ever develop. Although units may be occasionally sold in privately negotiated or over-the-counter transactions, CWEI believes that few potential buyers have any interest in such transactions and that the prices paid in such transactions generally reflect a significant discount for illiquidity. CWEI believes the merger provides liquidity to the unaffiliated investors at a price based on oil and gas reserve values, not on limited market demand for illiquid units. If the merger is approved, unaffiliated investors in the partnership will receive cash for their units promptly after the effective time of the merger.

        Repurchase Offers.    CWEI did not base the computation of the merger consideration on the prices paid by SWR in its recent repurchases of units. SWR is not obligated to repurchase units. From time to time, an investor may desire to sell his or her units and will offer the units to SWR. In these cases, SWR may, but is under no obligation to, agree to repurchase the units on terms and conditions established by SWR, in its sole and absolute discretion, and acceptable to the investor. Table 2 of Appendix A includes information on the number of units repurchased by us, and the price per unit paid by us, since January 1, 2008. CWEI does not believe that repurchases based on this methodology are reliable as an indicator of fair value.

THE MERGER

General

        At the effective time of the merger, the partnership will merge into SWR. SWR will be the surviving entity in the merger. At the effective time of the merger, all of the units, other than those held by SWR, will be converted into the right to receive the per share merger consideration. The amount of merger consideration will be adjusted for partial units.

Distribution of Cash Payments

        Upon completion of the merger, the partners will have no continuing interest in, or rights as partners of, the partnership. The transfer books of the partnership will be closed on the closing date of the merger. All partnership interests in the partnership will cease to be outstanding, will automatically be cancelled and retired, and will cease to exist.

        If the merger is approved, checks will be mailed to the record holders of units, other than SWR, promptly after the effective time of the merger. Checks will be mailed to the same address to which monthly distribution checks are mailed.

Material U.S. Federal Income Tax Consequences

        The following discussion summarizes the material U.S. federal income tax considerations of a conversion of units into cash pursuant to the merger. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change. Future legislative, judicial or administrative changes or interpretations could alter or modify the following statements and conclusions, and any of these changes or interpretations could be retroactive and could affect the tax consequences to the limited partners.

        The following discussion is not exhaustive of all possible tax considerations. It does not address any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to specific limited partners in light of their particular circumstances. The discussion below describes general U.S. federal income tax considerations applicable to individuals who are citizens or residents of the Unites States, and therefore, except as expressly provided, has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, tax-exempt entities, regulated investment companies and insurance companies. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) is a limited partner of the partnership, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of such partnership.

        The following discussion is not intended as a substitute for careful tax planning. You are urged to consult your own tax advisor to determine all of the relevant federal, state, local or foreign tax consequences of the merger applicable to you in your particular circumstances.

        Tax Treatment of the Merger.    If the merger is completed as contemplated, the partnership will merge into SWR and your units will be converted into the right to receive a cash payment. For U.S. federal income tax purposes, your exchange of units for cash pursuant to the merger will be a taxable transaction to you. We intend to take the position in our federal income tax filings that the merger should be treated as a sale by you of your units in exchange for the cash payment you receive in the merger and the following discussion assumes such treatment is correct.

        Recognition of Gain or Loss.    You will generally recognize gain or loss as a result of the merger equal to the difference between your "amount realized" and your tax basis in your units immediately prior to the merger. Your amount realized will include the cash payment plus your share of any of the partnership's liabilities assumed by SWR in connection with the merger.

        Except as noted below, gain or loss recognized on the disposition of a unit is generally taxable as capital gain or loss. However, gain or loss recognized on the disposition of a unit will be separately computed and taxed as ordinary income or loss under section 751 of the Code to the extent attributable to certain "hot assets" of the partnership, primarily including recapture of depletion, depreciation and intangible drilling costs. In limited circumstances, ordinary income attributable to hot assets may exceed net taxable gain realized on the disposition of units and may be recognized even if there is a net taxable loss realized on the sale of units. Thus, a limited partner may recognize both ordinary income and a capital loss upon a sale of units.

        Tax Rates.    Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 35% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 15%. Corporate taxpayers are generally taxed at a maximum marginal rate of 35% for both capital gains and ordinary income. Capital losses are deductible only to the extent of capital gains, except that non-corporate taxpayers may deduct up to $3,000 of capital losses in excess of the amount of their capital gains against ordinary income. Excess capital losses generally can be carried forward to succeeding years. A corporation is permitted to carry back excess capital losses to the three preceding years, provided the carryback does not increase or produce a net operating loss for any of those years. A corporation's carryforward period is five years, and a non-corporate taxpayer can carry such losses forward indefinitely.

        Tax Consequences of Partnership Operations.    The federal income tax consequences of the merger described above are in addition to the tax consequences of your status as a limited partner in the partnership for the taxable year ending on the closing date of the merger. You must include your allocable share of the partnership's items of income, gain, loss, deduction and credit for that taxable year on your federal income tax return for that taxable year. That information will be provided to you on a Schedule K-1 as required by tax laws. The results of partnership operations for such period will impact your tax basis in the partnership, and your computation of gain or loss resulting from the merger.

        Withholding.    If you are a foreign person and hold units, you may be subject to federal income taxation in the United States with respect to gain recognized by you. Further, to secure payment for such tax, a withholding tax may be imposed and withheld from the proceeds payable to you, unless you establish to our satisfaction that you are either a U.S. person or exempt from withholding taxation. Foreign limited partners of the partnership are urged to consult their tax advisors regarding the tax consequences of the mergers to them.

Accounting Treatment

        The merger is expected to be accounted for as a purchase transaction under generally accepted accounting principles. Under purchase accounting rules, SWR will record the assets and liabilities of the partnership acquired from the unaffiliated investors pursuant to the merger on its books at their estimated fair market values.

Effect of the Merger on Limited Partners Who Do Not Vote in Favor of the Merger; No Appraisal or Dissenter Rights

        Your units will be bound by the merger if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement, even if you vote against the merger or do not vote. If the merger is completed, you will be entitled to receive only the per unit cash merger consideration described in this proxy statement. You will not have appraisal, dissenters' or similar rights in connection with the merger, even if you vote against the merger.

Future of the Partnership if the Merger Is Not Completed

        If the merger is not completed for any reason, the partnership will remain in existence. Some reasons that the merger may not be completed are (1) the requisite votes of the limited partners or the unaffiliated investors are not obtained, (2) a condition to the merger agreement is not satisfied or (3) we or the partnership exercise a termination right with respect to the merger.

        We have not formulated an alternative business plan for the partnership in the event the merger is not completed. We would plan to continue to manage the partnership and conduct the partnership's business in accordance with the terms of the partnership agreement and consistent with the partnership's current business objectives. The partnership would continue to operate as a separate legal entity with its own assets and liabilities. If the merger is not completed, we anticipate that cash distributions from the partnership would decline over time due to (1) the declining nature of oil and gas reserves and (2) increased future costs related to repairs and maintenance on aging lease and well facilities and due to asset retirement obligations that will mature as wells reach their economic limit. Regardless of whether the partnership makes cash distributions in future periods, limited partners would be required to continue to include their share of partnership income and loss in their individual tax returns.

        The board of directors of SWR and CWEI will decide what, if any, actions SWR or CWEI, respectively, will take regarding the partnership if the merger is not completed. Potential activities might include a tender offer for units or a proposal to acquire the assets of the partnership. Any such proposal may be on terms similar to or different from those of the merger described in this proxy statement.

Termination of Registration and Reporting Requirements

        As a result of the merger, the partnership interests in the partnership, and the partnership itself, will cease to exist. The partnership has registered its units under, or is otherwise subject to the informational requirements of, the Exchange Act. See "Where You Can Find More Information." Upon the completion of the merger, SWR intends to terminate:

  •
  registration of the units under the Exchange Act; and

  •
  the partnership's obligations to file reports and other information under the Exchange Act.

        In the event the merger is not completed for any reason, we would expect to cause the partnership to continue to file reports and other information under the Exchange Act. However, the board of directors could determine in the future to cause the partnership to terminate its reporting obligations to the extent permitted by federal securities laws.

Source of Funds

        SWR will need approximately $1.1 million in cash to complete the merger.

        On October 28, 2011 CWEI and SWR entered into a commitment letter with an affiliate of JPMorgan Chase & Co., which we refer to as JPM, with respect to a volumetric production payment, which we refer to as a VPP, to provide funds to SWR to finance the merger consideration payable pursuant to the merger and the mergers of each of the other SWR partnerships into SWR. The commitment letter, which is subject to customary conditions, provides that the VPP will be in the form of an overriding royalty interest that will be satisfied in cash or in kind. Once the specified VPP volumes have been satisfied in cash or in kind, the overriding royalty will terminate. While JPM will assume all reserve risk during the term of the VPP, CWEI and SWR will be obligated to bear all costs related to the operation of the properties subject to the VPP as long as the properties meet certain economic feasibility provisions. CWEI expects the aggregate proceeds from the VPP to be at least $40.2 million, which CWEI believes will be equal to or greater than the aggregate consideration payable pursuant to the merger and the mergers of each of the other SWR partnerships into SWR.

        The final terms of the VPP, including the amount of proceeds and the volumes of oil and gas to be conveyed, will not be determined until immediately prior to the closing of the merger. The closing of the merger and the mergers of the other SWR partnerships into SWR are not conditioned on SWR receiving proceeds from the VPP or any other financing condition.

Payment of Expenses and Fees

        SWR has agreed to pay all expenses and fees incurred in connection with the merger and the mergers of the other SWR partnerships into SWR. These expenses and fees are currently estimated to be approximately $2.4 million in the aggregate. CWEI considered our obligation to pay the total amount of merger expenses and fees regardless of the success of the merger in determining the amount of merger consideration offered.

        We estimate that the expenses and fees for all actions relating to the mergers of all of the SWR partnerships will be as follows:

Filing fee with SEC	$1,300
Legal, financial advisor and independent petroleum consultant fees	1,750,000
Fees to transaction committee	100,000
Printing, mailing and tabulation fees	500,000
Other	48,700

Total expenses	$2,400,000

THE MERGER AGREEMENT

        The following discussion describes the material terms of the merger agreement. The full text of the merger agreement is attached as Appendix D to this proxy statement and is incorporated by reference in this proxy statement. We urge you to read the merger agreement in its entirety.

Structure; Effective Time

        The merger agreement provides for the merger of the partnership into SWR, with SWR surviving the merger. The merger will become effective at the time of the filing of a certificate of merger with the Secretary of State of the State of Delaware. The certificate of merger is expected to be filed as soon as practicable after the last condition precedent to the merger set forth in the merger agreement has been satisfied or waived. We estimate that the closing of the merger will occur on or before March 14, 2012.

Conduct of Business Prior to the Merger

        From the date of the merger agreement until the effective time of the merger, SWR and the partnership are required:

  •
  to conduct the business of the partnership in the ordinary course of business and in a manner consistent with past practice and not to take any action except for actions consistent with such practice; and

  •
  to use their commercially reasonable efforts:

  •
  to preserve intact the business organization, properties, assets and businesses of the partnership;

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  to keep available the services of the present officers, employees and consultants of the partnership; and

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  to preserve the partnership's relationships with customers, suppliers and other persons with which the partnership has significant business dealings.

Other Agreements

        Special Meeting; Proxies.    SWR has agreed to cause the special meeting of the limited partners to be duly called and held as soon as reasonably practicable after the execution and delivery of the merger agreement for the purpose of voting on the approval of the merger agreement. SWR has also agreed to use its commercially reasonable efforts to solicit from unaffiliated investors proxies to represent and vote their units at the special meeting and to take all other action necessary or advisable to secure any vote or consent of the unaffiliated investors required by the partnership agreement, the merger agreement or law to effect the merger.

        Commercially Reasonable Efforts.    SWR and the partnership have agreed to use their commercially reasonable efforts to:

  •
  obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings; and

  •
  take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement.

 Vote of Units at the Special Meeting

        SWR has agreed to vote or cause to be voted all units held by SWR at the time of the special meeting for the approval of the merger agreement, the merger and the transactions contemplated by the merger agreement. SWR's agreement to vote its units does not in any way restrict or limit SWR from taking or omitting to take any action in its capacity as the general partner of the partnership or otherwise fulfilling its fiduciary obligations as the general partner of the partnership. In addition, SWR's agreement to vote its units does not in any way restrict or limit SWR's right to terminate the merger agreement in accordance with the terms of the merger agreement.

Representations and Warranties of SWR and the Partnership

        The merger agreement contains substantially reciprocal representations and warranties of the partnership, on the one hand, and SWR, on the other hand, including representations and warranties as to the following matters:

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  due formation, good standing, partnership or corporate power and qualification to do business;

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  the absence of violations, breaches or defaults under organizational documents, material agreements and certain laws as a result of the merger;

  •
  authority to enter into and the validity and enforceability of the merger agreement;

  •
  requisite approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement; and

  •
  accuracy of information supplied for inclusion in this proxy statement.

        In addition, the merger agreement contains additional representations and warranties of the partnership as to the following matters:

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  the receipt by the transaction committee of the written opinion of ECS;

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  the accuracy of the partnership's reports and registration statements filed with the SEC; and

  •
  the preparation of the partnership's financial statements and their fair presentation of the financial position of the partnership as of their respective dates.

Conditions to the Merger

        Conditions to the Obligations of Each Party.    The obligations of the partnership and SWR to complete the merger are subject to the fulfillment or waiver of the following conditions:

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  The limited partners who own more than 50 percent of the units owned by all limited partners shall have approved, at the special meeting, the merger agreement, the merger and the transactions contemplated by the merger agreement;

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  The unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting shall have approved the merger agreement, the merger, and the transactions contemplated by the merger agreement. This condition is not subject to waiver by the partnership or SWR;

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  The written opinion of ECS shall not have been withdrawn prior to the effective time of the merger, unless a replacement opinion or opinions of an investment banking firm or firms satisfactory to SWR (including the transaction committee) to a similar effect has been received by the transaction committee and has not been withdrawn;

  •
  No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the merger and the transactions related to the merger;

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  No suit, action or proceeding shall have been filed or otherwise be pending against the parties to the merger agreement or any officer, member or affiliate of such parties challenging the legality or any aspect of the merger or the transactions related to the merger; and

  •
  The parties to the merger shall have made all filings and registrations with, and notifications to, all third parties, including, without limitation, lenders and all appropriate regulatory authorities, required for consummation of the transactions contemplated by the merger agreement (other than the filing and recordation of appropriate merger documents required by the General Corporation Law of the State of Delaware or the Delaware Revised Uniform Limited Partnership Act), and all approvals and authorizations and consents of all third parties, including, without limitation, lenders and all regulatory authorities, required for consummation of the transactions contemplated by the merger agreement shall have been received and shall be in full force and effect, except for such filings, registrations, notifications, approvals, authorizations and consents, the failure of which to make or obtain would not have a material adverse effect on the business or financial condition of a party to the merger agreement, or the ability of a party to the merger agreement to consummate the transactions contemplated by the merger agreement.

        Conditions to the Obligations of SWR.    The obligation of SWR to complete the merger is further subject to the fulfillment or waiver of the following conditions:

  •
  The fulfillment (or waiver in whole or in part by SWR in its sole discretion) of each of the conditions to SWR's obligation to effect the mergers of at least a majority of the SWR partnerships as described under "Summary Term Sheet—Similar Transactions;"

  •
  The partnership shall have performed in all material respects its agreements contained in the merger agreement required to be performed by it on or prior to the closing date of the merger; and

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  The representations and warranties of the partnership contained in the merger agreement shall be true and correct in all material respects on and as of the closing date of the merger as if made on and as of such time except that the truth and correctness of representations and warranties of the partnership that by their express terms speak as of a specified date will be determined as of such date.

        Conditions to the Obligations of the Partnership.    The obligation of the partnership to complete the merger is further subject to the fulfillment or waiver of the following conditions:

  •
  SWR shall have performed in all material respects its agreements contained in the merger agreement required to be performed by it on or prior to the closing date of the merger.

  •
  The representations and warranties of SWR contained in the merger agreement shall be true and correct in all material respects on and as of the closing date of the merger as if made on and as of such time except that the truth and correctness of representations and warranties of SWR that by their express terms speak as of a specified date will be determined as of such date.

Termination of the Merger and the Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after approval of the merger by the unaffiliated investors:

  •
  By mutual written consent of the partnership and SWR;

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  By the partnership or SWR, if:

  •
  there shall be any applicable law, rule or regulation that makes consummation of the merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the merger is entered and such judgment, injunction, order or decree shall have become final and non appealable; or

  •
  at the special meeting or at any adjournment or postponement thereof, either (i) the approval of the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners or (ii) the approval of the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting shall not have been obtained by reason of the failure to obtain the requisite vote;

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  By SWR, if the partnership shall have failed to perform its agreements and covenants contained in the merger agreement, which failure has a material adverse effect on SWR or the partnership, as the case may be, or materially and adversely affects the transactions contemplated by the merger agreement;

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  By the partnership, if SWR (other than in its capacity as the general partner of the partnership) shall have failed to perform its agreements and covenants contained in the merger agreement, which failure has a material adverse effect on SWR or the partnership, as the case may be, or materially and adversely affects the transactions contemplated by the merger agreement;

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  By the partnership, if the partnership, after considering the written advice of outside legal counsel (which may be outside legal counsel retained by the transaction committee), determines in good faith that termination of the merger agreement is required for SWR's board of directors to comply with its fiduciary duties to the partnership and to the unaffiliated investors imposed by applicable law;

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  By SWR, if there shall have occurred any event, circumstance, condition, development, or occurrence causing, resulting in, or having a material adverse effect on the business, operations, properties (taken as a whole), condition (financial or otherwise), results of operations, assets (taken as a whole), liabilities or cash flows of the partnership; or

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  By SWR, if at any time between the fifth trading day prior to the closing date of the merger and the closing date of the merger the closing NYMEX futures price for oil on any trading day during such period is equal to or less than $79.00 per Bbl.

        If the merger agreement is validly terminated, no party shall have any liabilities or obligations to the other parties, except that SWR has agreed to pay all costs and expenses incurred by the parties to the merger agreement whether or not the merger is completed, and except that nothing in the merger agreement shall relieve any party to the merger agreement from liability for any breach of the merger agreement.

Amendments; Waivers

        Any provision of the merger agreement may be amended prior to the effective time if the amendment is in writing and signed by SWR and the partnership. After the approval of the limited partners and the unaffiliated investors has been obtained, no amendment shall:

  •
  change the type or amount of, or the method of determining, the consideration to be received in exchange for the units; or

  •
  materially and adversely affect the rights of the limited partners of the partnership, other than a termination of the merger agreement or abandonment of the merger.

        Prior to the effective time, the partnership and SWR may:

  •
  extend the time for the performance of any of the obligations of the partnership and SWR;

  •
  waive any inaccuracies in the representations and warranties in the merger agreement or in a document delivered pursuant to the merger agreement; and

  •
  waive compliance with any agreement or condition in the merger agreement, except that the condition to obtain the requisite vote of the unaffiliated investors may not be waived.

        Any such extension or waiver will be valid only if it is in writing and signed by the party against whom the extension or waiver is to be effective.

Authority of the Transaction Committee

        The merger agreement provides that any supplement to, or amendment, modification, waiver or termination of, the merger agreement by the partnership prior to the closing date of the merger requires the approval of the transaction committee acting on behalf of the partnership. SWR has agreed not to take any such action on behalf of the partnership without the approval of the transaction committee.

Withholding

        The merger agreement allows SWR, as the surviving entity in the merger, to deduct and withhold from the merger consideration payable to any holder or former holder of units any amounts that may be required to be deducted or withheld from the merger consideration under the Code. To the extent that any amounts are deducted or withheld, those amounts will be treated for all purposes under the merger agreement as having been paid to the person to whom such amounts would otherwise have been paid.

THE SPECIAL MEETING

General Background

        The special meeting will be held on March 7, 2012, at 10:00 a.m., local time, at the ClayDesta Conference Center, Six Desta Drive, Suite 6550, Midland, Texas 79705. The purpose of the special meeting is for limited partners to consider and vote on the following matters:

  •
  A proposal to approve the merger agreement pursuant to which the partnership will merge into SWR, with SWR being the surviving entity in the merger.

  •
  Any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal.

  •
  Other business that properly comes before the special meeting or any adjournments or postponements of the special meeting. We are not aware of any other business for the special meeting.

        The Delaware Revised Uniform Limited Partnership Act requires that the merger agreement be approved by SWR and by the limited partners who own more than 50 percent of the outstanding units. In addition, the merger agreement requires that the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement.

        On October 27, 2011, the transaction committee, by a unanimous vote, (1) considering, among other things, the written opinion of ECS, determined that the consideration to be received by the unaffiliated investors in the merger pursuant to the merger agreement is fair to the unaffiliated investors from a financial point of view, (2) determined that the merger agreement and the merger are advisable and in the best interests of the unaffiliated investors and the partnership and (3) recommended that the board of directors (a) approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and (b) recommend that the unaffiliated investors vote to approve the merger agreement.

        On October 27, 2011, the board of directors, relying in part on the recommendation of the transaction committee, unanimously determined that the merger is advisable and substantively and procedurally fair to the unaffiliated investors and is in their best interests. The board of directors approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommends that you vote FOR the merger proposal and FOR any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal. Although the board of directors believes it has fulfilled its fiduciary duties to you, members of the board of directors had conflicting interest in evaluating the merger.

 Record Date; Voting Rights and Proxies

        Only limited partners of record at the close of business on January 12, 2012 are entitled to notice of and to vote at the special meeting, or any adjournments or postponements of such special meeting. SWR is entitled to vote the units it holds as a limited partner at the special meeting and has agreed in the merger agreement to vote all of its units in favor of the merger proposal.

        Limited partners are entitled to cast one vote for each unit held of record by the limited partner on the record date.

        A limited partner of record may grant a proxy to vote for or against, or abstain from voting on, the merger proposal. To be effective for purposes of granting a proxy to vote on the merger proposal, a proxy card must be properly completed, executed and delivered before the special meeting and not revoked. A limited partner of record may also vote by telephone or over the Internet by following the instructions on the enclosed proxy card. All units represented by properly executed proxies that have not been previously revoked will be voted in accordance with the instructions indicated in these proxies. If no instructions are indicated, the units will be voted FOR the merger proposal and FOR any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of units present or represented by proxy and voting in favor of the approval of the merger proposal is insufficient to approve the merger proposal. A properly executed proxy card marked abstain is counted as present for purposes of determining the presence or absence of a quorum at the special meeting, but will not be voted. Accordingly, abstentions will have the same effect as a vote against the merger proposal.

        Unrevoked proxies will be voted at the special meeting or at any adjournment or postponement thereof if received at or before the vote is taken at the special meeting. Proxies will remain valid until the completion of the special meeting.

        Votes cast by proxy or in person at the special meeting will be tabulated by the inspector of election appointed for the meeting.

        We do not know of any matters other than the approval of the merger proposal that are to come before the special meeting. If any other matter or matters are properly presented for action at the special meeting, the persons named in the enclosed form of proxy and acting under the proxy will have the discretion to vote on those matters in accordance with their best judgment.

Revocation of Proxies

        You may revoke a proxy you have given at any time before that proxy is voted at the special meeting by:

  •
  giving written notice of revocation to SWR;

  •
  signing and returning a later dated proxy; or

  •
  voting in person at the special meeting.

        Your notice of revocation will not be effective unless SWR receives it at or before that proxy is voted at the special meeting. Your presence at the special meeting will not automatically revoke your proxy. Revocation during the special meeting will not affect votes previously taken.

        You may deliver your written notice of revocation in person or by mail, Internet, or facsimile. Any written notice of revocation must specify your name and limited partner number as shown on your proxy card.

Solicitation of Proxies

        SWR, in its capacity as general partner of the partnership, sent you this proxy statement and the enclosed proxy card and is soliciting your proxy pursuant to this proxy statement. SWR will pay for the solicitation of your proxy and will also bear the entire cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to the limited partners. In addition to this solicitation by mail, proxies may be solicited by the members of the board of directors, executive officers and other full-time employees of SWR and CWEI and their affiliates by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. SWR also may request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of units, and SWR will reimburse them for their reasonable out-of-pocket expenses in forwarding such material.

        We have retained Broadridge Financial Solutions, Inc., which we refer to as Broadridge, to act as information agent to perform consulting, administrative and other services with respect to the merger. We have agreed to indemnify Broadridge against certain liabilities, including liabilities under the federal securities laws.

Quorum

        The presence in person or by proxy of a majority of units entitled to vote is necessary to constitute a quorum at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed without notice until a quorum is present. If a quorum is present at the adjourned or postponed meeting, any business may be transacted that may have been transacted at the special meeting had a quorum originally been present.

        The persons named as proxies intend to vote in favor of any motion to adjourn or postpone the special meeting if, prior to the special meeting, they have not received sufficient proxies to approve the merger described in this proxy statement. This process will be repeated at any adjourned or postponed meeting until sufficient proxies to vote in favor of the merger have been received or it appears that sufficient proxies will not be received.

Required Vote; Broker Non-Votes

        The merger will be completed only if (1) the limited partners of the partnership who own more than 50 percent of the units owned by all limited partners approve the merger agreement, the merger and the transactions contemplated by the merger agreement and (2) the unaffiliated investors who own more than 50 percent of the units owned by all unaffiliated investors present in person or by proxy at the special meeting vote their units to approve the merger agreement, the merger and the transactions contemplated by the merger agreement. SWR is entitled to vote the units it holds as a limited partner at the special meeting and has agreed in the merger agreement to vote all of its units in favor of the merger proposal.

        Brokers, if any, who hold units in street name for customers have the authority to vote on certain "routine" proposals when they have not received instructions from beneficial owners. However, these brokers are precluded from exercising their voting discretion with respect to the approval and adoption of non-routine matters such as the merger proposal and, thus, absent specific instructions from the beneficial owner of the units, brokers are not empowered to vote the units with respect to the merger proposal. These "broker non-votes" will have the effect of a vote against the merger proposal for purposes of obtaining the approval of the limited partners of the merger proposal. For purposes of obtaining the approval of the unaffiliated investors of the merger proposal, a "broker non-vote" will not count as a vote for or a vote against the merger proposal.

Participation by Assignees

        SWR has the discretionary authority granted to it under the partnership agreement to withhold its consent to the substitution of any assignees as limited partners. To facilitate the notification given to limited partners about the merger, SWR intends to exercise that authority and withhold its consent to the substitution of any assignees as partners from the record date until the closing date of the merger, but in no event later than December 31, 2012.

 Special Requirements for Certain Limited Partners

        SWR may require that any proxy card executed by an entity, such as a trust, corporation or partnership, be accompanied by evidence or an opinion of counsel that such entity:

  •
  has met all requirements of its governing instruments; and

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  is authorized to execute and deliver the proxy card under the laws of the jurisdiction under which the entity was organized.

        SWR will require the named trustee and the beneficial owner of trusts, including individual retirement accounts, to execute the proxy card. In some cases, SWR may provide a limited partner with an envelope, pre-addressed to the limited partner's individual retirement account trustee, so that the limited partner may forward an executed proxy card to the trustee for the trustee's signature and subsequent delivery to SWR. Delivery of a proxy card to the trustee, with or without the use of a pre-addressed envelope, and delivery of a proxy card from the trustee to SWR are at the risk of the limited partner.

Validity of Proxy Cards

        A proxy card will not be valid unless it has been properly completed and executed and timely delivered. SWR will determine all questions as to the validity, form, eligibility, time of receipt and acceptance of a proxy card and its determination will be final and binding. SWR's interpretation of the terms and conditions of the merger proposal, including the instructions for the proxy card, will also be final and binding.

        A proxy card will not be valid until any irregularities have been cured or waived. If SWR does not waive the irregularities, it will return the defective proxy card to the limited partner as soon as practicable. SWR is under no duty to give notification of defects in a proxy card and will incur no liability if it fails to give such notification.

        Delivery of a proxy card is at the risk of the limited partner. To ensure receipt of the proxy card and all other required documents, we suggest that limited partners use overnight courier delivery or certified or registered mail, return receipt requested.

Local Laws

        Proxy solicitations will not be made to, nor will proxy cards be accepted from, limited partners in any jurisdiction in which the solicitations would not be in compliance with federal and state securities or other laws.

INTERESTS OF CWEI, SWR
AND THEIR DIRECTORS AND OFFICERS

        A number of conflicts of interest are inherent in the relationships among the partnership, SWR, CWEI and their respective directors and officers.

Conflicting Duties of SWR, Individually and as General Partner; Financial Interests of Officers and Directors

        The interests of CWEI, SWR and their officers and directors may differ from interests of the unaffiliated investors.

        SWR, as the general partner of the partnership, has a duty to manage the partnership in the best interests of the limited partners. However, SWR also has a duty to operate its business for the benefit of CWEI, its sole stockholder. Consequently, SWR's duties to CWEI may conflict with its duties to the unaffiliated investors.

        Members of the board of directors have a duty to cause SWR to manage the partnership in the best interests of the limited partners. However, members of the board of directors also have a duty to operate SWR's business for the benefit of CWEI, its sole stockholder, and board members who are also officers of SWR have a duty to operate SWR's business in SWR's best interests. Each member of the board of directors is also a member of the board of directors of CWEI. Members of the board of directors of CWEI have a duty to operate CWEI's business for the benefit of its stockholders. Two members of the board of directors are also officers of CWEI, and therefore have a duty to operate CWEI's business in the best interests of CWEI and its stockholders. In addition, one member of the board of directors, Clayton W. Williams, Jr., beneficially owns approximately 26% of the outstanding common stock of CWEI, and a partnership in which his adult children are limited partners owns approximately 25% of the outstanding common stock of CWEI. Members of the board of directors may have an indirect financial interest in the merger, as stockholders of CWEI or as officers of CWEI and SWR, and such interest may conflict with the interests of unaffiliated investors. Consequently, the duties of members of the board of directors to the unaffiliated investors may conflict with the duties of those members to SWR and CWEI. In addition, members of the transaction committee and the board of directors of CWEI are compensated for their services on such committee and board. The board of directors was aware of these interests and considered them in approving the merger proposal. The board of directors believes that any economic benefit that the officers and directors of CWEI and SWR may obtain from the merger will be modest and will not result in a material economic benefit, if any, to such officers and directors individually. The board of directors does not believe that Mr. Williams or any member of his family will obtain any economic benefit from the merger that differs from any economic benefit obtained by the stockholders of CWEI generally. See "Special Factors—Position of the Partnership Affiliates as to the Fairness of the Merger to the Unaffiliated Investors."

        SWR and the board of directors have attempted to formally address the conflicts inherent in the relationships among SWR, CWEI, the partnership and the officers and directors of SWR and CWEI by forming the transaction committee comprising two members of the board of directors who are not officers or employees of SWR or CWEI. The transaction committee was authorized to review, evaluate and negotiate the terms of the merger on behalf of the unaffiliated investors; however, the transaction committee was not authorized to develop, solicit, initiate or pursue any potential alternatives to the merger. Because both members of the transaction committee are also members of the boards of directors of SWR and CWEI, an inherent conflict may continue to exist with respect to each member's duties to the unaffiliated investors in his capacity as a member of the transaction committee, on the one hand, and such member's duties to SWR, CWEI and the stockholders of CWEI in his capacity as a member of the boards of directors of SWR and CWEI, on the other hand. In addition, members of the transaction committee may have an indirect financial interest in the merger as stockholders of CWEI, and such interest may conflict with the interests of the unaffiliated investors.

Employees of CWEI Provide Services to the Partnership

        The partnership currently has no employees. The partnership relies on employees of CWEI, as the parent company of SWR, to provide all management and administrative functions on behalf of the partnership. Therefore, the partnership effectively competes with CWEI for the time and resources of its employees. In 2010, the partnership paid SWR $73,200 as an administrative fee for management and administrative services to the partnership. This fee is reported as a general and administrative expense in the financial statements of the partnership.

Operation of Oil and Gas Properties

        Many of the properties in which the partnership has an interest are operated by SWR, which was paid approximately $63,000 for producing well overhead fees attributable to operating such properties during 2010.

Farm-Out Arrangements with SWR

        The business objective of the partnership is to optimize the production and related net cash flow from the properties it owns without engaging in the drilling of any development or exploratory wells except through farm-out arrangements. If additional drilling is necessary to fully develop a partnership property, the partnership enters into farm-out agreements with SWR to assign a portion of the partnership's interest in the property to SWR in exchange for retaining an interest in one or more new wells at no cost to the partnership. The partnership obtains a fairness opinion from an independent petroleum engineer covering the terms of each farm-out arrangement prior to entering into a farm-out agreement with SWR.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PARTNERSHIP INTERESTS

        The partnership does not have any directors or executive officers. SWR, as the general partner of the partnership, has the exclusive right and full authority to manage, control and administer the partnership's business. CWEI does not directly own any partnership interests in the partnership. However, because CWEI is the sole stockholder of SWR, CWEI beneficially owns all of SWR's partnership interests in the partnership. The following table presents information as of January 12, 2012 concerning SWR's beneficial ownership of partnership interests. SWR has sole voting and dispositive power with respect to the partnership interests it beneficially owns. As of January 12, 2012, no person or entity, other than SWR, beneficially owns more than 5% of the outstanding units.

Person or Group	Address	No. of Units Beneficially Owned	Percentage of Total Units Outstanding
Southwest Royalties, Inc.	6 Desta Drive, Suite 6500 Midland, TX 79705	1,125.83	10.77%

        On October 27, 2011, SWR acquired from Blue Heel Company, a Delaware corporation and wholly owned subsidiary of SWR, which we refer to as Blue Heel, a 1% general partnership interest in the partnership. The general partnership interest previously owned by Blue Heel was solely an economic interest, and did not give Blue Heel the right or power to participate in the management or control of the business and affairs of the partnership. As a result of this acquisition, SWR's aggregate general partnership interest in the partnership increased to 10% from 11%, and SWR became the sole general partner of the partnership.

        Except as set forth above, neither CWEI nor SWR, nor, to our knowledge, any of their directors or executive officers, or any associate or majority owned subsidiary of CWEI, SWR, or any such director or executive officer:

  •
  beneficially owns any partnership interests in the partnership; or

  •
  has effected any transactions in any partnership interests in the partnership during the past 60 days.

 TRANSACTIONS AMONG THE PARTNERSHIP, CWEI, SWR
AND THEIR DIRECTORS AND OFFICERS

        Except as described in this proxy statement, including the supplement to this proxy statement, there have not been any past, present or proposed material agreements, arrangements, understandings or relationships between CWEI, SWR, any of their respective subsidiaries or, to the knowledge of CWEI and SWR, any director or executive officer of CWEI or SWR or any associate of any such persons, on the one hand, and the partnership, on the other hand, that are required to be disclosed pursuant to the rules and regulations of the SEC. Except as described in this proxy statement, including the supplement to this proxy statement, none of CWEI, SWR or, to the knowledge of CWEI and SWR, any director or executive officer of CWEI or SWR, has any agreement, arrangement or understanding with any other person with respect to any securities of the partnership.

        CWEI is also proposing to acquire each of the other SWR partnerships. Concurrently with the execution of the merger agreement, SWR and each other SWR partnership will enter into a merger agreement pursuant to which such SWR partnership will merge into SWR. The terms and conditions of the other merger agreements are substantially similar to the terms and conditions of the merger agreement (other than financial terms) set forth in this proxy statement for the merger. The merger is conditioned on the fulfillment (or waiver in whole or in part by SWR in its sole discretion) of each of the conditions to its obligation to effect the mergers of at least a majority of the other SWR partnerships.

        If the merger is completed, there are various ways that CWEI may use the partnership's properties. CWEI may continue to operate the partnership's properties, it may sell the partnership's properties to third parties, including a royalty trust, or it may spin off the partnership's properties to its stockholders. Although CWEI plans to operate the partnership's properties in the immediate future following completion of the merger, it has not decided how to use the partnership's properties in the long-term.

MANAGEMENT

Clayton Williams Energy, Inc.

        The following information sets forth the age, business experience during the past five years, positions and offices with CWEI, and periods of service of each director and executive officer of CWEI.

Name	Age	Position
Clayton W. Williams, Jr.	80	Chairman, President, Chief Executive Officer, and Director
Mel G. Riggs	57	Executive Vice President, Chief Operating Officer, and Director
Michael L. Pollard	61	Senior Vice President—Finance, Chief Financial Officer and Treasurer
Patrick C. Reesby	59	Vice President—New Ventures
Robert C. Lyon	75	Vice President—Gas Gathering and Marketing
T. Mark Tisdale	55	Vice President and General Counsel
Gregory S. Welborn	38	Vice President—Land
Robert L. Thomas	55	Vice President—Accounting
Davis L. Ford	74	Director
Robert L. Parker	88	Director
Ted Gray, Jr.	61	Director
Jordan R. Smith	77	Director

        Clayton W. Williams, Jr. is Chairman of the Board, President, Chief Executive Officer and a director of CWEI, having served in such capacities since September 1991. For more than the past five years, Mr. Williams has also been the chief executive officer and a director of certain entities, which we refer to as the Williams Entities, which are controlled directly or indirectly by Mr. Williams. Mr. Williams beneficially owns, either individually or through his affiliates, approximately 26% of the outstanding shares of CWEI's common stock.

        Mel G. Riggs is Executive Vice President and Chief Operating Officer of CWEI, having served in such capacities since December 2010. Mr. Riggs was previously Senior Vice President and Chief Financial Officer of CWEI, having served in that capacity since September 1991. Mr. Riggs has served as a director of CWEI since May 1994. Mr. Riggs is the sole general partner of The Williams Children's Partnership, Ltd., which we refer to as WCPL, a limited partnership in which the adult children of Clayton W. Williams, Jr. are the limited partners. WCPL holds approximately 25% of the outstanding shares of CWEI's common stock. As the sole general partner, Mr. Riggs has the power to vote or direct the voting of the shares of CWEI's common stock held WCPL. Mr. Riggs also serves as an officer and director of certain of the Williams Entities. Since July 2009, Mr. Riggs has also served as a director of TransAtlantic Petroleum Ltd, a publicly owned company engaged internationally in the acquisition, development, exploration and production of crude oil and natural gas.

        Michael L. Pollard is Senior Vice President—Finance, Chief Financial Officer and Treasurer of CWEI, having served in such capacity since January 2011. Prior to that, Mr. Pollard had served as Vice President—Accounting of CWEI since 2003.

        Patrick C. Reesby is Vice President—New Ventures of CWEI, having served in such capacity since 1993.

        Robert C. Lyon is Vice President—Gas Gathering and Marketing of CWEI, having served in such capacity since 1993.

        T. Mark Tisdale is Vice President and General Counsel of CWEI, having served in such capacity since 1993.

        Gregory S. Welborn is Vice President—Land of CWEI, having served in such capacity since 2006. Prior to that, Mr. Welborn was self-employed. Mr. Welborn is the son-in-law of Clayton W. Williams, Jr.

        Robert L. Thomas is Vice President—Accounting of CWEI, having served in such capacity since January 2011. Prior to that, Mr. Thomas had served as General Accounting Manager of CWEI since 2003.

        Davis L. Ford is a director of CWEI and a member of the audit, compensation and nominating and governance committees of the CWEI board of directors. Dr. Ford has served as a director of CWEI since February 2004. Dr. Ford has been president of Davis L. Ford & Associates, an environmental engineering and consulting firm, for more than the past five years and is also an adjunct Professor at The University of Texas at Austin. Dr. Ford is a distinguished engineering graduate of both Texas A&M University and The University of Texas at Austin and is also a member of the National Academy of Engineering.

        Robert L. Parker is a director of CWEI and a member of the audit, compensation and nominating and governance committees of the CWEI board of directors. Mr. Parker has served as a director of CWEI since May 1993. Mr. Parker is retired. Until his retirement in April 2006, he was the Chairman of the Board of Parker Drilling Company, a publicly owned corporation providing contract drilling services, a position he held since 1969.

        Ted Gray, Jr. is a director of CWEI and a member of the audit, compensation and nominating and governance committees of the CWEI board of directors. Mr. Gray has served as a director of CWEI since December 2008. Mr. Gray is a Vice President at UBS Financial Services, Inc. in Austin, Texas where he is a member of a team managing portfolios for high net worth individuals and foundations. Prior to joining UBS Financial Services, Inc. in December 2008, Mr. Gray was an investment advisor with Morgan Stanley in Austin, Texas for eight years and has been involved in banking and investment activities since 1972.

        Jordan R. Smith is a director of CWEI and a member of the audit, compensation and nominating and governance committees of the CWEI board of directors. Mr. Smith has served as a director of CWEI since July 2000. Mr. Smith is President of Ramshorn Investments, Inc., a wholly owned subsidiary of Nabors Industries, having served in such capacity for more than the past five years. Mr. Smith serves as a director of Delta Petroleum Corporation, a publicly owned corporation in the energy business, and has served on the Board of the University of Wyoming Foundation and the Board of the Domestic Petroleum Council.

Southwest Royalties, Inc.

        The following information sets forth the age, business experience during the past five years, positions and offices with SWR, and periods of service of each director and executive officer of SWR.

Name	Age	Position
Clayton W. Williams, Jr.	80	Chairman and Director
Mel G. Riggs	57	President and Director
Michael L. Pollard	61	Senior Vice President and Treasurer
Randy Howard	56	Vice President
Robert C. Lyon	75	Vice President
T. Mark Tisdale	55	Vice President
Ted Gray, Jr.	61	Director
Davis L. Ford	74	Director

        Clayton W. Williams, Jr. is Chairman of the Board and a director of SWR, having served in this capacity since May 2004. Mr. Williams also serves as Chairman of the Board, President, Chief Executive Officer and a director of CWEI.

        Mel G. Riggs is President of SWR, having served in this capacity since February 2011. Prior to that, Mr. Riggs had served as Vice President of SWR since May 2004. Mr. Riggs has also served as director of SWR since May 2004. Mr. Riggs has served as Executive Vice President and Chief Operating Officer of CWEI since December 2010. Prior to that, Mr. Riggs had served as Senior Vice President, Chief Financial Officer and Treasurer of CWEI since September 1991. Mr. Riggs has been a director of CWEI since May 1994.

        Michael L. Pollard is Senior Vice President and Treasurer of SWR, having served in this capacity since February 2011. Mr. Pollard has also served as Senior Vice President—Finance, Chief Financial Officer and Treasurer of CWEI since January 2011. Prior to that, Mr. Pollard served as Vice President—Accounting of CWEI since 2003.

        Randy Howard is Vice President of SWR, having served in this capacity since March 2006.

        Robert C. Lyon is Vice President of SWR, having served in this capacity since May 2004. Mr. Lyon also serves as Vice President—Gas Gathering and Marketing of CWEI.

        T. Mark Tisdale is Vice President of SWR, having served in this capacity since May 2004. Mr. Tisdale also serves as Vice President and General Counsel of CWEI.

        Ted Gray, Jr. is a director of SWR and serves on the transaction committee, having served in this capacity since May 2011. Mr. Gray also serves as a director of CWEI.

        Davis L. Ford is a director of SWR and serves on the transaction committee, having served in this capacity since May 2011. Dr. Ford also serves as a director of CWEI.

 INDEPENDENT AUDITORS

        The financial statements of the partnership at December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 included in the supplement to this proxy statement have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report which is included in the supplement to this proxy statement.

INDEPENDENT PETROLEUM ENGINEERING CONSULTANTS

        Ryder Scott Company, L.P., independent petroleum engineering consultants, estimated the partnership's reserves as of December 31, 2010 and audited CWEI's estimates of the partnership's reserves as of July 1, 2011 and the present value of the estimated future net revenues from those estimated reserves. Ryder Scott's summary reserve report letters for December 31, 2010 and July 1, 2011 are included herein as exhibits to this proxy statement in reliance upon the authority of said firm as experts in such matters.

 COMMONLY USED OIL AND GAS TERMS

        The definitions set forth below shall apply to the indicated terms as used in this proxy statement.

        "Bbl" means a standard barrel of 42 U.S. gallons and represents the basic unit for measuring the production of crude oil, natural gas liquids and condensate.

        "BOE" means a barrel of oil equivalent and is a standard convention used to express oil and gas volumes on a comparable oil equivalent basis. Gas equivalents are determined under the relative energy content method by using the ratio of 6.0 Mcf of gas to 1.0 Bbl of oil or natural gas liquid.

        "Gas" means natural gas. All volumes of natural gas referred to herein are stated at the legal pressure base of the state or area where the reserves exist and at 60 degrees Fahrenheit and in most instances are rounded to the nearest major multiple. References to NYMEX futures prices for natural gas mean futures prices for Natural Gas (Henry Hub).

        "Mcf" means one thousand cubic feet of natural gas under prescribed conditions of pressure and temperature.

        "MMBtu" means one million British thermal units. One British thermal unit is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

        "Oil" means crude oil or condensate. References to NYMEX futures prices for oil mean futures prices for Light Sweet Crude Oil (WTI).

        "NYMEX" means the New York Mercantile Exchange, the exchange on which commodities, including crude oil and natural gas futures contracts, are traded.

        "possible reserves" means those additional reserves that are less certain to be recovered than probable reserves.

        "probable reserves" means those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. (1) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates. (2) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir. (3) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proves reserves.

        "proved developed producing reserves" means those proved reserves that are expected to recovered from completion intervals that are open and producing.

        "proved developed non-producing reserves" means proved developed reserves that are shut-in or behind pipe. Shut-in reserves are expected to be recovered from (1) completion intervals which are open but which have not started producing, (2) wells which were shut-in for market conditions or pipeline connections or (3) wells not capable of production for mechanical reasons. Behind pipe reserves are expected to be recovered from zones in existing wells which will require additional completion work or future re-completion prior to the start of production.

        "proved developed reserves" means reserves that can be expected to be recovered (a) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well and (b) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

        "proved reserves" means those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. (1) The area of the reservoir considered as proved includes: (a) The area identified by drilling and limited by fluid contacts, if any, and (b) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. (2) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. (3) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. (4) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (a) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (b) The project has been approved for development by all necessary parties and entities, including government entities.

        "proved undeveloped reserves" means undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. (1) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. (2) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. (3) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

APPENDIX A

GENERAL INFORMATION

Table 1	Historical Cash Distributions to Limited Partners
Table 2	Quarterly Repurchase Prices and Aggregate Payments
Table 3	Production, Average Prices and Production Costs
Table 4	Proved Reserves Attributable to the General Partner and Limited Partners
Table 5	Summary Proposals from Prospective Equity Partners
Table 6	12-Month Trailing Average of Closing NYMEX Futures Prices for Oil Compared to Benchmark Price of $92.84 per Bbl

 SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.
TABLE 1
HISTORICAL CASH DISTRIBUTIONS TO LIMITED PARTNERS
From Inception Through September 30, 2011

Per Unit(a)(b)
Inception to 12/31/07	$880.78
Quarter ended 3/31/08	8.61
Quarter ended 6/30/08	14.21
Quarter ended 9/30/08	17.22
Quarter ended 12/31/08	6.89
Quarter ended 3/31/09	2.15
Quarter ended 6/30/09	4.08
Quarter ended 9/30/09	—
Quarter ended 12/31/09	1.29
Quarter ended 3/31/10	3.44
Quarter ended 6/30/10	2.15
Quarter ended 9/30/10	—
Quarter ended 12/31/10	—
Quarter ended 3/31/11	—
Quarter ended 6/30/11	2.58
Quarter ended 9/30/11	3.44

Cumulative per unit cash distributions to limited partners	$946.84

Original investment per unit	$500.00

(a)
Historical cash distributions to limited partners are not necessarily indicative of future cash distributions. Unaffiliated investors should not assume that the partnership will continue to make cash distributions at levels similar to those shown in this table.

(b)
Historical cash distributions to limited partners shown in this table exclude any state income tax withholdings that are deemed distributed to limited partners.

 SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.
TABLE 2
QUARTERLY REPURCHASE PRICES AND AGGREGATE PAYMENTS
From January 1, 2008 Through September 30, 2011

	Repurchase Price Per Unit	Aggregate Repurchase Payments
Quarter ended 3/31/08	$84.96	$510
Quarter ended 6/30/08	$82.81	$4,196
Quarter ended 9/30/08	$94.65	$4,890
Quarter ended 12/31/08	$—	$—
Quarter ended 3/31/09	$—	$—
Quarter ended 6/30/09	$—	$—
Quarter ended 9/30/09	$—	$—
Quarter ended 12/31/09	$54.00	$1,944
Quarter ended 3/31/10	$18.80	$188
Quarter ended 6/30/10	$9.61	$192
Quarter ended 9/30/10	$4.78	$306
Quarter ended 12/31/10	$—	$—
Quarter ended 3/31/11	$—	$—
Quarter ended 6/30/11	$—	$—
Quarter ended 9/30/11	$—	$—

 SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.
TABLE 3
PRODUCTION, AVERAGE PRICES AND PRODUCTION COSTS
For the Nine Months Ended September 30, 2011 and 2010
and the Years ended December 31, 2010 and 2009

	Nine Months ended September 30,		Year ended December 31,
	2011	2010	2010	2009
Production:
Oil Production (Bbls)	4,719	5,876	7,425	8,268
Gas Production (Mcf)	22,337	22,059	29,705	31,415
Average realized sales prices:
Oil ($/Bbl)	$94.17	$76.76	$77.73	$55.88
Gas ($/Mcf)	$6.49	$5.44	$5.50	$4.18
Production Costs per BOE	$36.12	$45.52	$43.38	$29.02

SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.
TABLE 4
PROVED RESERVES ATTRIBUTABLE TO THE GENERAL PARTNER
AND LIMITED PARTNERS
AS OF DECEMBER 31, 2010 AND JUNE 30, 2011

	Oil (Bbl)(a)	Gas (Mcf)
As of 12/31/10:
General Partner	6,610	16,295
Limited Partners	59,494	146,653

Total	66,104	162,948

As of 6/30/11:
General Partner	10,256	21,767
Limited Partners	92,300	195,904

Total	102,556	217,671

(a)
Includes natural gas liquids.

 SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.
TABLE 5
SUMMARY PROPOSALS FROM PROSPECTIVE EQUITY PARTNERS

	As of December 31, 2010		As Adjusted to September 30, 2011(a)
	Enterprise Value	Implied Per Unit Value	Enterprise Value	Implied Per Unit Value
	(Dollars in thousands, except per unit)
Initial Proposals:
Low	$22	$1.92	$(48)	$(4.10)
High	$1,022	$87.97	$952	$81.95
Average	$665	$57.26	$595	$51.24
Revised Proposals:
Low	$1,022	$87.97	$952	$81.95
High	$1,046	$90.03	$976	$84.01
Average	$1,034	$89.00	$964	$82.98
Final Proposal	$1,046	$90.03	$976	$84.01

(a)
As adjusted enterprise values and the related implied per unit values were computed by deducting cash distributions during the nine months ended September 30, 2011 from the actual proposals effective December 31, 2010.

 SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.
TABLE 6
12-MONTH TRAILING AVERAGE OF CLOSING NYMEX FUTURES PRICES
FOR OIL COMPARED TO BENCHMARK PRICE OF $92.84 PER BBL

 APPENDIX B

Southwest Royalties, Inc.
SWR Income Fund IX-A

Estimated
Future Reserves and Income
Attributable to Certain
Leasehold and Royalty Interests

Unescalated Parameters

As of
July 1, 2011

/S/ WILLIAM K. FRY

William K. Fry, P.E.
TBPE License No. 97134
Vice President

[SEAL]

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

RYDER SCOTT COMPANY        PETROLEUM CONSULTANTS

October 18, 2011

To the Transaction Committee
Southwest Royalties, Inc.
Six Desta Drive, Suite 6500
Midland, TX 79705

Gentlemen:

        At the request of Southwest Royalties, Inc. (SWR), Ryder Scott Company (Ryder Scott) has conducted a reserves audit of the estimates of the proved reserves, future production and discounted future net income of the SWR Income Fund IX-A (the Partnership) as of July 1, 2011 prepared by SWR's engineering and geological staff based on the definitions and disclosure guidelines contained in the Society of Petroleum Engineers (SPE), World Petroleum Council (WPC), American Association of Petroleum Geologists (AAPG), and Society of Petroleum Evaluation Engineers (SPEE) Petroleum Resources Management System (SPE-PRMS) based on unescalated price and cost parameters (SPE-PRMS constant case).

        The reserves audit conducted by Ryder Scott was completed on October 14, 2011. This third party letter report presents the results of our reserves audit based on the disclosure guidelines set forth under the Society of Petroleum Engineers' Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards). The estimated reserves shown herein represent the Partnership's estimated net reserves attributable to the leasehold and royalty interests in certain properties owned by the Partnership and the portion of those reserves reviewed by Ryder Scott, as of July 1, 2011. The properties reviewed by Ryder Scott are located in the states of New Mexico and Texas.

        The properties reviewed by Ryder Scott account for 100 percent of the total net proved liquid hydrocarbon reserves and 100 percent of the total net proved gas reserves of the Partnership as of July 1, 2011.

        As prescribed by the Society of Petroleum Engineers in Paragraph 2.2(f) of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards), a reserves audit is defined as "the process of reviewing certain of the pertinent facts interpreted and assumptions made that have resulted in an estimate of reserves prepared by others and the rendering of an opinion about (1) the appropriateness of the methodologies employed; (2) the adequacy and quality of the data relied upon; (3) the depth and thoroughness of the reserves estimation process; (4) the classification of reserves appropriate to the relevant definitions used; and (5) the reasonableness of the estimated reserve quantities."

        Based on our review, including the data, technical processes and interpretations presented by SWR, it is our opinion that the overall procedures and methodologies utilized by SWR in preparing their estimates of the proved reserves, future production and discounted future net income as of July 1, 2011 comply with the SPE-PRMS definitions and guidelines for proved reserves, future production and discounted future net income for the reviewed properties as estimated by SWR and are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards.

        The estimated proved reserves and future net income amounts presented in this report are related to hydrocarbon prices based on unescalated price parameters. As a result of both economic and political forces, there is significant uncertainty regarding the forecasting of future hydrocarbon prices. The recoverable reserves and the income attributable thereto have a direct relationship to the hydrocarbon prices actually received; therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report. The net reserves as estimated by SWR attributable to the Partnership's interest in properties that we reviewed are summarized as follows:

UNESCALATED PARAMETERS
Estimated Net Reserves and Income Data
Attributable to Certain Properties of
SWR Income Fund IX-A
As of July 1, 2011

	Proved
	Developed Producing	Undeveloped	Total Proved
Net Remaining Reserves
Oil/Condensate—Barrels	50,339	51,930	102,269
Plant Products—Barrels	285	0	285
Gas—MMCF	126	92	218
Income Data
Future Gross Revenue	$4,833,006	$4,789,016	$9,622,022
Deductions	2,353,914	2,838,779	5,192,693

Future Net Income (FNI)	$2,479,092	$1,950,237	$4,429,329
Discounted FNI @ 15%	$1,192,143	$970,238	$2,162,381

        Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are reported on an "as sold basis" expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

        The future gross revenue is after the deduction of production taxes. The deductions incorporate the normal direct costs of operating the wells, ad valorem taxes and development costs.

Reserves Included in This Report

        In our opinion, the proved reserves presented in this report comply with the SPE-PRMS definitions, guidelines and disclosure requirements based on applying unescalated future price and cost parameters (SPE-PRMS constant case).

        Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward.

        The estimates of reserves and future net income that are included herein may increase or decrease as a result of future operations, effects of regulation by governmental agencies or geopolitical risks. As a result, the estimates of oil and gas reserves have an intrinsic uncertainty. The reserves included in this report are therefore estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts.

        An abridged version of the SPE/WPC/AAPG/SPEE proved reserves from the SPE-PRMS entitled "Petroleum Reserves Definitions" is included as an attachment to this report.

        The various reserve status categories are defined in the attachment to this report entitled "Petroleum Reserves Definitions".

Audit Data, Methodology, Procedure and Assumptions

        The reserves for the properties that we reviewed were estimated by performance methods or byanalogy. One hundred percent of the reserves attributable to producing wells and/or reservoirs were estimated by performance methods such as decline curve analysis. In all producing cases, there were adequate historical performance data to establish a definitive trend and the use of production performance data as a basis for the reserve estimates was considered to be appropriate. One hundred percent of the reserves attributable to undeveloped reserves included herein, were estimated by analogy which utilized all pertinent well data available through March 2011.

        To estimate economically recoverable oil and gas reserves and related future net cash flows, we consider many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on the cost and price assumptions as noted herein, and forecasts of future production rates. Under the SPE-PRMS Section 2.2.2 and Table 3, proved reserves must be demonstrated to be commercially recoverable under defined economic conditions, operating methods and governmental regulations from a given date forward. SWR has informed us that they have furnished us all of the accounts, records, geological and engineering data, and reports and other data required for this investigation. In performing our audit of SWR's forecast of future production and income, we have relied upon data furnished by SWR with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, recompletion and development costs, abandonment costs after salvage, product prices and well logs. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data supplied by SWR.

        The estimated proved, reserves, future production and discounted future net income as prepared by SWR are related to hydrocarbon prices and are based on unescalated price parameters (SPE-PRMS constant case). The July 1, 2011 initial prices of $4.15 per MMBTU for gas and $92.84 per barrel for condensate and oil were specified by SWR. These prices were held constant for the life of each property. Product prices which were actually used for each property reflect adjustment for gravity, quality, local conditions, and/or distance from market.

        The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in SWR's individual property evaluations.

        While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may also increase or decrease from existing levels, such changes were omitted from consideration in making this evaluation.

        Gas imbalances, if any, were not taken into account in the gas reserve estimates reviewed. The gas volumes included herein do not attribute gas consumed in operations as reserves.

        Operating costs used by SWR are based on the operating expense reports of SWR and include only those costs directly applicable to the leases or wells. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. When applicable for operated properties, the operating costs include an appropriate level of corporate general administrative and overhead costs. The operating costs include the COPAS overhead costs of SWR and other operators that are charged directly to the leases and wells under terms of applicable operating agreements. Certain gas, oil and condensate processing and handling fees, including compression fees where applicable, are included as operating costs. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

        Development costs used by SWR are based on authorizations for expenditure for the proposed work or actual costs for similar projects. SWR's estimates of zero abandonment costs after salvage value for onshore properties were used in this report. Ryder Scott has not performed a detailed study of the abandonment costs or the salvage value and makes no warranty for SWR's estimate.

        Because of the direct relationship between volumes of proved undeveloped reserves and development plans, we include in the proved undeveloped category only reserves assigned to undeveloped locations that we have been assured will definitely be drilled. SWR has assured us of their intent and ability to proceed with the development activities included in this report, and that they are not aware of any legal, regulatory or political obstacles that would significantly alter their plans.

        Current costs used by SWR were held constant throughout the life of the properties.

        SWR's forecasts of future production rates are based on historical performance from wells now on production or estimated initial production rates based on test data and other related information for those wells or locations that are not currently producing. Forecasts of future production rates may be more or less than estimated because of changes in market demand or allowables set by regulatory bodies. Wells or locations that are not currently producing may start producing earlier or later than anticipated in the forecasts prepared by SWR.

        The estimates of proved reserves presented herein were based upon a detailed study of the properties in which the Partnership owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices.

        Certain technical personnel of SWR are responsible for the preparation of reserve estimates on new properties and for the preparation of revised estimates, when necessary, on old properties. These personnel assembled the necessary data and maintained the data and workpapers in an orderly manner. We consulted with these technical personnel and had access to their workpapers and supporting data in the course of our audit.

        We consider the factual data furnished to us by SWR to be appropriate and sufficient for the purpose of our review of SWR's estimates of reserves and future net income. In summary, we consider the assumptions, data, methods and analytical procedures used by SWR and as reviewed by us appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate under the circumstances to render the conclusions set forth herein.

        The data described herein were accepted as authentic and sufficient for determining the reserves unless, during the course of our examination, a matter of question came to our attention in which case the data were not accepted until all questions were satisfactorily resolved. Our audit included such tests and procedures as we considered necessary under the circumstances to render the conclusions set forth herein.

Audit Opinion

        Based on our review, including the data, technical processes and interpretations presented by SWR, it is our opinion that the overall procedures and methodologies utilized by SWR in preparing their estimates of the proved reserves, future production and discounted future net income as of July 1, 2011 comply with the current SPE-PRMS guidelines and that the overall proved reserves, future production and discounted future net income for the reviewed properties as estimated by SWR are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards.

        We were in reasonable agreement with SWR's estimates of proved reserves, future production and discounted future net income for the properties which we reviewed; however, in certain cases there was more than an acceptable variance between SWR's estimates and our estimates due to a difference in interpretation of data. In these cases, SWR revised its estimates to conform to our estimates. As a consequence, it is our opinion that on an aggregate basis the data presented herein for the properties that we reviewed fairly reflects the estimated net reserves owned by the Partnership.

Standards of Independence and Professional Qualification

        Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world for over seventy years. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have over eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any publicly traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

        Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

        Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer's license or a registered or certified professional geoscientist's license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization.

        We are independent petroleum engineers with respect to SWR. Neither we nor any of our employees have any interest in the subject properties, and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

        The results of this audit, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing, reviewing and approving the review of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

        This report was prepared for the exclusive use of Southwest Royalties Inc. and the Partnership and may not be put to other use without our prior written consent for such use. The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,
RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580
/s/ WILLIAM K. FRY William K. Fry, P.E. TBPE License No. 97134 [SEAL] Vice President

WKF/pl

 Professional Qualifications of Primary Technical Person

        The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. William K. Fry was the primary technical person responsible for overseeing the estimate of the reserves, future production and income.

        Mr. Fry, an employee of Ryder Scott Company L.P. (Ryder Scott) since 2005, is a Vice President responsible for ongoing reservoir evaluation studies worldwide. Before joining Ryder Scott, Mr. Fry served in a number of engineering positions with Global Resource Services, Gaffney, Cline & Associates, Petroconsultants-Mai Ltd., Union Texas Petroleum Corporation, Roy M. Huffington Incorporated, Virginia Indonesia Company, Amoco Production Company and Phillips Petroleum Company. For more information regarding Mr. Fry's geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Experience/Employees.

        Mr. Fry earned a Bachelor of Science degree in Mechanical Engineering from Kansas State University in 1974 and is a licensed Professional Engineer in the State of Texas.

        In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Fry fulfills. As part of his 2010 continuing education hours, Mr. Fry attended a six hour conference relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register. In addition, Mr. Fry attended 15 hours of in-house training during 2010 covering such topics as the SPE/WPC/AAPG/SPEE Petroleum Resources Management System, reservoir engineering, geoscience and petroleum economics evaluation methods, procedures and software; and he completed 1 1/2 hours of ethics training.

        Based on his educational background, professional training and more than thirty years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Fry has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the "Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information" promulgated by the Society of Petroleum Engineers as of February 19, 2007.

 PETROLEUM RESERVES DEFINITIONS

As Adapted From:
PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)
Sponsored and Approved by:
SOCIETY OF PETROLEUM ENGINEERS (SPE),
WORLD PETROLEUM COUNCIL (WPC)
AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)
SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

PREAMBLE

        Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward under defined conditions. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

        Estimation of reserves is done under conditions of uncertainty. The method of estimation is called deterministic if a single best estimate of reserves is made based on known geological, engineering, and economic data. The method of estimation is called probabilistic when the known geological, engineering, and economic data are used to generate a range of estimates and their associated probabilities. Identifying reserves as proved, probable, and possible has been the most frequent classification method and gives an indication of the probability of recovery. Because of the differences in uncertainty, caution should be exercised when aggregating reserves of different classifications.

        Reserves estimates will generally be revised as additional geologic or engineering data becomes available or as economic conditions change.

        Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

        Reserves may be attributed to either conventional or unconventional petroleum accumulations under the SPE-PRMS. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale. The SPE-PRMS acknowledges unconventional petroleum accumulations as reserves regardless of their in-place characteristics, the extraction method applied, or the degree of processing required.

        Reserves do not include quantities of petroleum being held in inventory and may be reduced for usage, processing losses and/or non-hydrocarbons that must be removed prior to sale.

SPE-PRMS RESERVES DEFINITIONS

        In March 2007, the Society of Petroleum Engineers (SPE), World Petroleum Council (WPC), American Association of Petroleum Geologists (AAPG), and Society of Petroleum Evaluation Engineers (SPEE) jointly approved the "Petroleum Resources Management System" ("SPE-PRMS").

The SPE-PRMS consolidates, builds on, and replaces guidance previously contained in the 2000 "Petroleum Resources Classification and Definitions" and the 2001 "Guidelines for the Evaluation of Petroleum Reserves and Resources" publications.

        The intent of the SPE, WPC, AAPG and SPEE in approving additional classifications beyond proved reserves is to facilitate consistency among professionals using such terms. In presenting these definitions, none of these organizations are recommending public disclosure of reserves classified as unproved. Public disclosure of the quantities classified as unproved reserves is left to the discretion of the countries or companies involved and should not be construed as replacing guidelines for public disclosures under the guidelines established by regulatory and/or other governmental agencies.

        Reference should be made to the full SPE-PRMS for the complete definitions and guidelines as the following definitions, descriptions and explanations rely wholly or in part on excerpts from the SPE-PRMS document (direct passages excerpted from the SPE-PRMS document are denoted in italics herein).

RESERVES (SPE-PRMS DEFINITIONS)

        The SPE-PRMS Section 1.1 and Table 1 define reserves as follows:

        Reserves.    Reserves are those quantities of petroleum anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions. Reserves must satisfy four criteria: they must be discovered, recoverable, commercial and remaining based on the development project(s) applied. Reserves are further subdivided in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their development and production status.

 ADDITIONAL TERMS USED IN RESERVES EVALUATIONS (SPE-PRMS DEFINITIONS)

        The SPE-PRMS Sections 2.3, 2.3.4, 2.4 and Appendix A define the following terms as follows:

        Improved recovery.    Improved Recovery is the extraction of additional petroleum, beyond Primary Recovery, from naturally occurring reservoirs by supplementing the natural forces in the reservoir. It includes waterflooding and gas injection for pressure maintenance, secondary processes, tertiary processes and any other means of supplementing natural reservoir recovery processes. Improved recovery also includes thermal and chemical processes to improve the in-situ mobility of viscous forms of petroleum. (Also called Enhanced Recovery.)

        Improved recovery projects must meet the same Reserves commerciality criteria as primary recovery projects. There should be an expectation that the project will be economic and that the entity has committed to implement the project in a reasonable time frame (generally within 5 years; further delays should be clearly justified). If there is significant project risk, forecast incremental recoveries may be similarly categorized but should be classified as Contingent Resources.

        The judgment on commerciality is based on pilot testing within the subject reservoir or by comparison to a reservoir with analogous rock and fluid properties and where a similar established improved recovery project has been successfully applied.

        Incremental recoveries through improved recovery methods that have yet to be established through routine, commercially successful applications are included as Reserves only after a favorable production response from the subject reservoir from either (a) a representative pilot or (b) an installed program, where the response provides support for the analysis on which the project is based.

        Similar to improved recovery projects applied to conventional reservoirs, successful pilots or operating projects in the subject reservoir or successful projects in analogous reservoirs may be required to establish a distribution of recovery efficiencies for non-conventional accumulations. Such pilot projects may evaluate both the extraction efficiency and the efficiency of unconventional processing facilities to derive sales products prior to custody transfer.

        These incremental recoveries in commercial projects are categorized into Proved, Probable, and Possible Reserves based on certainty derived from engineering analysis and analogous applications in similar reservoirs.

        Commercial.    When a project is commercial, this implies that the essential social, environmental and economic conditions are met, including political, legal, regulatory and contractual conditions. In addition, a project is commercial if the degree of commitment is such that the accumulation is expected to be developed and placed on production within a reasonable time frame. While 5 years is recommended as a benchmark, a longer time frame could be applied where for example, development of economic projects are deferred at the option of the producer for, among other things, market-related reasons, or to meet contractual or strategic objectives. In all cases, the justification for classification as Reserves should be clearly documented.

 PROVED RESERVES (SPE-PRMS DEFINITIONS)

        The SPE-PRMS Section 2.2.2 and Table 3 define proved oil and gas reserves as follows:

        Proved oil and gas reserves.    Proved Reserves are those quantities of petroleum, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs under defined economic conditions, operating methods, and government regulations. If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

  The area of the reservoir considered as Proved includes:

  (1)
  the area delineated by drilling and defined by fluid contacts, if any, and

  (2)
  adjacent undrilled portions of the reservoir that can reasonably be judged as continuous with it and commercially productive on the basis of available geoscience and engineering data.

        In the absence of data on fluid contacts, Proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless otherwise indicated by definitive geoscience, engineering, or performance data. Such definitive information may include pressure gradient analysis and seismic indicators. Seismic data alone may not be sufficient to define fluid contacts for Proved reserves (see "2001 Supplemental Guidelines", Chapter 8).

  Reserves in undeveloped locations may be classified as Proved provided that:

  •
  The locations are in undrilled areas of the reservoir that can be judged with reasonable certainty to be commercially productive.

  •
  Interpretations of available geoscience and engineering data indicate with reasonable certainty that the objective formation is laterally continuous with the drilled Proved locations.

        For Proved Reserves, the recovery efficiency applied to these reservoirs should be defined based on a range of possibilities supported by analogs and sound engineering judgment considering the characteristics of the Proved area and the applied development program.

 RESERVES STATUS DEFINITIONS and GUIDELINES

As Adapted From:
PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:
SOCIETY OF PETROLEUM ENGINEERS (SPE),
WORLD PETROLEUM COUNCIL (WPC)
AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)
SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

        Reserves status categories define the development and producing status of wells and reservoirs. The SPE-PRMS Table 2 define the reserves status categories as follows:

DEVELOPED RESERVES (SPE-PRMS DEFINITIONS)

        Developed Reserves are expected quantities to be recovered from existing wells and facilities.

        Reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor compared to the cost of a well. Where required facilities become unavailable, it may be necessary to reclassify Developed Reserves as Undeveloped. Developed Reserves may be further sub-classified as Producing or Non-Producing.

  Developed Producing

  Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

  Improved recovery reserves are considered producing only after the improved recovery project is in operation.

  Developed Non-Producing

  Developed Non-Producing Reserves include shut-in and behind-pipe Reserves.

  Shut-In

  Shut-in Reserves are expected to be recovered from:

    (1)
    completion intervals which are open at the time of the estimate but which have not yet started producing;

    (2)
    wells which were shut-in for market conditions or pipeline connections; or

    (3)
    wells not capable of production for mechanical reasons.

  Behind-Pipe

  Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future re-completion prior to start of production.

  In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

 UNDEVELOPED RESERVES (SPE-PRMS DEFINITIONS)

        Undeveloped Reserves are quantities expected to be recovered through future investments.

  Undeveloped Reserves are expected to be recovered from:

    (1)
    new wells on undrilled acreage in known accumulations;

    (2)
    deepening existing wells to a different (but known) reservoir;

    (3)
    infill wells that will increase recovery; or

    (4)
    where a relatively large expenditure (e.g. when compared to the cost of drilling a new well) is required to

    (a)
    recomplete an existing well; or

    (b)
    install production or transportation facilities for primary or improved recovery projects.

 APPENDIX C

February 25, 2011

Southwest Royalties, Inc.
Claydesta Center
Six Desta Drive, Suite 3000
Midland, TX 79705

Gentlemen:

        At your request, Ryder Scott Company (Ryder Scott) has prepared an estimate of the proved reserves, future production, and income attributable to certain leasehold and royalty interests of SWR Income Fund IX-A (IF9A), which is administered by Southwest Royalties, Inc. (SWR), as of December 31, 2010. The subject properties are located in the states of New Mexico and Texas. The reserves and income data were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009, in the Federal Register (SEC regulations). The properties evaluated by Ryder Scott represent 100 percent of IF9A's total net proved liquid hydrocarbon and gas reserves as of December 31, 2010. The results of our third party study, completed on January 20, 2011, are presented herein.

        The estimated reserves and future net income amounts presented in this report, as of December 31, 2010, are related to hydrocarbon prices. The hydrocarbon prices used in the preparation of this report are based on the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary significantly from the prices required by SEC regulations; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

600, 1015 4TH STREET, S.W.CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258

 SEC PARAMETERS
Estimated Net Reserves and Income Data
Certain Leasehold and Royalty Interests of
SWR Income Fund IX-A
As of December 31, 2010

	Proved
	Developed Producing	Undeveloped	Total Proved
Net Remaining Reserves
Oil/Condensate—Barrels	59,651	6,133	65,784
Plant Products—Barrels	320	0	320
Gas—MMCF	114	49	163
Income Data
Future Gross Revenue	$4,853,939	$663,197	$5,517,136
Deductions	2,275,208	243,565	2,518,773

Future Net Income (FNI)	$2,578,731	$419,632	$2,998,363
Discounted FNI @ 10%	$1,508,297	$251,351	$1,759,648

        Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are reported on an "as sold basis" expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

        The estimates of the reserves, future production, and income attributable to properties in this report were prepared using the economic software package AriesTM System Petroleum Economic Evaluation Software, a copyrighted program of Halliburton. The program was used at the request of SWR. Ryder Scott has found this program to be generally acceptable, but notes that certain summaries and calculations may vary due to rounding and may not exactly match the sum of the properties being summarized. Furthermore, one line economic summaries may vary slightly from the more detailed cash flow projections of the same properties, also due to rounding. The rounding differences are not material.

        The future gross revenue is after the deduction of production taxes. The deductions incorporate the normal direct costs of operating the wells and ad valorem taxes. SWR advised us that IF9A does not incur any development costs. SWR pays for all of the investment expenses and in return earns a percentage of the ownership interests in the well. Certain gas, oil and condensate processing and handling fees, including compression fees where applicable, are included as "operating" costs. The future net income is before the deduction of state and federal income taxes and general administrative overhead and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income.

        Liquid hydrocarbon reserves account for approximately 85 percent and gas reserves account for the remaining 15 percent of total future gross revenue from proved reserves.

        The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at four other discount rates which were also compounded monthly. These results are shown in summary form as follows.

Discounted Future Net Income As of December 31, 2010
Discount Rate Percent	Total Proved
4.25	$2,298,578
6	$2,100,227
12	$1,630,019
15	$1,470,037

        The results shown above are presented for your information and should not be construed as our estimate of fair market value.

Reserves Included in This Report

        The proved reserves included herein conform to the definitions as set forth in the Securities and Exchange Commission's Regulations Part 210.4-10(a). An abridged version of the SEC reserves definitions from 210.4-10(a) entitled "Petroleum Reserves Definitions" is included as an attachment to this report. The various reserve status categories are defined under the attachment entitled "Petroleum Reserves Definitions" in this report.

        No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist. The proved gas volumes included herein do not attribute gas consumed in operations as reserves.

        Reserves are "estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations." All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At SWR's request, this report addresses the proved reserves attributable to the properties evaluated herein.

        Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward. If deterministic methods are used, the SEC has defined reasonable certainty for proved reserves as a "high degree of confidence that the quantities will be recovered." Probable reserves are "those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered." Possible reserves are "those additional reserves which are less certain to be recovered than probable reserves" and thus the probability of achieving or exceeding the proved plus probable plus possible reserves is low.

        The reserves included herein were estimated using deterministic methods and presented as incremental quantities. Under the deterministic incremental approach, discrete quantities of reserves are estimated and assigned separately as proved, probable or possible based on their individual level of uncertainty.

        Reserve estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that "as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease." Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.

        SWR's operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax, and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

        The estimates of reserves presented herein were based upon a detailed study of the properties in which IF9A owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Estimates of Reserves

        The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission's Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods, (2) volumetric-based methods and (3) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserve evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property.

        In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserve quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserve category assigned by the evaluator. Therefore, it is the categorization of reserve quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the "quantities actually recovered are much more likely than not to be achieved." The SEC states that "probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered." The SEC states that "possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves." All quantities of reserves within the same reserve category must meet the SEC definitions as noted above.

        Estimates of reserves quantities and their associated reserve categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserve categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

        The proved reserves for the properties included herein were estimated by performance methods or analogy. One hundred percent of the proved producing reserves attributable to producing wells and/or reservoirs were estimated by performance methods. These performance methods include, but may not be limited to, decline curve analysis, which utilized extrapolations of historical production and pressure data available through September 2010 in those cases where such data were considered to be definitive. The data utilized in this analysis were furnished to Ryder Scott by SWR or obtained from public data sources and were considered sufficient for the purpose thereof.

        One hundred percent of the proved undeveloped reserves included herein were estimated by the analogy method. This method was used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the reserve estimate was considered to be inappropriate. The data utilized from the analogues and the well data incorporated into our analysis that were available through September 2010 were considered sufficient for the purpose thereof.

        To estimate economically recoverable proved oil and gas reserves and related future net cash flows, we consider many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

        SWR has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In preparing our forecast of future proved production and income, we have relied upon data furnished by SWR with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, development costs, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by SWR. We consider the factual data used in this report appropriate and sufficient for the purpose of preparing the estimates of reserves and future net revenues herein.

        In summary, we consider the assumptions, data, methods and analytical procedures used in this report appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of reserves herein. The proved reserves included herein were determined in conformance with the United States Securities and Exchange Commission (SEC) Modernization of Oil and Gas Reporting; Final Rule, including all references to Regulation S-X and Regulation S-K, referred to herein collectively as the "SEC Regulations." In our opinion, the proved reserves presented in this report comply with the definitions, guidelines and disclosure requirements as required by the SEC regulations.

Future Production Rates

        For wells currently on production, our forecasts of future production rates are based on historical performance data. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

        Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by SWR. Wells or locations that are not currently producing may start producing earlier or later than anticipated in our estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

        The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Hydrocarbon Prices

        The hydrocarbon prices used herein are based on SEC price parameters using the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period.

        SWR furnished us with the above mentioned average prices in effect on December 31, 2010. These initial SEC hydrocarbon prices were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the "benchmark prices" and "price reference" used for the geographic areas included in the report.

        The product prices that were actually used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions, gathering and transportation fees and/or distance from market, referred to herein as "differentials." The differentials used in the preparation of this report were supplied to us by SWR. The differentials furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the data used by SWR to determine these differentials.

        In addition, the table below summarizes the net volume-weighted benchmark prices adjusted for differentials and referred to herein as the "average realized prices." The average realized prices shown in the table below were determined from the total proved future gross revenue before production taxes and the total proved net reserves for the geographic area and presented in accordance with SEC disclosure requirements for each of the geographic areas included in the report.

Geographic Area	Product	Price Reference	Average Benchmark Prices	Avg. Proved Realized Prices
New Mexico and Texas, United States	Oil/Condensate	WTI Cushing	$79.43/Bbl	$75.23/Bbl
	NGLs	WTI Cushing	$79.43/Bbl	$39.67/Bbl
	Gas	Henry Hub	$4.38/MMBTU	$5.46/Mcf

        The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in our individual property evaluations.

Costs

        Operating costs for the leases and wells in this report are based on the operating expense reports of SWR and include only those costs directly applicable to the leases or wells. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. For operated properties, the operating costs include an appropriate level of corporate general administrative and overhead costs. The operating costs for non-operated properties include the COPAS overhead costs that are allocated directly to the leases and wells under terms of operating agreements. Certain gas, oil and condensate processing and handling fees, including compression fees where applicable, are included as "operating' costs. The operating costs furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of these costs. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

        As indicated previously, SWR advised us that IF9A does not incur any development costs. SWR pays for all of the investment expenses and in return earns a percentage of the ownership interests in the well. SWR's estimates of zero abandonment costs after salvage value for onshore properties were used in this report. Ryder Scott has not performed a detailed study of the abandonment costs or the salvage value and makes no warranty for SWR's estimate.

        The proved undeveloped reserves in this report have been incorporated herein in accordance with SWR's plans to develop these reserves as of December 31, 2010. The implementation of SWR's development plans as presented to us and incorporated herein is subject to the approval process adopted by SWR's management. As the result of our inquiries during the course of preparing this report, SWR has informed us that the development activities included herein have been subjected to and received the internal approvals required by SWR's management at the appropriate local, regional and/or corporate level. In addition to the internal approvals as noted, certain development activities may still be subject to specific partner AFE processes, Joint Operating Agreement (JOA) requirements or other administrative approvals external to SWR. Additionally, SWR has informed us that they are not aware of any legal, regulatory, political or economic obstacles that would significantly alter their plans.

        Current costs used by SWR were held constant throughout the life of the properties.

Standards of Independence and Professional Qualification

        Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world for over seventy years. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have over eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

        Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

        Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer's license or a registered or certified professional geoscientist's license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization.

        We are independent petroleum engineers with respect to SWR. Neither we nor any of our employees have any interest in the subject properties and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

        The results of this study, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for reviewing and approving the evaluation of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

        This report was prepared for the exclusive use and sole benefit of Southwest Royalties, Inc. and IF9A and may not be put to other use without our prior written consent for such use. The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,
RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580
/s/ WILLIAM K. FRY William K. Fry, P.E. TBPE License No. 97134 [SEAL]
WKF/sm	Vice President

 Professional Qualifications of Primary Technical Person

        The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. William K. Fry was the primary technical person responsible for overseeing the estimate of the reserves, future production and income.

        Mr. Fry, an employee of Ryder Scott Company L.P. (Ryder Scott) since 2005, is a Vice President responsible for ongoing reservoir evaluation studies worldwide. Before joining Ryder Scott, Mr. Fry served in a number of engineering positions with Global Resource Services, Gaffney, Cline & Associates, Petroconsultants-Mai Ltd., Union Texas Petroleum Corporation, Roy M. Huffington Incorporated, Virginia Indonesia Company, Amoco Production Company and Phillips Petroleum Company. For more information regarding Mr. Fry's geographic and job specific experience, please refer to the Ryder Scott Company website at www.ryderscott.com/Experience/Employees.

        Mr. Fry earned a Bachelor of Science degree in Mechanical Engineering from Kansas State University in 1974 and is a licensed Professional Engineer in the State of Texas.

        In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Fry fulfills. As part of his 2010 continuing education hours, Mr. Fry attended a six hour conference relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register. In addition, Mr. Fry attended 15 hours of in-house training during 2010 covering such topics as the SPE/WPC/AAPG/SPEE Petroleum Resources Management System, reservoir engineering, geoscience and petroleum economics evaluation methods, procedures and software; and he completed 1 1/2 hours of ethics training.

        Based on his educational background, professional training and more than thirty years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Fry has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the "Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information" promulgated by the Society of Petroleum Engineers as of February 19, 2007.

 PETROLEUM RESERVES DEFINITIONS

As Adapted From:
RULE 4-10(a) of REGULATION S-X PART 210
UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

PREAMBLE

        On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the "Modernization of Oil and Gas Reporting; Final Rule" in the Federal Register of National Archives and Records Administration (NARA). The "Modernization of Oil and Gas Reporting; Final Rule" includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The "Modernization of Oil and Gas Reporting; Final Rule", including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the "SEC regulations". The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein).

        Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202.

        Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change.

        Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

        Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale.

        Reserves do not include quantities of petroleum being held in inventory.

        Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories.

RESERVES (SEC DEFINITIONS)

        Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows:

        Reserves.    Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

        Note to paragraph (a)(26):    Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

 PROVED RESERVES (SEC DEFINITIONS)

        Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows:

        Proved oil and gas reserves.    Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

          (i)  The area of the reservoir considered as proved includes:

          (A)  The area identified by drilling and limited by fluid contacts, if any, and

          (B)  Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

         (ii)  In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

        (iii)  Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

        (iv)  Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

          (A)  Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

          (B)  The project has been approved for development by all necessary parties and entities, including governmental entities.

         (v)  Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

 RESERVES STATUS DEFINITIONS AND GUIDELINES

As Adapted From:
RULE 4-10(a) of REGULATION S-X PART 210
UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

and

PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:
SOCIETY OF PETROLEUM ENGINEERS (SPE)
WORLD PETROLEUM COUNCIL (WPC)
AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)
SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

        Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein).

DEVELOPED RESERVES (SEC DEFINITIONS)

        Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows:

  Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

            (i)  Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

           (ii)  Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

 Developed Producing (SPE-PRMS Definitions)

        While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.

  Developed Producing Reserves

  Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

  Improved recovery reserves are considered producing only after the improved recovery project is in operation.

  Developed Non-Producing

  Developed Non-Producing Reserves include shut-in and behind-pipe reserves.

  Shut-In

  Shut-in Reserves are expected to be recovered from:

    (1)
    completion intervals which are open at the time of the estimate, but which have not started producing;

    (2)
    wells which were shut-in for market conditions or pipeline connections; or

    (3)
    wells not capable of production for mechanical reasons.

  Behind-Pipe

  Behind-pipe Reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future re-completion prior to start of production.

  In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

 UNDEVELOPED RESERVES (SEC DEFINITIONS)

        Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows:

  Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

            (i)  Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

           (ii)  Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

          (iii)  Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

APPENDIX D

October 27, 2011

Members of the Transaction Committee of the Board of Directors
Southwest Royalties, Inc.
Southwest Oil & Gas Income Fund IX-A, L.P.
c/o Clayton Williams Energy, Inc.
6 Desta Drive, Suite 6500
Midland, Texas 79705

Dear Members of the Committee:

        Southwest Royalties, Inc. ("SWR or the Managing General Partner"), a wholly-owned subsidiary of Clayton Williams Energy, Inc. ("CWEI") and the general partner of Southwest Oil & Gas Income Fund IX-A, L.P. (the "Limited Partnership"), proposes to enter into an Agreement and Plan of Merger (the "Agreement") with the Limited Partnership pursuant to which among other things, the Limited Partnership will merge with SWR (the "Merger"), each outstanding unit (a "Unit") of interest in the Limited Partnership will be liquidated and SWR will promptly deliver to the holders of Units other than SWR and its affiliates ("Unaffiliated Investors") $117.69 in cash per Unit (the "Consideration").

        You have requested our opinion as to whether the Consideration to be received by the Unaffiliated Investors in the Merger, is fair from a financial point of view to such holders.

        In arriving at our opinion, we have, among other things:

  1.
  reviewed a draft, dated October 18, 2011, of the Agreement;

  2.
  reviewed certain publicly available business and financial information relating to the Limited Partnership that we deemed to be relevant;

  3.
  reviewed certain information relating to the historical and current operations, and financial condition of the Limited Partnership made available to us by the Managing General Partner, including certain oil and gas reserve reports prepared by the Managing General Partner (the "Reserve Reports") containing estimates with respect to the Limited Partnership's oil and gas reserves as of July 1, 2011, and as to proved reserves, audited by the Managing General Partner's independent oil and gas reservoir engineers;

  4.
  spoke with certain members of the management of the Managing General Partner and members of the Committee and certain of their representatives and advisors regarding the business, operations, and financial condition of the Limited Partnership, the Merger and related matters;

  5.
  discussed the current operations of the Limited Partnership with the management and staff of the Managing General Partner;

  6.
  compared the financial and operating performance of the Limited Partnership with that of other public companies that we deemed to be relevant;

  7.
  considered the publicly available financial terms of certain transactions that we deemed to be relevant; and

  8.
  conducted such other financial studies and analyses and performed such other investigations and considered such other factors as we have deemed necessary or appropriate.

        In connection with our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. With respect to the oil and gas reserve estimates for the Limited Partnership set forth in the Reserve Reports that we have reviewed, the management of the Managing General Partner has advised us, and we have assumed, that such estimates were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Managing General Partner with respect to the oil and gas reserves of the Limited Partnership. With respect to the alternative oil and gas commodity pricing cases and discount rates that we have utilized for purposes of our analyses, we have been advised by the management of the Managing General Partner that such assumptions are not an unreasonable basis on which to evaluate the future financial performance of the Limited Partnership and we have assumed that such assumptions are appropriate for such purposes. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, or cash flows of the Limited Partnership since the date of the most recent financial statements provided to us that would be material to our analyses or this opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

        In developing our opinion, we have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and other related documents and instruments, without any amendments or modifications thereto that would be material to our analyses. We also have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Limited Partnership that would be material to our analyses or this opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect that would be material to our analyses from the draft of the Agreement identified above.

        Furthermore, in connection with our opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Limited Partnership or any other party, nor were we provided with any such appraisal or evaluation, other than the Reserve Reports. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Limited Partnership is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Limited Partnership is or may be a party or is or may be subject. We are not an expert in the evaluation of oil and gas reserves and we express no view as to the reserve quantities, or the development or production (including, without limitation, as to the feasibility or timing thereof), of any oil and gas properties of the Limited Partnership.

        Furthermore, in developing our opinion, we have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Limited Partnership or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Committee or any other party with respect to alternatives to the Merger. This opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. The estimated future net cash flows in the reserve reports and other estimates that we have reviewed relating to the future financial performance of the Limited Partnership reflect certain assumptions regarding the oil and gas industry which are subject to significant volatility and which, if different than assumed, could have a material impact on our analyses and opinion. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

        Our opinion is furnished for the use and benefit of the Committee (solely in its capacity as such) in connection with its consideration of the Merger and may not be used for any other purpose without our prior written consent. Our opinion should not be construed as creating any fiduciary duty on our part to any party. Our opinion is not intended to be, and does not constitute, a recommendation to the Committee or any Unaffiliated Investor or any other person as to how to act or vote with respect to any matter relating to the Merger. We do not have, and have not created in the past, a fairness committee; as such, this opinion was not approved or issued by a fairness committee.

        We may have in the past provided investment banking, financial advisory and other financial services to CWEI or the Managing General Partner and other participants in the proposed Merger and/or certain of their affiliates, for which we received compensation. During the past two years, neither CWEI nor the Managing General Partner, nor the Limited Partnership has paid any fees to ECS except in connection with its retention as financial advisor to the Committee in this Merger. We will receive a fee for rendering this opinion, which is not contingent upon the successful completion of the Merger. The Committee has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of this engagement.

        Our opinion only addresses the fairness to the Unaffiliated Investors from a financial point of view of the Consideration to be received by such Unaffiliated Investors in the Merger pursuant to the Agreement and does not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered in connection therewith or otherwise. In addition, this opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Managing General Partner, the Limited Partnership, their respective security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Limited Partnership or the Managing General Partner, or to any other party, except as expressly set forth in the last sentence of this opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Limited Partnership, the Managing General Partner or any other party or the effect of any other transaction in which the Limited Partnership, the Managing General Partner or any other party might engage, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Limited Partnership's or any other party's security holders vis-a-vis any other class or group of the Limited Partnership's or such other party's security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Limited Partnership, the Managing General Partner, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Limited Partnership or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied on the assessments by the Committee, the Managing General Partner and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Limited Partnership and the Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Unaffiliated Investors in the Merger is fair from a financial point of view.

Very truly yours,

/s/ ENERGY CAPITAL SOLUTIONS, LLC.

Energy Capital Solutions, LLC.

 EXHIBIT E

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement") is dated as of October 28, 2011 and is by and between Southwest Royalties, Inc., a Delaware corporation ("SWR"), and Southwest Oil & Gas Income Fund IX-A, L.P., a Delaware limited partnership (the "Partnership").

RECITALS

        A.    The Partnership is comprised of (1) SWR as the sole general partner of the Partnership and (2) SWR and various other investors in the Partnership as limited partners of the Partnership. The limited partners of the Partnership, other than SWR, are collectively referred to as the "Investors."

        B.    Clayton Williams Energy, Inc., a Delaware corporation ("CWEI"), is the sole stockholder of SWR.

        C.    In addition to being the sole general partner of the Partnership, SWR is the sole general partner of the limited partnerships listed on Schedule 1 of this Agreement (each, a "Related Partnership" and collectively, the "Related Partnerships"). SWR also holds limited partnership interests in each of the Related Partnerships.

        D.    Concurrently with the execution and delivery of this Agreement, SWR and each Related Partnership have executed and delivered an agreement and plan of merger (each, a "Related Merger Agreement" and collectively, the "Related Merger Agreements"), pursuant to which each Related Partnership, on terms and conditions substantially similar to the terms and conditions of this Agreement (other than financial terms), will merge with and into SWR, the separate existence of such Related Partnership will cease, and SWR will continue as the surviving corporation of such merger.

        E.    The Board of Directors of SWR (the "Board") has determined that it is in the best interests of SWR to merge the Partnership with and into SWR (the "Merger") on the terms and subject to the conditions of this Agreement, and has therefore approved this Agreement, the Merger and the transactions contemplated hereby.

        F.     The Transaction Committee (as hereinafter defined) has determined that this Agreement and the Merger are advisable and in the best interests of the Partnership and the Investors and has recommended that the Board approve this Agreement, the Merger and the transactions contemplated hereby; and the Board has determined that it is in the best interests of the Partnership and the Investors to effect the Merger on the terms and subject to the conditions of this Agreement, and has therefore approved this Agreement, the Merger and the transactions contemplated hereby, and recommended that the Investors vote to approve this Agreement, the Merger and the transactions contemplated hereby.

        G.    SWR intends to solicit the approval of this Agreement by (a) the limited partners of the Partnership who own more than 50 percent of the outstanding units representing limited partnership interests in the Partnership (the "Units") owned by all limited partners of the Partnership, and (b) the Investors who own more than 50 percent of the Units owned by the Investors present in person or by proxy at the Special Meeting (as defined in Section 3.1(a)).

        H.    On the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), all Units outstanding immediately prior to the Effective Time (other than Units held by SWR) shall be converted into the right to receive an amount of cash as set forth in this Agreement, and all Units outstanding immediately prior to the Effective Time held by SWR and all general partner interests in the Partnership outstanding immediately prior to the Effective Time shall be cancelled without consideration as set forth in this Agreement.

        In consideration of the premises and the mutual agreements contained herein, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

        1.1    The Merger.    On the terms and subject to the conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), the Partnership shall merge with and into SWR at the Effective Time. As a result of the Merger, the separate existence of the Partnership shall cease, and SWR shall continue as the surviving corporation of the Merger (the "Surviving Entity").

        1.2    Closing.    Subject to the provisions of ARTICLE 5, the closing of the Merger (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas 78746, on the fifth Trading Day (as defined in Section 5.1(g)) following the satisfaction or waiver of the conditions set forth in ARTICLE 3, or at such other time and place as the parties to this Agreement shall agree (the date of such Closing being the "Closing Date").

        1.3    Effective Time.    On the terms and subject to the conditions of this Agreement, at the Closing, the parties to this Agreement will cause a certificate of merger setting forth the information required by, and otherwise in compliance with, § 263(c) of the DGCL and § 17-211(c) of the DRULPA to be filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"). The Merger will become effective at such date and time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such future date or time as may be set forth in the Certificate of Merger (the "Effective Time").

        1.4    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and DRULPA.

        1.5    Certificate of Incorporation and Bylaws.    The certificate of incorporation of SWR as in effect immediately prior to the Effective Time shall be and remain the certificate of incorporation of the Surviving Entity until thereafter amended in accordance with law. The bylaws of SWR as in effect immediately prior to the Effective Time shall be and remain the bylaws of the Surviving Entity until thereafter amended or repealed in accordance with law.

        1.6    Directors and Officers of SWR.    At the Effective Time, each of the persons who was serving as a director of SWR immediately prior to the Effective Time shall continue to be a director of the Surviving Entity and shall continue to serve in accordance with law and the Surviving Entity's certificate of incorporation and bylaws. At the Effective Time, each of the persons who was serving as an officer of SWR immediately prior to the Effective Time shall continue to be an officer of the Surviving Entity and shall continue to serve in accordance with law and the Surviving Entity's certificate of incorporation and bylaws.

        1.7    Conversion and Cancellation of Interests in the Partnership.

          (a)   At the Effective Time, by virtue of the Merger and without any action on the part of SWR, the Partnership, or any other person, each Unit outstanding immediately prior to the Effective Time (other than Units held by SWR) shall be converted into the right to receive $117.69 in cash less the sum of the per Unit cash distributions made after September 30, 2011 and before the Closing Date, which shall be proportionally adjusted for partial Units.

          (b)   At the Effective Time, by virtue of the Merger and without any action on the part of SWR, the Partnership, or any other person, each Unit outstanding immediately prior to the

  Effective Time held by SWR shall be cancelled without consideration and cease to exist, and SWR shall cease to have any rights with respect thereto.

          (c)   At the Effective Time, by virtue of the Merger and without any action on the part of SWR, the Partnership, or any other person, the aggregate general partner interest in the Partnership outstanding immediately prior to the Effective Time shall be cancelled without consideration and cease to exist, and SWR shall cease to have any rights with respect thereto.

          (d)   All Units (other than Units held by SWR), when converted into the right to receive cash pursuant to Section 1.7(a), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holder thereof shall cease to have any rights with respect thereto, except the right to receive the amount of cash to be delivered in consideration therefor.

        1.8    Capital Stock of SWR.    At the Effective Time, each share of capital stock of SWR outstanding immediately prior to the Effective Time shall remain outstanding, be unaffected by the Merger, and continue to be an identical outstanding share of capital stock of SWR immediately after the Effective Time.

        1.9    Exchange of Interests in the Partnership for Cash; Escheat; Withholding.

          (a)   Promptly following the Effective Time, the Surviving Entity shall mail or cause to be mailed checks to the record holders of Units immediately prior to the Effective Time other than SWR in full payment of the portion of the merger consideration that such partners of the Partnership are entitled to receive pursuant to Section 1.7(a).

          (b)   From and after the Effective Time, there shall not be any further registration of transfers or assignments on the transfer books of the Partnership of Units or general partner interests in the Partnership that were outstanding immediately prior to the Effective Time and were cancelled or converted into the right to receive cash pursuant to this Agreement.

          (c)   Neither SWR nor the Surviving Entity will be liable to any person, including any partner of the Partnership, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar laws.

          (d)   The Surviving Entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Units such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended, or under any provision of state, local or foreign tax law or under any other applicable law. To the extent such amounts are so deducted or withheld, such amounts should be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

        2.1    Representations and Warranties of the Partnership.    The Partnership hereby represents and warrants to SWR as follows:

          (a)    Formation; Qualification.    The Partnership is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Delaware. The Partnership has all requisite partnership power and authority to own, operate, or lease its properties and to carry on its business as now being conducted. The Partnership is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where the character of its properties owned, operated, or leased, or the nature of its activities, makes such qualification necessary.

          (b)    No Violations or Consents.

              (i)  Neither the execution and delivery of this Agreement by the Partnership nor the consummation by the Partnership of the transactions contemplated hereby will (A) violate any provision of the Partnership's certificate of limited partnership or the agreement of limited partnership of the Partnership (as amended, modified or supplemented, the "Partnership Agreement"), (B) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which the Partnership is a party or by which any of its assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Partnership which would have a material adverse effect on the financial condition of the Partnership or the ability of the Partnership to consummate the transactions contemplated thereby.

             (ii)  No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by the Partnership or the consummation by the Partnership of the transactions contemplated hereby, except (A) the filing of the Certificate of Merger with the Delaware Secretary of State and (B) any filing required to be made with the Securities and Exchange Commission (the "SEC") related to this Agreement, the Special Meeting or the transactions contemplated hereby.

          (c)    Authority, Authorization, and Enforceability.    The Partnership has all requisite partnership power and authority to enter into and perform the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of the Partnership, other than the approval of the limited partners of the Partnership. Subject to such approval of the limited partners of the Partnership, this Agreement has been duly executed and delivered by the Partnership and constitutes a valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms.

          (d)    SEC Reports; Financial Statements.

              (i)  The Partnership's (A) Annual Report on Form 10-K for the fiscal year ended December 31, 2010, (B) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011, and (C) all other reports or registration statements filed with the SEC since December 31, 2008 (collectively, the "Partnership's SEC Reports") (1) were prepared in accordance with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "Exchange Act"), and (2) as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (ii)  Each of the financial statements of the Partnership for the fiscal year ended December 31, 2010 and for the quarterly periods ended March 31, 2011 and June 30, 2011 contained in the Partnership's SEC Reports has been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the financial position of the Partnership as of the respective dates thereof and the results of operations and cash flows of the Partnership for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments that are not expected to be material in amount.

          (e)    Opinion of the Transaction Committee's Financial Advisor.    The Transaction Committee (as defined in Section 2.1(f)) has received a written opinion (the "Fairness Opinion") from Energy Capital Solutions, LLC to the effect that, subject to certain assumptions, qualifications, limitations, and other matters set forth in such opinion, as of the date of such opinion, the consideration to be received by the Investors in the Merger pursuant to this Agreement is fair to the Investors from a financial point of view. As of the date of this Agreement, the Fairness Opinion has not been amended or rescinded.

          (f)    Transaction Committee and Board Approval.    On October 27, 2011, a committee (the "Transaction Committee") of the Board, at a meeting duly called and held, by the unanimous vote of the Transaction Committee, (i) considering, among other factors, the Fairness Opinion, determined that the consideration to be received by the Investors in the Merger pursuant to this Agreement is fair to the Investors from a financial point of view, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the Partnership and the Investors, and (iii) recommended to the Board that the Board (A) approve this Agreement, the Merger and the transactions contemplated hereby and (B) recommend that the Investors vote to approve the Merger, this Agreement and the transactions contemplated hereby. On October 27, 2011, the Board, at a meeting duly called and held, by the unanimous vote of the directors, relying in part on the recommendation of the Transaction Committee described above, (i) determined that this Agreement and the Merger are advisable and in the best interests of the Partnership and the Investors, (ii) approved this Agreement, the Merger and the transactions contemplated hereby and (iii) recommended that the Investors vote to approve this Agreement, the Merger and the transactions contemplated hereby.

          (g)    Accuracy of Information.    None of the information supplied or to be supplied by the Partnership for inclusion in the Proxy Statement (as defined in Section 4.3), as amended or supplemented, will, at the time of the mailing of the Proxy Statement, the time of the Special Meeting (as defined in Section 3.1(a)) or the Closing Date, be false or misleading with respect to any material fact, contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        2.2    Representations and Warranties of SWR.    SWR hereby represents and warrants to the Partnership as follows:

          (a)    Organization; Qualification.    SWR is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware. SWR has all requisite corporate power and authority to own, operate, or lease its properties and to carry on its business as now being conducted. SWR is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned, operated, or leased, or the nature of its activities, makes such qualification necessary.

          (b)    No Violations or Consents.

              (i)  Neither the execution and delivery of this Agreement by SWR nor the consummation by SWR of the transactions contemplated hereby will (A) violate any provision of the certificate of incorporation or bylaws of SWR, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which SWR is a party or by which any of its assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SWR.

             (ii)  No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by SWR or the consummation by SWR of the transactions contemplated hereby, except (A) the filing of the Certificate of Merger with the Delaware Secretary of State and (B) any filing required to be made with the SEC related to this Agreement, the Special Meeting or the transactions contemplated hereby.

          (c)    Authority, Authorization, and Enforceability.    SWR has all requisite corporate power and authority to execute and deliver this Agreement and to perform the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SWR. This Agreement has been duly executed and delivered by SWR and constitutes a valid and binding obligation of SWR enforceable against SWR in accordance with its terms.

          (d)    Required Consent.    On October 27, 2011, the Board, at a meeting duly held and called, (i) determined that this Agreement and the Merger are advisable and in the best interests of SWR and CWEI, SWR's sole stockholder, and (ii) approved this Agreement, the Merger and the transactions contemplated hereby.

          (e)    Accuracy of Information.    None of the information supplied or to be supplied by SWR for inclusion in the Proxy Statement, as amended or supplemented, will, at the time of the mailing of the Proxy Statement, the time of the Special Meeting, or the Closing Date, be false or misleading with respect to any material fact, contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE 3

CONDITIONS PRECEDENT TO MERGER

        3.1    Conditions to Each Party's Obligations to Effect the Merger.    The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver in whole or in part by the intended beneficiary thereof, in its sole discretion (provided that the condition set forth in Section 3.1(b) shall not be subject to waiver by any of the parties hereto)) on or prior to the Closing Date of the following conditions:

          (a)   The limited partners of the Partnership who own more than 50 percent of the Units owned by all limited partners of the Partnership shall have voted to approve, at a special meeting of the Partnership held for that purpose (the "Special Meeting"), this Agreement, the Merger and the transactions contemplated hereby;

          (b)   The Investors who own more than 50 percent of the Units owned by all Investors present in person or by proxy at the Special Meeting shall have voted to approve this Agreement, the Merger and the transactions contemplated hereby;

          (c)   The Fairness Opinion shall not have been withdrawn prior to the Effective Time, unless a replacement opinion or opinions of an investment banking firm or firms satisfactory to SWR (including the Transaction Committee) to a similar effect has been received by the Transaction Committee and has not been withdrawn;

          (d)   No provision of any applicable law or regulation and no judgment, injunction, order, or decree shall prohibit the consummation of the Merger and the transactions related thereto;

          (e)   No suit, action, or proceeding shall have been filed or otherwise be pending against the parties to this Agreement or any officer, member, or affiliate of such parties challenging the legality or any aspect of the Merger or the transactions related thereto; and

          (f)    The parties to the Merger shall have made all filings and registrations with, and notifications to, all third parties, including, without limitation, lenders and all appropriate regulatory authorities, required for consummation of the transactions contemplated by this Agreement (other than the filing and recordation of appropriate merger documents required by the DGCL or the DRULPA), and all approvals and authorizations and consents of all third parties, including, without limitation, lenders and all regulatory authorities, required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect, except for such filings, registrations, notifications, approvals, authorizations, and consents, the failure of which to make or obtain would not have a material adverse effect on the business or financial condition of a party to this Agreement, or the ability of a party to this Agreement to consummate the transactions contemplated by this Agreement.

        3.2    Conditions to Obligation of SWR to Effect the Merger.    The obligation of SWR to effect the Merger shall be subject to the fulfillment (or waiver in whole or in part by SWR in its sole discretion), on or prior to the Closing Date, of the following additional conditions:

          (a)   The fulfillment (or waiver in whole or in part by SWR in accordance with the respective Related Merger Agreements) of each of the conditions set forth in Section 3.1 and Section 3.2 of the Related Merger Agreements to SWR's obligation to effect the mergers of at least a majority of the Related Partnerships pursuant to the applicable Related Merger Agreements.

          (b)   The Partnership shall have performed in all material respects its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date; and

          (c)   The representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made at and as of such time except that the truth and correctness of representations and warranties of the Partnership that by their express terms speak as of a specified date will be determined as of such date.

        3.3    Conditions to Obligation of the Partnership to Effect the Merger.    The obligation of the Partnership to effect the Merger shall be subject to the fulfillment (or waiver in whole or in part by the Partnership in its sole discretion) on or prior to the Closing Date of the following additional conditions:

          (a)   SWR shall have performed in all material respects its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date; and

          (b)   The representations and warranties of SWR contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time except that the truth and correctness of representations and warranties of SWR that by their express terms speak as of a specified date will be determined as of such date.

ARTICLE 4

ADDITIONAL AGREEMENTS

        4.1    Conduct of the Partnership's Business Pending the Merger.    SWR and the Partnership each covenant and agree, until the Closing Date, to conduct the business of the Partnership in the ordinary course of business and in a manner consistent with past practice, and not to take any action except for actions consistent with such practice. SWR and the Partnership each further agree to use their commercially reasonable efforts to preserve intact the business organization, properties, assets and businesses of the Partnership, to keep available the services of the present officers, employees and consultants of the Partnership, and to preserve the Partnership's relationships with customers, suppliers, and other persons with which it has significant business dealings.

        4.2    Special Meetings; Proxies.    As soon as reasonably practicable after the execution and delivery of this Agreement, SWR will take all action necessary to duly call, give notice of, convene, and hold the Special Meeting to consider and vote upon the approval of this Agreement. SWR will use its commercially reasonable efforts to solicit from the Investors proxies to represent and to vote their interests in the Partnership at the Special Meeting, and to take all other action necessary or advisable to secure any vote or consent of the Investors required by the Partnership Agreement, this Agreement, or applicable law to effect the Merger.

        4.3    Proxy Statement.    SWR has prepared and filed with the SEC under the Exchange Act a preliminary proxy statement (the "Preliminary Proxy Statement") relating to the Special Meeting. SWR shall prepare and file with the SEC under the Exchange Act a definitive proxy statement (the "Proxy Statement") relating to the Special Meeting, and any amendments or supplements thereto as SWR may deem to be required or appropriate. SWR shall cause the Proxy Statement to be mailed to the limited partners of the Partnership as soon as practicable in accordance with applicable federal and state law. SWR shall provide to the Transaction Committee, prior to filing, drafts of the Proxy Statement and any amendments or supplements to the Preliminary Proxy Statement or the Proxy Statement, give the Transaction Committee and its counsel reasonable opportunity to comment on the same, and provide the Transaction Committee and its counsel with any other documents reasonably related thereto (including any correspondence from or to the SEC or its staff concerning the Preliminary Proxy Statement, the Proxy Statement, or any supplement or amendment thereto).

        4.4    Additional Agreements.    Subject to the terms and conditions herein provided, each of the parties to this Agreement agrees to use its commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents, and approvals and to effect all necessary registrations and filings, and to use its commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

        4.5    Authority of the Transaction Committee.    Any supplement to, or amendment, modification, waiver or termination of, this Agreement by the Partnership prior to the Closing Date shall require the approval of the Transaction Committee acting on behalf of the Partnership, and SWR agrees not to take any such action on behalf of the Partnership without the approval of the Transaction Committee.

        4.6    Vote of Units at Special Meeting.    At the Special Meeting, SWR shall vote or cause to be voted all Units held by SWR at the record date of the Special Meeting for the approval of this Agreement, the Merger and the transactions contemplated hereby; provided, that this Section 4.6 does not in any way restrict or limit SWR from (a) taking or omitting to take any action in its capacity as the general partner of the Partnership or otherwise fulfilling its fiduciary obligations as the general partner of the Partnership or (b) terminating this Agreement and abandoning the Merger in accordance with ARTICLE 5.

ARTICLE 5

TERMINATION

        5.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the Investors:

          (a)   By mutual written consent of each of the parties to this Agreement;

          (b)   By any party to this Agreement, if:

              (i)  there shall be any applicable law, rule, or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order, or decree enjoining any party from consummating the Merger is entered and such judgment, injunction, order, or decree shall have become final and non-appealable; or

             (ii)  at the Special Meeting or at any adjournment or postponement thereof, the limited partners' approval referred to in Section 3.1(a) or Section 3.1(b) shall not have been obtained by reason of the failure to obtain the requisite vote;

          (c)   By SWR, if the Partnership shall have failed to perform its agreements and covenants contained herein, which failure has a material adverse effect on SWR or the Partnership, as the case may be, or materially and adversely affects the transactions contemplated by this Agreement;

          (d)   By the Partnership, if SWR (other than in its capacity as the general partner of the Partnership) shall have failed to perform its agreements and covenants contained herein, which failure has a material adverse effect on SWR or the Partnership, as the case may be, or materially and adversely affects the transactions contemplated by this Agreement;

          (e)   By the Partnership, if the Partnership, after considering the written advice of outside legal counsel (which may be outside legal counsel retained by the Transaction Committee), determines in good faith that termination of this Agreement is required for the Board to comply with its fiduciary duties to the Partnership and to the Investors imposed by applicable law;

          (f)    By SWR, if there shall have occurred any event, circumstance, condition, development, or occurrence causing, resulting in, or having a material adverse effect on the business, operations, properties (taken as a whole), condition (financial or otherwise), results of operations, assets (taken as a whole), liabilities or cash flows of the Partnership; or

          (g)   By SWR, if the closing NYMEX futures price for one barrel of oil on any Trading Day on or after the fifth Trading Day immediately prior to the Closing Date is less than $79.00. As used in this Agreement, (i) "NYMEX" means the New York Mercantile Exchange and (ii) "Trading Day" means any day on which barrels of oil are traded on the NYMEX.

        5.2    Effect of Termination.    If this Agreement is terminated by a party pursuant to Section 5.1, (a) the party terminating this Agreement promptly shall provide written notice of such termination to the other parties, and this Agreement shall forthwith terminate without further action by the parties to this Agreement, and (b) there shall be no liabilities or obligations hereunder on the part of any party to this Agreement except as provided in Section 6.13 and except that nothing herein shall relieve any party to this Agreement from liability for any breach of this Agreement.

ARTICLE 6

MISCELLANEOUS

        6.1    Headings.    The headings contained in this Agreement are only for reference purposes and do not affect in any way the meaning or interpretation of this Agreement.

        6.2    Amendment.    This Agreement may be supplemented, amended, or modified only by an instrument in writing signed by SWR and the Partnership at any time prior to the Closing Date; provided, however, that after the approval of the limited partners of the Partnership referred to in Section 3.1(a) or Section 3.1(b) has been obtained, no amendment to this Agreement may be made that would change the type or amount of, or the method for determining, the consideration into which each Unit will be converted at the Effective Time or that would in any other way materially and adversely affect the rights of such limited partners (other than a termination of this Agreement or abandonment of the Merger).

        6.3    Waiver.    At any time prior to the Effective Time, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, and (c) waive compliance with any of the agreements or conditions contained herein (subject to the limitation set forth in Section 3.1). Any such extension or waiver shall not operate as an extension or waiver of, or estoppel with respect to, any subsequent failure of compliance or other failure. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid against such party only if set forth in an instrument in writing signed by such party.

        6.4    Expiration of Representations and Warranties.    All representations and warranties made pursuant to this Agreement shall expire with, and be terminated and extinguished by, the Merger at the Effective Time.

        6.5    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed to the recipient at 6 Desta Drive, Suite 6500, Midland, Texas 79705, with copies to (which shall not constitute notice) William R. Volk and Milam F. Newby, Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas 78746, and Bradley S. Knippa and Brandon C. Janes, Jackson Walker L.L.P., 100 Congress Avenue, Suite 1100, Austin, Texas 78701.

        6.6    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        6.7    Severability.    If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

        6.8    Entire Agreement.    This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties to this Agreement, or any of them, with respect to the subject matter of this Agreement.

        6.9    Remedies.    Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

        6.10    Assignment.    This Agreement may not be assigned by operation of law or otherwise without the consent of all parties to this Agreement.

        6.11    No Implied Waiver.    Except as expressly provided in this Agreement, no course of dealing among the parties to this Agreement and no delay by any of them in exercising any right, power, or remedy conferred herein or now or hereafter existing at law or in equity, by statute, or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power, or remedy.

        6.12    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters.

        6.13    Expenses.    Whether or not the Merger is consummated, all costs and expenses incurred by the parties to this Agreement in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the solicitation of proxies in connection herewith) shall be paid by SWR.

        6.14    Tax Treatment.    For U.S. federal income tax purposes (and for purposes of any applicable state or local tax purposes that follow the U.S. federal income tax treatment), SWR and the Partnership agree to treat the transactions contemplated by this Agreement as a sale of the Units by the Investors and an acquisition of the Partnership's assets by SWR in accordance with Revenue Ruling 99-6 (situation 1), 1999-1 C.B. 432.

[Signature Page(s) Follow(s)]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SOUTHWEST ROYALTIES, INC.
By:	/s/ MICHAEL L. POLLARD
Name:	Michael L. Pollard
Title:	Senior Vice President
SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.
By:	Southwest Royalties, Inc., its general partner
By:	/s/ MICHAEL L. POLLARD
Name:	Michael L. Pollard
Title:	Senior Vice President

SCHEDULE 1
RELATED PARTNERSHIPS

Southwest Royalties Income Fund V, L.P.
Southwest Royalties Income Fund VI, L.P.
Southwest Oil & Gas Income Fund VII-A, L.P.
Southwest Royalties Institutional Income Fund VII-B, L.P.
Southwest Royalties, Inc. Income/Drilling Program 1987-I, L.P.
Southwest Oil & Gas Income Fund VIII-A, L.P.
Southwest Royalties Institutional Income Fund VIII-B, L.P.
Southwest Combination Income/Drilling Program 1988, L.P.
Southwest Royalties Institutional Income Fund IX-B, L.P.
Southwest Oil & Gas Income Fund X-A, L.P.
Southwest Royalties Institutional Income Fund X-A, L.P.
Southwest Oil & Gas Income Fund X-B, L.P.
Southwest Royalties Institutional Income Fund X-B, L.P.
Southwest Oil & Gas Income Fund X-C, L.P.
Southwest Royalties Institutional Income Fund X-C, L.P.
Southwest Oil & Gas Income Fund XI-A, L.P.
Southwest Royalties Institutional Income Fund XI-A, L.P.
Southwest Developmental Drilling Fund 1990, L.P
Southwest Developmental Drilling Fund 91-A, L.P.
Southwest Developmental Drilling Fund 92-A, L.P.
Southwest Developmental Drilling Fund 1993, L.P.
Southwest Royalties Institutional Income Fund XI-B, L.P.
Southwest Developmental Drilling Fund 1994, L.P.

E-I-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K

(Mark One)
☒ Annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2010
OR
☐ Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from to

Commission File Number 0-18397

Southwest Oil & Gas Income Fund IX-A, L.P.
(Exact name of registrant as specified in its limited partnership agreement)

Delaware (State or other jurisdiction of incorporation or organization)	75-2274632 (I.R.S. Employer Identification No.)
6 Desta Drive, Suite 6500, Midland, Texas (Address of principal executive office)	79705 (Zip Code)

Registrant's telephone number, including area code (432) 682-6324

Securities registered pursuant to Section 12(b) of the Act:
 None

Securities registered pursuant to Section 12(g) of the Act:
 limited partnership interests

         Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. ☐ Yes    ☒ No

         Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. ☐ Yes    ☒ No

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes    ☐ No

         Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☐ Yes    ☐ No

         Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). ☐ Yes    ☒ No

         The registrant's outstanding securities consist of Units of limited partnership interests for which there exists no established public market from which to base a calculation of aggregate market value.

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 Part I

Item 1.    Business

General

        Southwest Oil & Gas Income Fund IX-A, L.P. (the "Partnership" or "Registrant") was organized as a Delaware limited partnership on March 9, 1989. The offering of limited partnership interests in the Partnership began May 11, 1989, reached minimum capital requirements on October 25, 1989 and concluded March 31, 1990. The Partnership has no subsidiaries. The Managing General Partner of the Partnership is Southwest Royalties, Inc. (the "Managing General Partner"), a Delaware corporation.

        The Partnership has expended its capital and acquired interests in producing oil and gas properties. Since such acquisitions, the Partnership has produced and marketed the crude oil and natural gas produced from such properties. In most cases, the Partnership purchased working interests in oil and gas properties, with an occasional purchase of a royalty or overriding royalty interest. The Partnership purchased either all or part of the rights and obligations under various oil and gas leases.

        During 2004, the Managing General Partner was acquired by Clayton Williams Energy, Inc. ("CWEI"), a Delaware corporation, and is now a wholly owned subsidiary of CWEI. CWEI is an oil and gas company based in Midland, Texas, and its common stock is traded on the Nasdaq Stock Market's Global Market under the symbol "CWEI". All of the directors and executive officers of the Managing General Partner are employees of CWEI. CWEI maintains an internet website at www.claytonwilliams.com from which public information about CWEI may be obtained.

        The principal executive offices of the Partnership are located at 6 Desta Drive, Suite 6500, Midland, Texas, 79705. The Managing General Partner and its staff, together with certain independent consultants used on an "as needed" basis, perform various services on behalf of the Partnership, including the selection of oil and gas properties and the marketing of production from such properties. The Partnership has no employees.

Operations

        The business objective of the Partnership is to maximize the production and related net cash flow from the properties it currently owns without engaging in the drilling of any development or exploratory wells except through farm-out arrangements. If additional drilling is necessary to fully develop a Partnership property, the Partnership will enter into a farm-out agreement with the Managing General Partner to assign a portion of the Partnership's interest in the property to the Managing General Partner in exchange for retaining an interest in one or more new wells at no cost to the Partnership. The Managing General Partner obtains a fairness opinion from an unaffiliated petroleum engineer with respect to the terms of each farm-out agreement with the Partnership.

Principal Products, Marketing and Distribution

        The Partnership has acquired and holds working interests in oil and gas properties located in Texas and New Mexico. All activities of the Partnership are confined to the continental United States. During 2010, 78% of the Partnership's revenues were derived from the sale of oil production and 22% were derived from gas production. All oil and gas produced from these properties is sold to unrelated third parties in the oil and gas business. The Partnership believes that the loss of any of its purchasers would not have a material adverse affect on its results of operations due to the availability of other purchasers.

        The revenues generated from the Partnership's oil and gas activities are dependent upon the current market for oil and gas. The prices received by the Partnership for its oil and gas production depend upon numerous factors beyond the Partnership's control, including competition, economic,

3

political and regulatory developments and competitive energy sources. The Partnership is unable to accurately predict future prices of oil and natural gas.

Competition

        Because the Partnership has utilized all of its funds available for the acquisition of interests in producing oil and gas properties, it is not subject to competition from other oil and gas property purchasers. See Item 2, Properties.

        Factors that may adversely affect the Partnership include delays in completing arrangements for the sale of production, availability of a market for production, rising operating costs of producing oil and gas and complying with applicable water and air pollution control statutes, increasing costs and difficulties of transportation, and marketing of competitive fuels. Moreover, domestic oil and gas must compete with imported oil and gas and with coal, atomic energy, hydroelectric power and other forms of energy.

Regulation

        Generally.    The Partnership's oil and gas production and related operations are subject to extensive rules and regulations promulgated by federal, state and local agencies. Failure to comply with such rules and regulations can result in substantial penalties. Because such rules and regulations are frequently amended or reinterpreted, the Partnership is unable to predict the future cost or impact of complying with such laws. Although the regulatory burden on the oil and gas industry increases the Partnership cost of doing business and, consequently, affects the Partnership's profitability, these burdens generally do not affect the Partnership any differently or to any greater or lesser extent than they affect others in the Partnership's industry with similar types, quantities and locations of production.

        Regulations affecting production.    All of the states in which the Partnership conducts business generally require permits for drilling operations, require drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from oil and gas wells, the spacing, plugging and abandonment of such wells, restrictions on venting or flaring natural gas and requirements regarding the ratability of production.

        These laws and regulations may limit the amount of oil and natural gas the Partnership can produce from its wells and may limit the number of wells or the locations at which the Partnership can drill. Moreover, many states impose a production or severance tax with respect to the production and sale of oil and natural gas within their jurisdiction. States do not generally regulate wellhead prices or engage in other, similar direct economic regulation of production, but there can be no assurance they will not do so in the future.

        In the event the Partnership conducts operations on federal, state or Indian oil and natural gas leases, its operations may be required to comply with additional regulatory restrictions, including various nondiscrimination statutes, royalty and related valuation requirements, and on-site security regulations and other appropriate permits issued by the Bureau of Land Management ("BLM") or other relevant federal or state agencies.

        Regulations affecting sales.    The sales prices of oil, natural gas liquids and natural gas are not presently regulated, but rather are set by the market. The Partnership cannot predict, however, whether new legislation to regulate the price of energy commodities might be proposed, what proposals, if any, might actually be enacted by Congress or the various state legislatures, and what effect, if any, the proposals might have on the operations of the underlying properties.

4

        The Federal Energy Regulatory Commission ("FERC") regulates interstate natural gas transportation rates and service conditions, which affect the marketing of gas the Partnership produces, as well as the revenues the Partnership receives for sales of such production. The price and terms of access to pipeline transportation are subject to extensive federal and state regulation. The FERC is continually proposing and implementing new rules and regulations affecting interstate transportation. These initiatives also may affect the intrastate transportation of natural gas under certain circumstances. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry. The Partnership does not believe that it will be affected by any such FERC action in a manner materially differently than other natural gas producers in the partnerships areas of operation.

        The price the Partnership receives from the sale of oil and natural gas liquids is affected by the cost of transporting those products to market. Interstate transportation rates for oil, natural gas liquids and other products are regulated by the FERC. The FERC has established an indexing system for such transportation, which allows such pipelines to take an annual inflation-based rate increase. The Partnership is not able to predict with any certainty what effect, if any, these regulations will have on the Partnership, but, other factors being equal, the regulations may, over time, tend to increase transportation costs which may have the effect of reducing wellhead prices for oil and natural gas liquids.

Environmental Matters

        The Partnership operations pertaining to oil and gas exploration, production and related activities are subject to numerous and constantly changing federal, state and local laws governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of certain permits prior to or in connection with the Partnership's operations, restrict or prohibit the types, quantities and concentration of substances that the Partnership can release into the environment, restrict or prohibit activities that could impact wetlands, endangered or threatened species or other protected areas or natural resources, require some degree of remedial action to mitigate pollution from former operations, such as pit cleanups and plugging abandoned wells, and impose substantial liabilities for pollution resulting from its operations. Such laws and regulations may substantially increase the cost of the Partnership's operations and may prevent or delay the commencement or continuation of a given project and thus generally could have a material adverse effect upon the Partnership's capital expenditures, earnings, or competitive position. Violation of these laws and regulations could result in significant fines or penalties. The Partnership has experienced accidental spills, leaks and other discharges of contaminants at some of its properties, as have other similarly situated oil and gas companies, and some of the properties that the Partnership has acquired, operated or sold, or in which the Partnership may hold an interest but not operational control, may have past or ongoing contamination for which the Partnership may be held responsible. The Partnership's environmental insurance coverage may not fully insure all of these risks. Although the costs of remedying such conditions may be significant, the Partnership does not believe these costs would have a material adverse impact on the Partnership's financial condition and operations.

        The Partnership believes that it is in substantial compliance with current applicable environmental laws and regulations, and the cost of compliance with such laws and regulations has not been material and is not expected to be material during 2011. The Partnership does not believe that it will be required to incur any material capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in the interpretations thereof could have a significant impact on the Partnership's operations, as well as the oil and gas industry in general. For instance, any changes in environmental laws and regulations that result in more stringent and costly waste handling, storage, transport, disposal or clean-up requirements could have a material adverse impact on the Partnership's operations.

5

        Hazardous Substances.    The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or the site where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances at the site where the release occurred. Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Partnership is able to control directly the operation of only those wells with respect to which the Partnership acts as operator. Notwithstanding its lack of direct control over wells operated by others, the failure of an operator of a property owned by the Partnership to comply with applicable environmental regulations may, in certain circumstances, be attributed to the Partnership. The Partnership is not aware of any liabilities for which it may be held responsible that would materially and adversely affect the Partnership.

        Waste Handling.    The Resource Conservation and Recovery Act ("RCRA"), and analogous state laws, impose detailed requirements for the handling, storage, treatment and disposal of hazardous and solid wastes. RCRA specifically excludes drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy from regulation as hazardous wastes. However, these wastes may be regulated by the U.S. Environmental Protection Agency ("EPA") or state agencies as solid wastes. Moreover, many ordinary industrial wastes, such as paint wastes, waste solvents, laboratory wastes and waste compressor oils, are regulated as hazardous wastes. Although the costs of managing hazardous waste may be significant, the Partnership does not believe that its costs in this regard are materially more burdensome than those for similarly situated companies.

        Air Emissions.    The Federal Clean Air Act and comparable state laws and regulations impose restrictions on emissions of air pollutants from various industrial sources, including compressor stations and natural gas processing facilities, and also impose various monitoring and reporting requirements. Such laws and regulations may require that the Partnership obtain pre-approval for the construction or modification of certain projects or facilities expected to produce air emissions or result in the increase of existing air emissions, obtain and strictly comply with air permits containing various emissions and operational limits, or utilize specific emission control technologies to limit emissions. The Partnership's failure to comply with these requirements could subject the Partnership to monetary penalties, injunctions, conditions or restrictions on operations, and potentially criminal enforcement actions. Capital expenditures for air pollution equipment may be required in connection with maintaining or obtaining operating permits and approvals relating to air emissions at facilities owned or operated by the Partnership. The Partnership does not believe that its operations will be materially adversely affected by any such requirements.

        Water Discharges.    The Federal Water Pollution Control Act ("Clean Water Act") and analogous state laws impose restrictions and strict controls with respect to the discharge of pollutants, including spills and leaks of oil and other substances, into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by EPA or an analogous state agency. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations. In addition, the United States Oil Pollution Act of 1990 ("OPA") and similar legislation enacted in Texas, Louisiana and other coastal states impose oil spill prevention and control requirements and significantly expand liability for damages resulting

6

from oil spills. OPA imposes strict and, with limited exceptions, joint and several liabilities upon each responsible party for oil spill response and removal costs and a variety of public and private damages.

        Global Warming and Climate Change.    In December 2009, the EPA determined that emissions of carbon dioxide, methane and other "greenhouse gases" present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth's atmosphere and other climatic changes. Based on these findings, the EPA has begun adopting and implementing regulations to restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act. The EPA recently adopted two sets of rules regulating greenhouse gas emissions under the Clean Air Act, one of which requires a reduction in emissions of greenhouse gases from motor vehicles and the other of which regulates emissions of greenhouse gases from certain large stationary sources, effective January 2, 2011. The EPA's rules relating to emissions of greenhouse gases from large stationary sources of emissions are currently subject to a number of legal challenges, but the federal courts have thus far declined to issue any injunctions to prevent EPA from implementing, or requiring state environmental agencies to implement, the rules. The EPA has also adopted rules requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States, including petroleum refineries, on an annual basis, beginning in 2011 for emissions occurring after January 1, 2010, as well as certain onshore oil and natural gas production facilities, on an annual basis, beginning in 2012 for emissions occurring in 2011.

        In addition, the United States Congress has from time to time considered adopting legislation to reduce emissions of greenhouse gases and almost one-half of the states have already taken legal measures to reduce emissions of greenhouse gases primarily through the planned development of greenhouse gas emission inventories and/or regional greenhouse gas cap and trade programs. Most of these cap and trade programs work by requiring major sources of emissions, such as electric power plants, or major producers of fuels, such as refineries and gas processing plants, to acquire and surrender emission allowances. The number of allowances available for purchase is reduced each year in an effort to achieve the overall greenhouse gas emission reduction goal.

        The adoption of legislation or regulatory programs to reduce emissions of greenhouse gases could require the Partnership to incur increased operating costs, such as costs to purchase and operate emissions control systems, to acquire emissions allowances or comply with new regulatory or reporting requirements. Any such legislation or regulatory programs could also increase the cost of consuming, and thereby reduce demand for, the oil and natural gas the Partnership produced. Consequently, legislation and regulatory programs to reduce emissions of greenhouse gases could have an adverse effect on the partnership's business, financial condition and results of operations. Finally, it should be noted that some scientists have concluded that increasing concentrations of greenhouse gases in the Earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climatic events. If any such effects were to occur, they could have an adverse effect on the partnership's financial condition and results of operations.

        OSHA and Other Laws and Regulation.    The Partnership is subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. These laws and the implementing regulations strictly govern the protection of the health and safety of employees. The OSHA hazard communication standard, EPA community right-to-know regulations under the Title III of CERCLA and similar state statutes require that the Partnership organize and/or disclose information about hazardous materials used or produced in its operations. The Partnership believes that it is in substantial compliance with these applicable requirements and with other OSHA and comparable requirements.

        Claims are sometimes made or threatened against companies engaged in oil and gas exploration, production and related activities by owners of surface estates, adjoining properties or others alleging

7

damages resulting from environmental contamination and other incidents of operations. Limited partners should be aware that the assessment of liability associated with environmental liabilities is not always correlated to the value of a particular project. Accordingly, liability associated with the environment under local, state, or federal regulations, particularly clean-ups under CERCLA, can exceed the value of the Partnership's investment in the associated site.

Partnership Employees

        The Partnership has no employees; however the Managing General Partner and CWEI have a staff of geologists, engineers, accountants, landmen and clerical staff who engage in Partnership activities and operations and perform additional services for the Partnership as needed. In addition, the Partnership engages independent consultants such as petroleum engineers and geologists as needed.

8

Item 1A.    Risk Factors

        There are many factors that affect the Partnership's business, some of which are beyond the Partnership's control. The Partnership's business, financial condition and results of operations could be materially adversely affected by any of these risks. The risks described below are not the only ones facing the Partnership. Additional risks not presently known to the Partnership or that the Partnership currently deems immaterial individually or in the aggregate may also impair the Partnership's business operations.

The Partnership may not be able to replace production with new reserves.

        In general, the volume of production from an oil and gas property declines as reserves related to that property are depleted. The decline rates depend upon reservoir characteristics. Historically, the Partnership's oil and gas properties have had steep rates of decline and short estimated productive lives. The implied life of the Partnership's proved reserves at December 31, 2010 is approximately 7.5 years, based on 2010 production levels. The Partnership is not allowed to engage in exploratory or development drilling of oil and gas wells.

Volatility of oil and gas prices significantly affects the Partnership's cash flow and ability to produce oil and gas economically.

        Historically, the markets for oil and gas have been volatile, and the Partnership believes that they are likely to continue to be volatile. Significant changes in oil and gas prices may result from relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and other factors that are beyond the Partnership's control. The Partnership cannot predict, with any degree of certainty, future oil and natural gas prices. Changes in oil and natural gas prices significantly affect the Partnership's revenues, operating results, profitability and the value of the Partnership's oil and gas reserves. Those prices also affect the amount of cash flow available for distribution to partners and the amount of oil and natural gas that the Partnership can produce economically.

        Changes in oil and gas prices impact both the Partnership's estimated future net revenue and the estimated quantity of proved reserves. Price increases may permit additional quantities of reserves to be produced economically, and price decreases may render uneconomic the production of reserves previously classified as proved. Thus, the Partnership may experience material increases and decreases in reserve quantities solely as a result of price changes and not as a result of well performance.

The Partnership's proved reserves are estimates and depend on many assumptions. Any material inaccuracies in these assumptions could cause the quantity and value of the partnership's oil and gas reserves, and the Partnership's revenue, profitability, and cash flow, to be materially different from the Partnership's estimates.

        The estimated proved reserve information is based upon reserve reports prepared by independent engineers. The accuracy of proved reserves estimates and estimated future net revenues from such reserves is a function of the quality of available geological, geophysical, engineering and economic data and is subject to various assumptions, including assumptions required by the SEC relating to oil and gas prices, drilling and operating expenses, and other matters. Although the Partnership believes that the Partnership's estimated proved reserves represent reserves that the Partnership is reasonably certain to recover, actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from the assumptions and estimates used to determine proved reserves. Any significant variance could materially affect the estimated quantities and value of the Partnership's oil and gas reserves, which in turn could adversely affect the Partnership's cash flow and results of operations. In addition, the Partnership may adjust estimates of proved reserves to reflect production history, results of development, prevailing oil and gas prices and other factors, many of which are beyond the Partnership's control. Downward

9

adjustments to the Partnership's estimated proved reserves could require the Partnership to write down the carrying value of the Partnership's oil and gas properties, which would reduce the Partnership's earnings and partners' equity.

        The present value of proved reserves will not necessarily equal the current fair market value of the Partnership's estimated oil and gas reserves. In accordance with the reserve reporting requirements of the SEC, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than those as of the date of the estimate. The timing of both the production and the expenses with respect to the development and production of oil and gas properties will affect the timing of future net cash flows from proved reserves and their present value.

The Partnership may not be insured against all of the operating hazards to which the Partnership's business is exposed.

        The Partnership's operations are subject to the usual hazards incident to the production of oil and gas, such as windstorms, lightning strikes, blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, severe weather and pollution and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, clean-up responsibilities, regulatory investigation and penalties, and suspension of operations which could result in substantial loss. The Partnership maintains insurance against some, but not all, of the risks described above. Such insurance may not be adequate to cover losses or liabilities. Also, the Partnership cannot be assured of the continued availability of insurance at premium levels that justify its purchase.

The Partnership's business depends on oil and natural gas transportation facilities, most of which are owned by others.

        The marketability of the Partnership's oil and natural gas production depends in large part on the availability, proximity and capacity of pipeline systems owned by third parties. The unavailability of or lack of available capacity on these systems and facilities could result in the shut-in of producing wells. Although the Partnership has some contractual control over the transportation of the Partnership's product, material changes in these business relationships could materially affect the Partnership's operations. Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, damage to or destruction of pipelines, maintenance and repairs and general economic conditions could adversely affect the Partnership's ability to produce, gather and transport oil and natural gas.

A terrorist attack or armed conflict could harm the Partnership's business by decreasing the Partnership's revenues and increasing the Partnership's costs.

        Terrorist activities, anti-terrorist efforts and other armed conflict involving the United States may adversely affect the United States and global economies and could prevent the Partnership from meeting the Partnership's financial and other obligations. If any of these events occur or escalate, the resulting political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on demand for the Partnership's services and causing a reduction in the Partnership's revenue. Oil and natural gas related facilities could be direct targets of terrorist attacks, and the Partnership's operations could be adversely impacted if significant infrastructure or facilities used for the production, transportation, processing or marketing of oil and natural gas production are destroyed or damaged. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

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 The Partnership's industry is highly competitive.

        The oil and gas industry as a whole competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers. The price and availability of alternative energy sources could adversely affect the Partnership's revenue.

        The market for the Partnership's oil, gas and natural gas liquids production depends on factors beyond the Partnership's control, including domestic and foreign political conditions, the overall level of supply of and demand for oil, gas and natural gas liquids, the price of imports of oil and gas, weather conditions, the price and availability of alternative fuels, the proximity and capacity of gas pipelines and other transportation facilities and overall economic conditions.

Compliance with environmental and other government regulations could be costly and could negatively impact production.

        The Partnership's oil and gas production and related operations are subject to extensive rules and regulations promulgated by federal, state and local agencies. Failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and gas industry increases the Partnership's cost of doing business and affects the Partnership's profitability. Because such rules and regulations are frequently amended or reinterpreted, the Partnership is unable to predict the future cost or impact of complying with such laws.

        All of the states in which the Partnership operates generally require reports concerning operations and impose other requirements relating to the production of oil and gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. The statutes and regulations of certain states also limit the rate at which oil and gas can be produced from the Partnership's properties.

        FERC regulates interstate natural gas transportation rates and service conditions, which affect the marketing of gas the Partnership produces, as well as the revenues the Partnership receives for sales of such production. Since the mid-1980s, the FERC has issued various orders that have significantly altered the marketing and transportation of gas. These orders resulted in a fundamental restructuring of interstate pipeline sales and transportation services, including the unbundling by interstate pipelines of the sales, transportation, storage and other components of the city-gate sales services such pipelines previously performed. These FERC actions were designed to increase competition within all phases of the gas industry. The interstate regulatory framework may enhance the Partnership's ability to market and transport the Partnership's gas, although it may also subject the Partnership to greater competition and to the more restrictive pipeline imbalance tolerances and greater associated penalties for violation of such tolerances.

        The Partnership's sales of oil and natural gas liquids are not presently regulated and are made at market prices. The price the Partnership receives from the sale of those products is affected by the cost of transporting the products to market. The FERC has implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. The Partnership is not able to predict with any certainty what effect, if any, these regulations will have on the Partnership, but, other factors being equal, the regulations may, over time, tend to increase transportation costs which may have the effect of reducing wellhead prices for oil and natural gas liquids.

        Under the EP Act 2005, FERC has civil penalty authority under the NGA to impose penalties for current violations of up to $1 million per day for each violation and disgorgement of profits associated with any violation. While the Partnership's natural gas operations have not been regulated by FERC under the NGA, FERC has adopted regulations that may subject certain of the Partnership otherwise

11

non-FERC jurisdictional entities to FERC annual reporting and daily scheduled flow and capacity posting requirements, as described more fully in Item 1 above. Additional rules and legislation pertaining to those and other matters may be considered or adopted by FERC from time to time. Failure to comply with those regulations in the future could subject the Partnership to civil penalty liability.

The Partnership's oil and gas production and related activities are subject to extensive environmental regulations, and to laws that can give rise to substantial liabilities from environmental contamination.

        The Partnership's operations are subject to extensive federal, state and local environmental laws and regulations, which impose limitations on the discharge of pollutants into the environment, establish standards for the management, treatment, storage, transportation and disposal of hazardous materials and of solid and hazardous wastes, and impose obligations to investigate and remediate contamination in certain circumstances. Liabilities to investigate or remediate contamination, as well as other liabilities concerning hazardous materials or contamination such as claims for personal injury or property damage, may arise at many locations, including properties in which the Partnership has an ownership interest but no operational control, properties the Partnership formerly owned or operated and sites where the Partnership's wastes have been treated or disposed of, as well as at properties that the Partnership currently own or operate. Such liabilities may arise even where the contamination does not result from any noncompliance with applicable environmental laws. Under a number of environmental laws, such liabilities may also be joint and several, meaning that the Partnership could be held responsible for more than the Partnership's share of the liability involved, or even the entire share. Environmental requirements generally have become more stringent in recent years, and compliance with those requirements more expensive.

        The Partnership has incurred expenses in connection with environmental compliance, and the Partnership anticipates that the Partnership will continue to do so in the future. Failure to comply with extensive applicable environmental laws and regulations could result in significant civil or criminal penalties and remediation costs. Some of the Partnership's properties, including properties in which the Partnership has an ownership interest but no operating control, may be affected by environmental contamination that may require investigation or remediation. In addition, claims are sometimes made or threatened against companies engaged in oil and gas production by owners of surface estates, adjoining properties or others alleging damage resulting from environmental contamination and other incidents of operation, and such claims have been asserted against the Partnership. Compliance with, and liabilities for remediation under, these laws and regulations, and liabilities concerning contamination or hazardous materials, may adversely affect the Partnership's business, financial condition and results of operations.

Climate change legislation or regulations restricting emissions of "greenhouse gases" could result in increased operating costs and reduced demand for the crude oil and natural gas that the Partnership produces.

        In December 2009, the EPA determined that emissions of carbon dioxide, methane and other "greenhouse gases" present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the earth's atmosphere and other climatic changes. Based on these findings, the EPA has begun adopting and implementing regulations to restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act. The EPA recently adopted two sets of rules regulating greenhouse gas emissions under the Clean Air Act, one of which requires a reduction in emissions of greenhouse gases from motor vehicles and the other of which regulates emissions of greenhouse gases from certain large stationary sources, effective January 2, 2011. The EPA's rules relating to emissions of greenhouse gases from large stationary sources of emissions are currently subject to a number of legal challenges, but the federal courts have thus far declined to issue any injunctions to prevent the EPA from implementing, or requiring state

12

environmental agencies to implement, the rules. The EPA has also adopted rules requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States, including petroleum refineries, on an annual basis, beginning in 2011 for emissions occurring after January 1, 2010, as well as certain onshore oil and natural gas production facilities, on an annual basis, beginning in 2012 for emissions occurring in 2011.

        In addition, the United States Congress has from time to time considered adopting legislation to reduce emissions of greenhouse gases and almost one-half of the states have already taken legal measures to reduce emissions of greenhouse gases primarily through the planned development of greenhouse gas emission inventories and/or regional greenhouse gas cap and trade programs. Most of these cap and trade programs work by requiring major sources of emissions, such as electric power plants, or major producers of fuels, such as refineries and gas processing plants, to acquire and surrender emission allowances. The number of allowances available for purchase is reduced each year in an effort to achieve the overall greenhouse gas emission reduction goal.

        The adoption of legislation or regulatory programs to reduce emissions of greenhouse gases could require the Partnership to incur increased operating costs, such as costs to purchase and operate emissions control systems, to acquire emissions allowances or comply with new regulatory or reporting requirements. Any such legislation or regulatory programs could also increase the cost of consuming, and thereby reduce demand for, the oil and natural gas the Partnership produced. Consequently, legislation and regulatory programs to reduce emissions of greenhouse gases could have an adverse effect on the Partnership's business, financial condition and results of operations. Finally, it should be noted that some scientists have concluded that increasing concentrations of greenhouse gases in the Earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climatic events. If any such effects were to occur, they could have an adverse effect on the Partnership's financial condition and results of operations.

Item 1B.    Unresolved Staff Comments

        Not applicable.

Item 2.    Properties

        As of December 31, 2010, the Partnership possessed an interest in oil and gas properties located in Eddy and Lea Counties of New Mexico Andrews, Crane, Ector, Garza, Howard, Pecos, Stonewall, Ward and Winkler Counties of Texas. These properties consist of various interests in approximately 94 wells and units.

Reserves

Rule Changes Applicable to Reserve Estimates and Disclosures.

        In 2009, the SEC issued its final rule on the modernization of oil and gas reporting, and the Financial Accounting Standards Board ("FASB") adopted conforming changes to Accounting Standards Codification ("ASC") Topic 932, "Extractive Industries", to align the FASB's reserves requirements with those of the SEC. The final rule is now in effect for companies with fiscal years ending on or after December 31, 2009. As it affects the Partnership's reserve estimates and disclosures, the final rule:

  •
  amends the definition of proved reserves to require the use of average commodity prices based upon the prior 12 month period rather than year-end prices;

  •
  expands the type of technologies available to establish reserve estimates and categories;

  •
  modifies certain definitions used in estimating proved reserves;

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  •
  permits disclosure of probable and possible reserves; and

  •
  permits disclosure of reserves based on different price and cost criteria, such as futures prices or management forecasts.

  See "Glossary of Terms" for current definitions of terms related to oil and gas reserves.

        The following table sets forth certain information as of December 31, 2010 with respect to the Partnership's estimated proved oil and gas reserves pursuant to SEC guidelines and standardized measure of discounted future net cash flows.

	Proved Developed		Proved	Total
	Producing	Nonproducing	Undeveloped	Proved
Oil (Bbls)	60,000	—	6,000	66,000
Gas (Mcf)	114,000	—	49,000	163,000
Total (BOE)	79,000	—	14,000	93,000
Standardized measure of discounted future net cash flows				$1,480,000

        The following table sets forth certain information as of December 31, 2010 regarding the Partnership's proved oil and gas reserves for certain significant fields.

	Proved Reserves
	Oil (Bbls)	Gas (Mcf)	Total Oil Equivalent (BOE)	Percent of Total Oil Equivalent
Big Spring	27,000	—	27,000	29.0%
Cain	12,000	—	12,000	12.9%
Puckett East	—	68,000	11,000	11.8%
Grayburg Jackson	7,000	16,000	10,000	10.8%
Other	20,000	79,000	33,000	35.5%

Total	66,000	163,000	93,000	100.0%

        The estimates of proved reserves at December 31, 2010 and the standardized measure of discounted future net cash flows were derived from a report prepared by Ryder Scott Company, L.P., petroleum consultants. These calculations were prepared using standard geological and engineering methods generally accepted by the petroleum industry and in accordance with SEC financial accounting and reporting standards.

        The commodity prices used to estimate proved reserves and their related PV-10 Value at December 31, 2010 were based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for the period from January 2010 through December 2010. These benchmark average prices were further adjusted for quality, energy content, transportation fees and other price differentials specific to our properties, resulting in an average adjusted price of $75.23 per barrel of oil and $5.46 per Mcf of natural gas over the remaining life of our proved reserves. Operating costs were not escalated.

Other Information Concerning our Proved Reserves

        The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data, the precision of the engineering and geological interpretation and judgment. The estimates of reserves, future cash flows and PV-10 Value are based on various assumptions and are inherently imprecise. Although we believe these estimates are

14

reasonable, actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from these estimates. Also, the use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject.

        Since January 1, 2010, we have not filed an estimate of our net proved oil and gas reserves with any federal authority or agency other than the SEC.

Item 3.    Legal Proceedings

        There are no material pending legal proceedings to which the Partnership is a party.

Item 4.    (Removed and Reserved)

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 Part II

Item 5.    Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

        Limited partnership interests, or units, in the Partnership were initially offered and sold for a price of $500. Limited partner units are not traded on any exchange and there is no public or organized trading market for them.

Number of Limited Partner Interest Holders

        As of December 31, 2010, there were 528 holders of limited partner units in the Partnership.

Distributions

        Pursuant to Article IV, Section 4.01 of the Partnership's Certificate and Agreement of Limited Partnership "Net Cash Flow" is distributed to the partners on a quarterly basis. "Net Cash Flow" is defined as "the cash generated by the Partnership's investments in producing oil and gas properties, less (i) General and Administrative Costs, (ii) Operating Costs, and (iii) any reserves necessary to meet current and anticipated needs of the Partnership, as determined in the sole discretion of the Managing General Partner." During 2010, distributions were made totaling $66,332, with $59,693 ($5.71 per unit) distributed to the limited partners and $6,639 to the general partners.

Issuer Purchases of Equity Securities

        The partnership agreement provides that a limited partner must notify the Managing General Partner in writing if any representation, warranty or covenant of the limited partner made in connection with an investment in the Partnership becomes untrue, or if the limited partner becomes unqualified to hold interests in federal or other oil and gas leases. In this event, the Managing General Partner has the right, but not the obligation, to purchase the limited partners' units in the Partnership at a value determined by adding the sum of (1) current assets less liabilities and (2) the present value of the future net revenues attributable to proved reserves. The present value of future net revenues is to be determined by applying a discount rate not in excess of the prime rate charged by JP Morgan Chase Bank, N.A. plus one percent (1%), which value shall be further reduced by a risk factor discount of no more than one-third (1/3) to be determined by the Managing General Partner in its sole and absolute discretion. No purchases of limited partnership units were acquired by the Managing General Partner under these provisions during the year ended December 31, 2009.

        From time to time, a limited partner may desire to sell his or her limited partnership units to the Managing General Partner for reasons other than those described in the preceding paragraph. In these cases, the Managing General Partner may, but is under no obligation to, offer to repurchase the units on terms and conditions established by the Managing General Partner, in its sole and absolute discretion, and acceptable to the limited partner. The following table sets forth certain information

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regarding purchases of limited partnership units by the Managing General Partner at the request of limited partners during the year ended December 31, 2010.

Period	Total Number of Units Purchased	Average Price Paid Per Unit
January 2010	—	$—
February 2010	—	—
March 2010	—	—
April 2010	—	—
May 2010	—	—
June 2010	20.0	9.61
July 2010	—	—
August 2010	—	—
September 2010	64.0	4.78
October 2010	—	—
November 2010	—	—
December 2010	—	—

TOTALS	84.0	$5.93

Item 6.    Selected Financial Data

        The following selected financial data for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 should be read in conjunction with the financial statements included in Item 8:

	Years ended December 31,
	2010	2009	2008	2007	2006
Revenues	$740,774	$593,330	$1,403,900	$1,062,527	$1,121,603
Net income (loss)	14,079	(12,011)	501,194	398,209	530,402
Partners' share of net income (loss):
General partners	7,197	5,723	54,359	42,981	55,231
Limited partners	6,882	(17,734)	446,835	355,228	475,171
Limited partners' net income (loss) per unit	.66	(1.70)	42.75	33.98	45.46
Limited partners' cash distributions per unit	5.71	8.13	47.31	34.56	49.53
Total assets	$554,239	$637,728	$674,626	$673,033	$690,704

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Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations

General

        The Partnership was formed to acquire interests in producing oil and gas properties, to produce and market crude oil and natural gas produced from such properties and to distribute the net proceeds from operations to the limited and general partners. Net revenues from producing oil and gas properties are not reinvested in other revenue producing assets except to the extent that production facilities and wells are improved or reworked or where methods are employed to improve or enable more efficient recovery of oil and gas reserves. The economic life of the Partnership thus depends on the period over which the Partnership's oil and gas reserves are economically recoverable.

        Increases or decreases in Partnership revenues and, therefore, distributions to partners will depend primarily on changes in the prices received for production, changes in volumes of production sold, increases and decreases in production costs, enhanced recovery projects, offset drilling activities pursuant to farm-out arrangements, sales of properties, and the depletion of wells. Since wells deplete over time, production can generally be expected to decline from year to year.

        Production costs and general and administrative costs usually decrease with production declines; however, these costs may not decrease proportionately to production volumes or revenues. Net income available for distribution to the partners is therefore expected to decline in later years based on these factors.

Critical Accounting Policies

        The Partnership follows the full cost method of accounting for its oil and gas properties. The full cost method subjects companies to quarterly calculations of a "ceiling", or limitation on the amount of properties that can be capitalized on the balance sheet. If the Partnership's capitalized costs are in excess of the calculated ceiling, the excess must be written off as an expense.

        The Partnership's discounted present value of its proved oil and natural gas reserves is a major component of the ceiling calculation, and represents the component that requires the most subjective judgments. Estimates of reserves are forecasts based on engineering data, projected future rates of production and the timing of future expenditures. The process of estimating oil and natural gas reserves requires substantial judgment, resulting in imprecise determinations, particularly for new discoveries. Different reserve engineers may make different estimates of reserve quantities based on the same data. The Partnership's reserve estimates are prepared by outside consultants.

        The passage of time provides more qualitative information regarding estimates of reserves, and revisions are made to prior estimates to reflect updated information. However, there can be no assurance that more significant revisions will not be necessary in the future. If future significant revisions are necessary that reduce previously estimated reserve quantities, it could result in a full cost property writedown. In addition to the impact of these estimates of proved reserves on calculation of the ceiling, estimates of proved reserves are also a significant component of the calculation of depletion, depreciation, and amortization ("DD&A").

        While the quantities of proved reserves require substantial judgment, the associated prices of oil and natural gas reserves that are included in the discounted present value of the reserves do not require judgment. Current SEC financial accounting and reporting standards require that pricing parameters be the arithmetic average of the first-day-of-the-month price for the 12-month period preceding the effective date of the reserve report. The ceiling calculation dictates that those prices be held constant. Because the ceiling calculation dictates that prices and costs are held constant indefinitely, the resulting value is not indicative of the true fair value of the reserves. Oil and natural gas prices have historically been cyclical and can be either substantially higher or lower than the Partnership's long-term price forecast that is a barometer for true fair value.

18

 Supplemental Information

        The following unaudited information is intended to supplement the financial statements included in this Form 10-K with data that is not readily available from those statements.

	Year Ended December 31,
	2010	2009	2008
Oil production in barrels	7,425	8,268	11,238
Gas production in mcf	29,705	31,415	32,220
Total (BOE)	12,376	13,504	16,608
Average price per barrel of oil	$77.73	$55.88	$99.39
Average price per mcf of gas	$5.50	$4.18	$8.89
Partnership distributions	$66,332	$94,174	$549,428
Limited partner distributions	$59,693	$85,013	$494,515
Per unit distribution to limited partners	$5.71	$8.13	$47.31
Number of limited partner units	10,453	10,453	10,453

Operating Results

        The following discussion compares our results for the year ended December 31, 2010 to the two previous years. All references to 2010, 2009 and 2008 within this section refer to the respective annual periods.

Revenues

        Oil and gas prices declined compared to the previous two years. Comparing 2010 to 2009, oil and gas sales increased $147,431, of which price variances accounted for a $201,680 increase and production variances accounted for a $54,249 decrease. Comparing 2009 to 2008, oil and gas sales decreased $810,128, of which price variances accounted for a $507,784 decrease and production variances accounted for a $302,344 decrease.

        Production in 2010 (on a BOE basis) was 8% lower than 2009 and 25% lower than 2008. Our oil production was 10% lower in 2010 than 2009 due primarily to the production decline on one oil well. Our gas production was 5% lower in 2010 than 2009.

        In 2010, our realized oil price was 39% higher than 2009 and 22% lower than 2008, while our realized gas price was 32% higher than 2009 and 38% lower than 2008. Historically, the markets for oil and gas have been volatile, and they are likely to continue to be volatile.

Expenses

        Oil and gas production costs on a BOE basis increased from $29.02 per BOE in 2009 and decreased from $43.91 per BOE in 2008 to $43.38 per BOE in 2010. The higher oil and gas production costs in 2009 were due primarily to the increase in saltwater disposal costs and subsurface repairs on an oil well.

        Depletion on a BOE basis decreased 9% from 2009 and was 83% higher than 2008. Comparing 2010 to 2009, depletion expense decreased $11,351, of which rate variances accounted for a $5.567 decrease and production variances accounted for a $5,784 decrease. Comparing 2009 to 2008, depletion expense increased $26,849, of which rate variances accounted for a $34,773 increase and production variances accounted for a $7,924 decrease.

        Accretion expense decreased 28% due primarily to a number of wells that reached their estimated plug and abandonment date at the end of 2009.

19

        General and administrative ("G&A") expenses were less than 1% lower in 2010 than 2009 and 1% higher than 2008.

Texas Margin Taxes

        In May 2006, the State of Texas adopted House Bill 3, which modified the state's franchise tax structure, replacing the previous tax based on capital or earned surplus with a margin tax (the "Texas Margin Tax") effective with franchise tax reports filed on or after January 1, 2008. The Texas margin Tax is computed by applying the applicable tax rate (1% for the Partnership's business) to the profit margin, which is generally determined by total revenue less either cost of goods sold or compensation as applicable. Although House Bill 3 states that the Texas Margin Tax is not an income tax, the Partnership believes that the Financial Accounting Standards Board (FASB) Accounting Standards Codification 740—Income Taxes ("ASC 740") applies to the Texas Margin Tax. However the Partnership believes, based on its interpretation, that the Texas Margin Tax does not apply to the Partnership because it qualifies under the passive entity exclusion.

Liquidity and Capital Resources

        Partnership distributions during the year ended December 31, 2010 were $66,332, of which $59,693 was distributed to the limited partners and $6,639 to the general partners. Cumulative cash distributions of $10,937,655 have been made to the general and limited partners as of December 31, 2010. As of December 31, 2010, $9,913,507 or $948.39 per limited partner unit has been distributed to the limited partners, representing 190% of contributed capital.

        Our primary source of cash from operating activities is our oil and gas sales, net of production costs. Cash flow provided by operating activities for 2010 was 38% higher than for 2009. A 25% increase in oil and gas sales was partially offset by higher production costs. Our only use in financing activities is the distribution to partners which was 30% lower than 2009.

        As of December 31, 2010, the Partnership had approximately $111,000 in working capital. The Managing General Partner knows of no unusual contractual commitments. Although the Partnership held many long-lived properties at inception, because of the restrictions on property development imposed by the partnership agreement, the Partnership cannot develop its non-producing properties, if any. Without continued development, the producing reserves continue to deplete. Accordingly, as the Partnership's properties have matured and depleted, the net cash flows from operations for the Partnership have steadily declined, except in periods of substantially increased commodity pricing. Maintenance of properties and administrative expenses for the Partnership are increasing relative to production. As the properties continue to deplete, maintenance of properties and administrative costs as a percentage of production are expected to continue to increase.

Item 7A.    Quantitative and Qualitative Disclosures About Market Risk

        The Partnership financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, oil and natural gas. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond our control. These factors include the level of global demand for petroleum products, foreign supply of oil and gas, the establishment of and compliance with production quotas by oil-exporting countries, trading activities in commodities future markets, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic. The Partnership cannot predict future oil and gas prices with any degree of certainty. Sustained weakness in oil and gas prices may adversely affect our financial condition, results of operations and cash distributions to partners.

        The Partnership is not a party to any derivative or embedded derivative instruments.

20

Item 8.    Financial Statements and Supplementary Data

21

Report of Independent Registered Public Accounting Firm

The Partners
Southwest Oil and Gas Income Fund IX-A, L.P.
(A Delaware Limited Partnership)

        We have audited the accompanying balance sheets of Southwest Oil and Gas Income Fund IX-A, L.P. (the Partnership) as of December 31, 2010 and 2009, and the related statements of operations, changes in partner's equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2010. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwest Oil and Gas Income Fund IX-A, L.P. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas
March 29, 2011

22

Southwest Oil & Gas Income Fund IX-A, L.P.

Balance Sheets

	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$90,141	$36,383
Receivable from Managing General Partner	4,853	30,368
New Mexico income tax deposits	15,997	13,295

Total current assets	110,991	80,046

Oil and gas properties—using the full-cost method of accounting	3,491,011	3,547,552
Less accumulated depreciation, depletion and amortization	3,047,763	2,989,870

Net oil and gas properties	443,248	557,682

	$554,239	$637,728

Liabilities and Partners' Equity (Deficit)
Asset retirement obligation	$514,332	$545,568

Partners' equity (deficit):
General partners	(66,280)	(66,838)
Limited partners	106,187	158,998

Total partners' equity	39,907	92,160

	$554,239	$637,728

The accompanying notes are an integral part of these financial statements.

23

Southwest Oil & Gas Income Fund IX-A, L.P.

Statements of Operations

	Years ended December 31,
	2010	2009	2008
Revenues
Oil and gas	$740,698	$593,267	$1,403,395
Interest income	76	63	505

	740,774	593,330	1,403,900

Expenses
Production	536,890	391,814	729,191
Depreciation, depletion and amortization	57,893	69,244	42,395
Accretion expense	31,756	43,933	31,575
General and administrative	100,156	100,350	99,545

	726,695	605,341	902,706

Net income (loss)	$14,079	$(12,011)	$501,194

Net income (loss) allocated to:
Managing General Partner	$6,477	$5,151	$48,923

General Partner	$720	$572	$5,436

Limited partners	$6,882	$(17,734)	$446,835

Per limited partner unit	$.66	$(1.70)	$42.75

The accompanying notes are an integral part of these financial statements.

24

Southwest Oil & Gas Income Fund IX-A, L.P.

Statements of Changes in Partners' Equity (Deficit)

Years ended December 31, 2010, 2009 and 2008

	General Partners	Limited Partners	Total
Balance at December 31, 2007	$(62,846)	$309,425	$246,579
Net income	54,359	446,835	501,194
Distributions	(54,913)	(494,515)	(549,428)

Balance at December 31, 2008	(63,400)	261,745	198,345
Net income (loss)	5,723	(17,734)	(12,011)
Distributions	(9,161)	(85,013)	(94,174)

Balance at December 31, 2009	(66,838)	158,998	92,160
Net income	7,197	6,882	14,079
Distributions	(6,639)	(59,693)	(66,332)

Balance at December 31, 2010	$(66,280)	$106,187	$39,907

The accompanying notes are an integral part of these financial statements.

25

Southwest Oil & Gas Income Fund IX-A, L.P.

Statements of Cash Flows

	Years ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Cash received from oil and gas sales	$763,511	$577,215	$1,400,760
Cash paid to suppliers	(674,084)	(512,535)	(813,553)
Interest received	76	63	505

Net cash provided by operating activities	89,503	64,743	587,712

Cash flows from investing activities:
Additions to oil and gas properties	—	(42,040)	(40,521)
Proceeds from oil and gas properties	30,587	44,159	—

Net cash provided by (used in) investing activities	30,587	2,119	(40,521)

Cash flows used in financing activities:
Distributions to partners	(66,332)	(94,174)	(549,428)

Net increase (decrease) in cash and cash equivalents	53,758	(27,312)	(2,237)
Beginning of year	36,383	63,695	65,932

End of year	$90,141	$36,383	$63,695

Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$14,079	$(12,011)	$501,194
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	57,893	69,244	42,395
Settlement of asset retirement obligations for plugged and abandoned wells	(37,038)	—	(5,188)
Accretion expense	31,756	43,933	31,575
Decrease (increase) in receivables and deposits	22,813	(16,052)	(2,635)
(Decrease) increase in payables	—	(20,371)	20,371

Net cash provided by operating activities	$89,503	$64,743	$587,712

Noncash investing and financing activities:
(Decrease) increase in oil and gas properties—Asset retirement obligations	$(25,954)	$45,725	$3,069

The accompanying notes are an integral part of these financial statements.

26

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements

1. Organization

        Southwest Oil & Gas Income Fund IX-A, L.P. was organized under the laws of the state of Delaware on March 9, 1989, for the purpose of acquiring producing oil and gas properties and to produce and market crude oil and natural gas produced from such properties for a term of 50 years unless terminated at an earlier date as provided for in the Partnership Agreement. The Partnership sells its oil and gas production to a variety of purchasers with the prices it receives being dependent upon the oil and gas economy. Southwest Royalties, Inc., a wholly owned subsidiary of Clayton Williams Energy, Inc., serves as the Managing General Partner.

        Revenues, costs and expenses are allocated as follows:

	Limited Partners	General Partners
Interest income on capital contributions	100%	—
Oil and gas sales	90%	10%
All other revenues	90%	10%
Organization and offering costs(1)	100%	—
Amortization of organization costs	100%	—
Property acquisition costs	100%	—
Gain/loss on property disposition	90%	10%
Operating and administrative costs(2)	90%	10%
Depreciation, depletion and amortization of oil and gas properties	100%	—
All other costs	90%	10%

(1)
All organization costs in excess of 3% of initial capital contributions will be paid by the Managing General Partner and will be treated as a capital contribution. The Partnership paid the Managing General Partner an amount equal to 3% of initial capital contributions for such organization costs.

(2)
Administrative costs in any year, which exceed 2% of capital contributions shall be paid by the Managing General Partner and will be treated as a capital contribution.

2. Summary of Significant Accounting Policies

Oil and Gas Properties

        The Partnership uses the full cost method of accounting for its oil and gas producing activities. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves are capitalized. Depletion is provided using the unit-of production method based upon estimates of proved oil and gas reserves. The amortizable base includes estimated future development costs and dismantlement, restoration and abandonment costs, net of estimated salvage value. All of the Partnership's oil and gas properties are located within the United States. Gain or loss on the sale of oil and gas properties is not recognized unless significant oil and gas reserves are sold.

        Should the net capitalized costs exceed the estimated present value of oil and gas reserves, discounted at 10%, such excess costs would be charged to current expense. As of December 31, 2010, 2009 and 2008 the net capitalized costs did not exceed the estimated present value of oil and gas reserves.

27

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Estimates and Uncertainties

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Partnership's depletion calculation and full-cost ceiling test for oil and gas properties uses oil and gas reserves estimates, which are inherently imprecise. Actual results could differ from those estimates.

Syndication Costs

        Syndication costs are accounted for as a reduction of partnership equity.

Environmental Costs

        The Partnership is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Partnership to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Costs, which improve a property as compared with the condition of the property when originally constructed or acquired and costs, which prevent future environmental contamination are capitalized. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

Revenue Recognition

        The Partnership recognizes oil and gas sales when delivery to the purchaser has occurred and title has transferred. This occurs when production has been delivered to a pipeline or transport vehicle.

Gas Balancing

        The Partnership utilizes the sales method of accounting for gas-balancing arrangements. Under this method the Partnership recognizes sales revenue on all gas sold. As of December 31, 2010 and 2009 the Partnership was overproduced by 403 mcf of gas.

Income Taxes

        No provision for income taxes is reflected in these financial statements, since the tax effects of the Partnership's income or loss are passed through to the individual partners.

Cash and Cash Equivalents

        For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Partnership maintains its cash at one financial institution.

28

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

Number of Limited Partner Units

        As of December 31, 2010, 2009 and 2008 and there were 10,453 limited partner units outstanding held by 528, 529 and 530 partners.

Concentrations of Credit Risk

        The Partnership is subject to credit risk for amounts due from its customers. Although a substantial portion of its debtors' ability to pay is dependent upon the oil and gas industry, credit risk is minimized due to a large customer base. All partnership revenues are received by the Managing General Partner and subsequently remitted to the partnership and all expenses are paid by the Managing General Partner and subsequently reimbursed by the Partnership.

Fair Value of Financial Instruments

        The carrying amount of cash and accounts receivable approximates fair value due to the short maturity of these instruments.

Net Income (loss) per limited partnership unit

        The net income (loss) per limited partnership unit is calculated by using the number of outstanding limited partnership units.

3. Abandonment Obligations

        The Partnership follows the provisions of ASC topic 410-20, formerly SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). ASC topic 410-20 requires the Partnership to recognize a liability for the present value of all legal obligations associated with the retirement of tangible, long-lived assets and capitalize an equal amount as a cost of the asset. The cost associated with the abandonment obligations, along with any estimated salvage value, is included in the computation of depreciation, depletion and amortization.

        Our asset retirement obligation is measured using primarily Level 3 inputs. The significant unobservable inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, inflation rate and well life. The inputs are calculated based on historical data as well as current estimated costs.

        Changes in abandonment obligations for 2010 and 2009 are as follows:

	2010	2009
Beginning of year	$545,568	$455,910
Reduction of obligations due to wells plugged and abandoned	(37,038)	—
Reduction of obligations due to farm-outs	—	(507)
Accretion expense	31,756	43,933
Revisions of previous estimates	(25,954)	46,232

End of year	$514,332	$545,568

29

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements (Continued)

4. Commitments and Contingent Liabilities

        The partnership agreement provides that a limited partner must notify the Managing General Partner in writing if any representation, warranty or covenant of the limited partner made in connection with an investment in the Partnership becomes untrue, or if the limited partner becomes unqualified to hold interests in federal or other oil and gas leases. In this event, the Managing General Partner has the right, but not the obligation, to purchase the limited partners' units in the Partnership at a value determined by adding the sum of (1) current assets less liabilities and (2) the present value of the future net revenues attributable to proved reserves. The present value of future net revenues is to be determined by applying a discount rate not in excess of the prime rate charged by JP Morgan Chase Bank, N.A. plus one percent (1%), which value shall be further reduced by a risk factor discount of no more than one-third (1/3) to be determined by the Managing General Partner in its sole and absolute discretion.

        The Partnership is subject to various federal, state and local environmental laws and regulations, which establish standards and requirements for protection of the environment. The Partnership cannot predict the future impact of such standards and requirements, which are subject to change and can have retroactive effectiveness. The Partnership continues to monitor the status of these laws and regulations.

        As of December 31, 2010, the Partnership has not been fined, cited or notified of any environmental violations and management was not aware of any unasserted violations, which would have a material adverse effect upon the Partnership's financial condition and operations. However, the Managing General Partner does recognize by the very nature of its business, material costs could be incurred in the near term to bring the Partnership into total compliance. The amount of such future expenditures is not determinable due to several factors, including the unknown magnitude of possible contaminations, the unknown timing and extent of the corrective actions which may be required, the determination of the Partnership's liability in proportion to other responsible parties and the extent to which such expenditures are recoverable from insurance or indemnifications from prior owners of the Partnership's properties.

        In May 2006, the State of Texas adopted House Bill 3, which modified the state's franchise tax structure, replacing the previous tax based on capital or earned surplus with a margin tax (the "Texas Margin Tax") effective with franchise tax reports filed on or after January 1, 2008. The Texas margin Tax is computed by applying the applicable tax rate (1% for the Partnership's business) to the profit margin, which is generally determined by total revenue less either cost of goods sold or compensation as applicable. Although House Bill 3 states that the Texas Margin Tax is not an income tax, the Partnership believes that the Financial Accounting Standards Board (FASB) Accounting Standards Codification 740—Income Taxes ("ASC 740") applies to the Texas Margin Tax. However the Partnership believes, based on its interpretation, that the Texas Margin Tax does not apply to the Partnership because it qualifies under the passive entity exclusion.

5. Related Party Transactions

        A significant portion of the oil and gas properties in which the Partnership has an interest are purchased from and operated by the Managing General Partner. As provided for in the operating agreement for each respective oil and gas property in which the Partnership has an interest, the operator is paid an amount for administrative overhead attributable to operating such properties, with such amounts payable to Southwest Royalties, Inc. as operator approximating $63,400, $62,000 and

30

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements (Continued)

5. Related Party Transactions (Continued)

$59,400 for the years ended December 31, 2010, 2009 and 2008, respectively. In addition, the Managing General Partner and certain officers and employees of the Managing General Partner may have an interest in some of the properties that the Partnership also participates.

        Southwest Royalties, Inc., the Managing General Partner, was paid $73,200 during each of 2010, 2009 and 2008 as an administrative fee for indirect general and administrative overhead expenses. The administrative fees are included in general and administrative expense on the statement of operations.

        Receivables from Southwest Royalties, Inc., the Managing General Partner, of approximately $4,900 and $30,400 are from oil and gas production, net of lease operating costs and production taxes, as of December 31, 2010 and 2009, respectively.

6. Oil and Gas Reserves Information (unaudited)

        The estimates of proved oil and gas reserves utilized in the preparation of the financial statements were prepared by independent petroleum engineers. Such estimates are in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board. All of the Partnership's reserves are located in the United States. For information about the Partnership's results of operations from oil and gas producing activities, see the accompanying statements of operations.

        In 2009, the SEC issued its final rule on the modernization of oil and gas reporting, and the Financial Accounting Standards Board ("FASB") adopted conforming changes to Accounting Standards Codification ("ASC") Topic 932, "Extractive Industries", to align the FASB's reserves requirements with those of the SEC. The final rule is now in effect for companies with fiscal years ending on or after December 31, 2009. As it affects the Partnership's reserve estimates and disclosures, the final rule:

  •
  amends the definition of proved reserves to require the use of average commodity prices based upon the prior 12-month period rather than year-end prices;

  •
  expands the type of technologies available to establish reserve estimates and categories;

  •
  modifies certain definitions used in estimating proved reserves;

  •
  permits disclosure of probable and possible reserves; and

  •
  permits disclosure of reserves based on different price and cost criteria, such as futures prices or management forecasts.

        We emphasize that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of our proved reserves are classified as proved developed nonproducing and proved undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

31

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements (Continued)

6. Oil and Gas Reserves Information (unaudited) (Continued)

        The Partnership's interest in proved oil and gas reserves is as follows:

	Oil (bbls)	Gas (mcf)
Total Proved—
January 1, 2008	164,000	300,000
Revisions of previous estimates	(83,000)	(15,000)
Production	(11,000)	(32,000)

December 31, 2008	70,000	253,000
Revisions of previous estimates	(36,000)	(62,000)
Production	(8,000)	(31,000)

December 31, 2009	26,000	160,000
New discoveries and extensions	6,000	49,000
Revisions of previous estimates	41,000	(16,000)
Production	(7,000)	(30,000)

December 31, 2010	66,000	163,000

Proved developed reserves—
December 31, 2008	63,000	203,000

December 31, 2009	26,000	160,000

December 31, 2010	60,000	114,000

        Net revisions of 38,000 BOE in 2010 consisted of approximately 20,000 BOE of upward revisions attributable to the effects of higher product prices on the estimated quantities of proved reserves and upward revisions of approximately 18,000 BOE attributable well performance primarily from properties in the Big Spring field of West Texas. Net revisions of 46,000 BOE in 2009 consisted of approximately 2,000 BOE of upward revisions attributable to the effects of higher product prices on the estimated quantities of proved reserves net of downward revisions of approximately 33,000 BOE attributable well performance primarily from properties in the Big Spring field of West Texas and 15,000 BOE of downward revisions of proved undeveloped reserves.

        Oil price adjustments were made in the individual evaluations to reflect oil quality, gathering and transportation costs. The standardized measure as of December 31, 2010, 2009 and 2008 reflects an average oil price of $75.23, $55.94 and $43.69 per barrel. Average prices for December 31, 2010 and December 31, 2009 were based on the 12-month unweighted arithmetic average for the first-day-of-the-month price for the period from January 2010 through December 2010 and January 2009 through December 2009.

        Gas price adjustments were made in the individual evaluations to reflect BTU content, gathering and transportation costs and gas processing and shrinkage. The standardized measure as of December 31, 2010, 2009 and 2008 reflects an average natural gas price of $5.46, $3.64 and $6.22 per Mcf. Average prices for December 31, 2010 and December 31, 2009 were based on the 12-month unweighted arithmetic average for the first-day-of-the-month price for the period from January 2010 through December 2010 and January 2009 through December 2009.

32

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements (Continued)

6. Oil and Gas Reserves Information (unaudited) (Continued)

        The evaluation of oil and gas properties is not an exact science and inevitably involves a significant degree of uncertainty, particularly with respect to the quantity of oil or gas that any given property is capable of producing. Estimates of oil and gas reserves are based on available geological and engineering data, the extent and quality of which may vary in each case and, in certain instances, may prove to be inaccurate. Consequently, properties may be depleted more rapidly than the geological and engineering data have indicated.

        Unanticipated depletion, if it occurs, will result in lower reserves than previously estimated; thus an ultimately lower return for the Partnership. Basic changes in past reserve estimates occur annually. As new data is gathered during the subsequent year, the engineer must revise his earlier estimates. A year of new information, which is pertinent to the estimation of future recoverable volumes, is available during the subsequent year evaluation. In applying industry standards and procedures, the new data may cause the previous estimates to be revised. This revision may increase or decrease the earlier estimated volumes.

        The Partnership has reserves, which are classified as proved developed. All of the proved reserves are included in the engineering reports, which evaluate the Partnership's present reserves.

        Because the Partnership does not engage in drilling activities, the development of proved undeveloped reserves is conducted pursuant to farm-out arrangements with the Managing General Partner or unrelated third parties. Generally, the Partnership retains a carried interest such as an overriding royalty interest under the terms of a farm-out.

        The standardized measure of discounted future net cash flows relating to proved oil and gas reserves at December 31, 2010, 2009 and 2008 is presented below:

	2010	2009	2008
Future cash inflows	$5,851,000	$2,039,000	$4,638,000
Production, development and abandonment costs	3,355,000	1,649,000	2,701,000

Future net cash flows	2,496,000	390,000	1,937,000
10% annual discount for estimated timing of cash flows	1,016,000	45,000	708,000

Standardized measure of discounted future net cash flows	$1,480,000	$345,000	$1,229,000

33

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements (Continued)

6. Oil and Gas Reserves Information (unaudited) (Continued)

        Changes in the standardized measure of discounted future net cash flows relating to proved reserves for the years ended December 31, 2010, 2009 and 2008 are as follows:

	2010	2009	2008
Sales of oil and gas produced, net of production costs	$(204,000)	$(201,000)	$(674,000)
Extension and discoveries	251,000	—	—
Changes in prices and production costs	551,000	(823,000)	(3,995,000)
Changes of production rates (timing) and others	(95,000)	320,000	990,000
Revisions of previous quantities estimates	597,000	(303,000)	(937,000)
Accretion of discount	35,000	123,000	531,000
Discounted future net cash flows—
Beginning of year	345,000	1,229,000	5,314,000

End of year	$1,480,000	345,000	$1,229,000

7. Selected Quarterly Financial Results—(unaudited)

	Quarter
	First	Second	Third	Fourth
2010:
Total revenues	$210,588	$186,299	$174,069	$169,818
Total expenses	213,096	225,238	147,499	140,862

Net income (loss)	$(2,508)	$(38,939)	$26,570	$28,956

Net income (loss) per limited partners unit	$(.39)	$(3.51)	$2.16	$2.40

	Quarter
	First	Second	Third	Fourth
2009:
Total revenues	$114,270	$139,197	$147,060	$192,803
Total expenses	132,259	138,915	166,112	168,055

Net (loss) income	$(17,989)	$282	$(19,052)	$24,748

Net (loss) income per limited partners unit	$(1.70)	$(.10)	$(1.77)	$1.87

34

Item 9.    Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

        None

Item 9A.    Controls and Procedures

Disclosure Controls and Procedures

        The Managing General Partner has established disclosure controls and procedures that are adequate to provide reasonable assurance that management of the Managing General Partner will be able to collect, process and disclose both financial and non-financial information, on a timely basis, in the Partnership's reports to the SEC. Disclosure controls and procedures include all processes necessary to ensure that material information is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and is accumulated and communicated to management of the Managing General Partner, including our chief executive and chief financial officers, to allow timely decisions regarding required disclosures.

        With respect to these disclosure controls and procedures:

  •
  management of the Managing General Partner has evaluated the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report;

  •
  this evaluation was conducted under the supervision and with the participation of management of the Managing General Partner, including the chief executive and chief financial officers of the Managing General Partner; and

  •
  it is the conclusion of chief executive and chief financial officers of the Managing General Partner that these disclosure controls and procedures are effective in ensuring that information that is required to be disclosed by the Partnership in reports filed or submitted with the SEC is recorded, processed, summarized and reported within the time periods specified in the rules and forms established by the SEC.

Internal Control Over Financial Reporting

        Management designed our internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

  •
  pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

  •
  provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and our Board of Directors; and

  •
  provide reasonable assurance regarding prevention or timely detection of any unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

35

Changes in Internal Control Over Financial Reporting

        There has not been any change in the Partnership's internal control over financial reporting that occurred during the year ended December 31, 2010 that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

Management's Report on Internal Control Over Financial Reporting

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2010. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework. Based on this assessment, management has concluded that, as of December 31, 2010, our internal control over financial reporting is effective based on those criteria.

Item 9B.    Other Information

        None.

36

 Part III

Item 10.    Directors, Executive Officers and Corporate Governance

        Management of the Partnership is provided by Southwest Royalties, Inc., as Managing General Partner. Since the Managing General Partner is a wholly owned subsidiary of CWEI, the directors of the Managing General Partner are elected by management of CWEI. Each director the Managing General Partner serves for a term of one year. Following is certain information concerning each of the directors and executive officers of the Managing General Partner.

        CLAYTON W. WILLIAMS, age 79, is Chairman of the Board and a director of the Managing General Partner, having served in this capacity since May 2004. Mr. Williams also serves as Chairman of the Board, President, Chief Executive Officer and a director of CWEI.

        MEL G. RIGGS, age 56, is President of the Managing General Partner, having served in this capacity since February 2011. Prior to that, Mr. Riggs had served as Vice President of the Managing General Partner since May 2004. Mr. Riggs has also served as Director of the Managing General Partner since May 2004. Mr. Riggs has served as Executive Vice President and Chief Operating Officer of CWEI since December 2010. Prior to that, Mr. Riggs had served as Senior Vice President, Chief Financial Officer and Treasurer since September 1991. Mr. Riggs has been a Director of CWEI since May 1994.

        MICHAEL L. POLLARD, age 60, is Senior Vice President and Treasurer of the Managing General Partner, having served in this capacity since February 2011. Mr. Pollard has also served as Senior Vice President—Finance, Chief Financial Officer and Treasurer of CWEI since December 2010. Prior to that, Mr. Pollard served as Vice President—Accounting of CWEI since 2003.

        RANDY HOWARD, age 55, is Vice President of the Managing General Partner, having served in this capacity since March 2006.

        ROBERT C. LYON, age 74, is Vice President of the Managing General Partner, having served in this capacity since May 2004. Mr. Lyon also serves as Vice President—Gas Gathering and Marketing of CWEI.

        T. MARK TISDALE, age 54, is Vice President of the Managing General Partner, having served in this capacity since May 2004. Mr. Tisdale also serves as Vice President and General Counsel of CWEI.

Financial Code of Ethics

        As a wholly owned subsidiary of CWEI, the Managing General Partner is subject to the Financial code of Ethics adopted by CWEI. The Financial Code of Ethics contains the ethical principles by which our Chief Executive Officer, Chief Financial Officer, Vice President—Accounting or Chief Accounting Officer and other senior financial officers (collectively, the "Senior Officers") are expected to conduct themselves when carrying out their duties and responsibilities. Senior Officers must also comply with the Company's other ethics policies, including any amendments or supplements thereto, including the Company's Code of Conduct and Ethics. The Financial Code of Ethics is designed to deter wrongdoing and to promote, among other things: honest and ethical conduct, ethical handling of actual or apparent conflicts of interest; full, fair, accurate and timely disclosure in filings with the SEC and in other public disclosures; compliance with applicable law; and prompt internal reporting of violations of the Financial Code of Ethics.

        The Financial Code of Ethics is available on our website at www.claytonwilliams.com under "Investor Relations/Governance/Documentation." We will provide the Financial Code of Ethics in print, free of charge, to partners who request it. Any waiver of the Financial Code of Ethics with respect to executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed to partners on our website, as will any amendments to the Financial Code of Ethics.

37

Item 11.    Executive Compensation

        The Partnership does not employ any directors, executive officers or employees. The Managing General Partner receives an administrative fee for the management of the Partnership. The Managing General Partner received $73,200 during each of 2010, 2009 and 2008 as an annual administrative fee. The executive officers of the Managing General Partner do not receive any form of compensation, from the Partnership; instead, their compensation is paid solely by CWEI. The executive officers, however, may occasionally perform administrative duties for the Partnership but receive no additional compensation for this work.

Item 12.    Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        There are no limited partners who own of record, or are known by the Managing General Partner to beneficially own, more than five percent of the Partnership's limited partnership interests, other than the Managing General Partner.

        Through repurchase offers to the limited partners, the Managing General Partner owns 1,125.8 limited partner units, a 9.7% limited partner interest. The Managing General Partner's total percentage interest ownership in the Partnership is 19.7%.

        No officer or director of the Managing General Partner directly owns units in the Partnership. CWEI is considered to be a beneficial owner of the limited partner units acquired by the Managing General Partner by virtue of its ownership of the Managing General Partner. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the limited partner units.

Item 13.    Certain Relationships and Related Transactions, and Director Independence

        In 2010, the Managing General Partner received $73,200 as an administrative fee. This amount is part of the general and administrative expenses incurred by the Partnership.

        In some instances the Managing General Partner and its affiliates may be working interest owners in an oil and gas property in which the Partnership also has a working interest. Certain properties in which the Partnership has an interest are operated by the Managing General Partner, who was paid approximately $63,400 for administrative overhead attributable to operating such properties during 2010.

        The terms of the above transactions are similar to ones that would have been obtained through arm's length negotiations with unaffiliated third parties.

Item 14.    Principal Accounting Fees and Services

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Partnership's annual financial statements for the years ended December 31, 2010 and 2009 and fees billed for other services rendered by KPMG during those periods.

For the Year Ended December 31,	2010	2009
Audit Fees	$19,034	$17,163
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

TOTAL	$19,034	$17,163

        The Audit Committee of CWEI reviewed and approved, in advance, all audit and non-audit services provided by KPMG LLP.

38

 Part IV

Item 15.    Exhibits and Financial Statement Schedules

(a)	(1)	Financial Statements:

Included in Part II of this report

Report of Independent Registered Public Accounting Firm
Balance Sheets
Statements of Operations
Statements of Changes in Partners' Equity (Deficit)
Statements of Cash Flows
Notes to Financial Statements
	(2)	Schedules required by Article 12 of Regulation S-X are either omitted because they are not applicable or because the required information is shown in the financial statements or the notes thereto.
	(3)	Exhibits:
		4	(a)
Certificate of Limited Partnership of Southwest Oil & Gas Income Fund IX-A, L.P., dated March 9, 1989. (Incorporated by reference from Partnership's Form 10-K for the fiscal year ended December 31, 1989.)
(b)
Agreement of Limited Partnership of Southwest Oil & Gas Income Fund IX-A, L.P. dated October 25, 1989. (Incorporated by reference from Partnership's Form 10-K for the fiscal year ended December 31, 1987.)
(c)
Certificate of Amendment of Limited Partnership of Southwest Oil & Gas Income Fund IX-A, L.P., dated July 21, 1987. (Incorporated by reference from Partnership's Form 10-K for the fiscal year ended December 31, 1987.)
			31.1	Rule 13a-14(a)/15d-14(a) Certification
			31.2	Rule 13a-14(a)/15d-14(a) Certification
			32.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

39

Glossary of Oil and Gas Terms

        The following are abbreviations and definitions of terms commonly used in the oil and gas industry that are used in this filing. All volumes of natural gas referred to herein are stated at the legal pressure base to the state or area where the reserves exit and at 60 degrees Fahrenheit and in most instances are rounded to the nearest major multiple.

        Bbl.    One barrel, or 42 U.S. gallons of liquid volume.

        BOE.    Means a barrel of oil equivalent and is a standard convention used to express oil and gas volumes on a comparable oil equivalent basis. Gas equivalents are determined under the relative energy content method by using the ratio of 6.0 Mcf of gas to 1.0 Bbl of oil or natural gas liquid.

        Developmental well.    A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

        Completion.    The installation of permanent equipment for the production of oil or gas.

        Exploratory well.    A well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir.

        Farm-out arrangement.    An agreement whereby the owner of a leasehold or working interest agrees to assign his interest in certain specific acreage to an assignee, retaining some interest, such as an overriding royalty interest, subject to the drilling of one (1) or more wells or other specified performance by the assignee.

        Field.    An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

        Mcf.    One thousand cubic feet.

        Natural gas liquids.    Liquid hydrocarbons that have been extracted from natural gas, such as ethane, propane, butane and natural gasoline.

        Oil.    Crude oil, condensate and natural gas liquids.

        Overriding royalty interest.    Interests that are carved out of a working interest, and their duration is limited by the term of the lease under which they are created.

        Present value of proved reserves ("PV-10").    The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves determined in accordance with Securities and Exchange Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) estimated future abandonment costs, net of the estimated salvage value of related equipment, (ii) nonproperty related expenses such as general and administrative expenses, debt service and future income tax expense, or (iii) depreciation, depletion and amortization.

        Production costs.    Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities.

        Proved Area.    The part of a property to which proved reserves have been specifically attributed.

        Proved developed oil and gas reserves.    Proved oil and gas reserves that can be expected to be recovered (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well, and (ii) through

40

installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

        Proved properties.    Properties with proved reserves.

        Proved oil and gas reserves.    Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. (i) The area of the reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. (ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. (iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. (iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including government entities.

        Proved undeveloped reserves.    Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. (i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. (ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. (iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

        Reservoir.    A porous and permeable underground formation containing a natural accumulation of producible oil or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

        Royalty interest.    An interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the

41

owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

        Standardized measure of discounted future net cash flows.    Present value of proved reserves, as adjusted to give effect to (i) estimated future abandonment costs, net of the estimated salvage value of related equipment, and (ii) estimated future income taxes.

        Working interest.    An interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest is entitled will be smaller than the share of costs that the working interest owner is required to bear to the extent of any royalty burden.

        Workover.    Operations on a producing well to restore or increase production.

42

 Signatures

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southwest Oil & Gas Income Fund IX-A, L.P., a Delaware limited partnership
By:	Southwest Royalties, Inc., Managing General Partner
By:	/s/ MEL G. RIGGS Mel G. Riggs President and Chief Executive Officer
Date: March 29, 2011

        In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ CLAYTON W WILLIAMS Clayton W. Williams, Chairman of the Board and a Director	/s/ MEL G. RIGGS Mel G. Riggs, President, Chief Executive Officer and a Director
Date: March 29, 2011	Date: March 29, 2011
/s/ MICHAEL L. POLLARD Michael L. Pollard, Senior Vice President and Chief Financial Officer
Date: March 29, 2011

43

 Exhibit 31.1

SECTION 302 CERTIFICATION

I, Mel G. Riggs, certify that:

1.
I have reviewed this annual report on Form 10-K of Southwest Oil & Gas Income Fund IX-A, L.P.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 29, 2011	/s/ MEL G. RIGGS Mel G. Riggs President and Chief Executive Officer of Southwest Royalties, Inc., the Managing General Partner of Southwest Oil & Gas Income Fund IX-A, L.P.

 Exhibit 31.2

SECTION 302 CERTIFICATION

I, Michael L. Pollard, certify that:

1.
I have reviewed this annual report on Form 10-K of Southwest Oil & Gas Income Fund IX-A, L.P.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 29, 2011	/s/ MICHAEL L. POLLARD Michael L. Pollard Senior Vice President and Chief Financial Officer of Southwest Royalties, Inc., the Managing General Partner of Southwest Oil & Gas Income Fund IX-A, L.P.

 Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

        Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying report on Form 10-K for the period ended December 31, 2010 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of Southwest Oil & Gas Income Fund IX-A, L.P. (the "Company"), hereby certifies that:

  1.
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ MEL G. RIGGS Mel G. Riggs President and Chief Executive Officer of Southwest Royalties, Inc., the Managing General Partner of Southwest Oil & Gas Income Fund IX-A, L.P.
March 29, 2011
/s/ MICHAEL L. POLLARD Michael L. Pollard Senior Vice President and Chief Financial Officer of Southwest Royalties, Inc., the Managing General Partner of Southwest Oil & Gas Income Fund IX-A, L.P.
March 29, 2011

FORM 10-Q

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2011
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
Commission file number 0-18397

Southwest Oil & Gas Income Fund IX-A, L.P.
(Exact name of registrant as specified in its limited partnership agreement)

Delaware (State or other jurisdiction of incorporation or organization)	75-2274632 (I.R.S. Employer Identification No.)
6 Desta Drive, Suite 6500, Midland, Texas (Address of principal executive office)	79705 (Zip Code)
(432) 682-6324 (Registrant's telephone number, including area code)
Not applicable (Former name, former address and former fiscal year, if changed since last report)

        Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days: Yes ☒ No ☐

        Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes ☐ No

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

        The registrant's outstanding securities consist of Units of limited partnership interests for which there exists no established public market from which to base a calculation of aggregate market value.

2

 Glossary of Oil and Gas Terms

        The following are abbreviations and definitions of terms commonly used in the oil and gas industry that are used in this filing. All volumes of natural gas referred to herein are stated at the legal pressure base to the state or area where the reserves exist and at 60 degrees Fahrenheit and in most instances are rounded to the nearest major multiple.

        Bbl.    One barrel, or 42 U.S. gallons of liquid volume.

        BOE.    Means a barrel of oil equivalent and is a standard convention used to express oil and gas volumes on a comparable oil equivalent basis. Gas equivalents are determined under the relative energy content method by using the ratio of 6.0 Mcf of gas to 1.0 Bbl of oil or natural gas liquid.

        Developmental well.    A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

        Completion .    The installation of permanent equipment for the production of oil or gas.

        Exploratory well.    A well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir.

        Farm-out arrangement.    An agreement whereby the owner of a leasehold or working interest agrees to assign his interest in certain specific acreage to an assignee, retaining some interest, such as an overriding royalty interest, subject to the drilling of one (1) or more wells or other specified performance by the assignee.

        Field.    An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

        Mcf.    One thousand cubic feet.

        Natural gas liquids.    Liquid hydrocarbons that have been extracted from natural gas, such as ethane, propane, butane and natural gasoline.

        Net Profits Interest.    An agreement whereby the owner receives a specified percentage of the defined net profits from a producing property in exchange for consideration paid. The net profits interest owner will not otherwise participate in additional costs and expenses of the property.

        Oil.    Crude oil, condensate and natural gas liquids.

        Overriding royalty interest.    Interests that are carved out of a working interest, and their duration is limited by the term of the lease under which they are created.

        Present value of proved reserves ("PV-10").    The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves determined in accordance with Securities and Exchange Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) estimated future abandonment costs, net of the estimated salvage value of related equipment, (ii) nonproperty related expenses such as general and administrative expenses, debt service and future income tax expense, or (iii) depreciation, depletion and amortization.

        Production costs.    Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities.

        Proved Area.    The part of a property to which proved reserves have been specifically attributed.

3

        Proved developed oil and gas reserves.    Proved oil and gas reserves that can be expected to be recovered (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well, and (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

        Proved properties.    Properties with proved reserves.

        Proved oil and gas reserves.    Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. (i) The area of the reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. (ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. (iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. (iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including government entities.

        Proved undeveloped reserves.    Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. (i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. (ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. (iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

        Reservoir.    A porous and permeable underground formation containing a natural accumulation of producible oil or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

        Royalty interest.    An interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof),

4

but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

        Standardized measure of discounted future net cash flows.    Present value of proved reserves, as adjusted to give effect to (i) estimated future abandonment costs, net of the estimated salvage value of related equipment, and (ii) estimated future income taxes.

        Working interest.    An interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest is entitled will be smaller than the share of costs that the working interest owner is required to bear to the extent of any royalty burden.

        Workover.    Operations on a producing well to restore or increase production.

5

PART I.—FINANCIAL INFORMATION

Item 1.    Financial Statements

        The unaudited condensed financial statements included herein have been prepared by the Registrant (herein also referred to as the "Partnership") in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation have been included and are of a normal recurring nature. The financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2010, which are found in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission. The December 31, 2010 balance sheet included herein has been taken from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2010. Operating results for the three and nine month periods ended September 30, 2011 are not necessarily indicative of the results that may be expected for the full year.

6

Southwest Oil & Gas Income Fund IX-A, L.P.

Balance Sheets

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$170,255	$90,141
Receivable from Managing General Partner	51,394	4,853
New Mexico income tax deposits	26,147	15,997

Total current assets	247,796	110,991

Oil and gas properties—using the full- cost method of accounting	3,467,635	3,491,011
Less accumulated depreciation, depletion and amortization	3,068,417	3,047,763

Net oil and gas properties	399,218	443,248

	$647,014	$554,239

Liabilities and Partners' Equity (Deficit)
Asset retirement obligation	$531,306	$514,332

Partners' equity (deficit):
General partners	(56,639)	(66,280)
Limited partners	172,347	106,187

Total partners' equity	115,708	39,907

	$647,014	$554,239

The accompanying notes are an integral
part of these financial statements.

7

Southwest Oil & Gas Income Fund IX-A, L.P.

Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Oil and gas	$176,342	$174,056	$589,340	$570,907
Interest	90	13	173	49

	176,432	174,069	589,513	570,956

Expenses
Production	78,137	102,471	304,955	434,857
Depreciation, depletion and amortization	5,598	13,538	20,654	48,074
Accretion expense	8,288	7,849	24,431	23,744
General and administrative	31,661	23,641	92,226	79,159

	123,684	147,499	442,266	585,834

Net income (loss)	$52,748	$26,570	$147,247	$(14,878)

Net income (loss) allocated to:
Managing General Partner	$5,251	$3,610	$15,111	$2,988

General Partner	$584	$401	$1,679	$332

Limited partners	$46,913	$22,559	$130,457	$(18,198)

Per limited partner unit	$4.49	$2.16	$12.48	$(1.74)

The accompanying notes are an integral
part of these financial statements.

8

Southwest Oil & Gas Income Fund IX-A, L.P.

Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Cash received from oil and gas sales	$532,649	$587,123
Cash paid to suppliers	(404,638)	(551,054)
Interest received	173	49

Net cash provided by operating activities	128,184	36,118

Cash flows provided by investing activities:
Proceeds from sale of oil and gas properties	23,376	28,150

Cash flows used in financing activities:
Distributions to partners	(71,446)	(66,332)

Net increase (decrease) in cash and cash equivalents	80,114	(2,064)
Beginning of period	90,141	36,383

End of period	$170,255	$34,319

Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$147,247	$(14,878)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	20,654	48,074
Accretion expense	24,431	23,744
Settlement of asset retirement obligation for plugged and abandoned wells	(7,457)	(37,038)
(Increase) decrease in receivables	(56,691)	16,216

Net cash provided by operating activities	$128,184	$36,118

Noncash investing and financing activities:
Decrease in oil and gas properties—Asset retirement obligations	$—	$(25,954)

The accompanying notes are an integral
part of these financial statements.

9

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements

1.    Organization

        Southwest Oil & Gas Income Fund IX-A, L.P. was organized under the laws of the state of Delaware on March 9, 1989, for the purpose of acquiring producing oil and gas properties and to produce and market crude oil and natural gas produced from such properties for a term of 50 years unless terminated at an earlier date as provided for in the Partnership Agreement. The Partnership sells its oil and gas production to a variety of purchasers with the prices it receives being dependent upon the oil and gas economy. Southwest Royalties, Inc., a wholly owned subsidiary of Clayton Williams Energy, Inc., serves as the Managing General Partner.

        Revenues, costs and expenses are allocated as follows:

	Limited Partners	General Partners
Interest income on capital contributions	100%	—
Oil and gas sales	90%	10%
All other revenues	90%	10%
Organization and offering costs (1)	100%	—
Amortization of organization costs	100%	—
Property acquisition costs	100%	—
Gain/loss on property disposition	90%	10%
Operating and administrative costs (2)	90%	10%
Depreciation, depletion and amortization of oil and gas properties	100%	—
All other costs	90%	10%

(1)
All organization costs in excess of 3% of initial capital contributions will be paid by the Managing General Partner and will be treated as a capital contribution. The Partnership paid the Managing General Partner an amount equal to 3% of initial capital contributions for such organization costs.

(2)
Administrative costs in any year, which exceed 2% of capital contributions shall be paid by the Managing General Partner and will be treated as a capital contribution.

2.    Summary of Significant Accounting Policies

        The interim financial information as of September 30, 2011, and for the three and nine months ended September 30, 2011, is unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. However, in the opinion of management, these interim financial statements include all the necessary adjustments to fairly present the results of the interim periods and all such adjustments are of a normal recurring nature. The interim consolidated financial statements should be read in conjunction with the Partnership's Annual Report on Form 10-K for the year ended December 31, 2010.

3.    Abandonment Obligations

        The Partnership follows the provisions of ASC topic 410-20, formerly SFAS No. 143, "Accounting for Asset Retirement Obligations." ASC topic 410-20 requires the Partnership to recognize a liability for

10

Southwest Oil & Gas Income Fund IX-A, L.P.

Notes to Financial Statements (Continued)

3.    Abandonment Obligations (Continued)

the present value of all legal obligations associated with the retirement of tangible, long-lived assets and capitalize an equal amount as a cost of the asset. The cost associated with the abandonment obligations, along with any estimated salvage value, is included in the computation of depreciation, depletion and amortization.

        Our asset retirement obligation is measured using primarily Level 3 inputs. The significant unobservable inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, inflation rate and well life. The inputs are calculated based on historical data as well as current estimated costs.

        Changes in abandonment obligations for the nine months ended September 30, 2011 and 2010 are as follows:

	2011	2010
Beginning of period	$514,332	$545,568
Reduction of obligations for plugged and abandoned wells	(7,457)	(37,038)
Revisions of estimates	—	(25,954)
Accretion expense	24,431	23,744

End of period	$531,306	$506,320

4.    Sales of Oil and Gas Properties

        Sales of oil and gas properties related to the sale of equipment of certain wells to the Partnership's general partner, Southwest Royalties, Inc., done in the normal course of business.

5.    Subsequent Events

        The Partnership has evaluated events and transactions that occurred after the balance sheet date of September 30, 2011 and has determined that no events or transactions have occurred, other than the one shown below, that would require recognition in the financial statements or disclosures in these notes to the financial statements.

        On October 28, 2011, the Partnership, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Southwest Royalties, Inc., ("SWR"), pursuant to which the Partnership will be merged with and into SWR (the "Merger") with SWR surviving the Merger. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time), each unit representing a limited partnership interest in the Partnership ("Unit") outstanding immediately prior to the Effective Time, other than Units held by SWR, will be converted into the right to receive cash in an amount equal to $117.69 less the sum of the per Unit cash distributions made after September 30, 2011, if any. SWR will not receive any cash payment for its Units; however, as a result of the Merger, SWR will acquire 100% of the assets and liabilities of the Partnership.

11

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

General

        Southwest Oil & Gas Income Fund IX-A, L.P. was organized as a Delaware limited partnership on March 9, 1989. The offering of such limited partnership interests began on May 11, 1989. Minimum capital requirements were met on October 25, 1989, and the offering concluded on March 31, 1990, with total limited partner contributions of $5,226,500.

        The Partnership was formed to acquire interests in producing oil and gas properties, to produce and market crude oil and natural gas produced from such properties, and to distribute the net proceeds from operations to the limited and general partners. Net revenues from producing oil and gas properties are not reinvested in other revenue producing assets except to the extent that production facilities and wells are improved or reworked or where methods are employed to improve or enable more efficient recovery of oil and gas reserves. The economic life of the Partnership thus depends on the period over which the Partnership's oil and gas reserves are economically recoverable.

        Increases or decreases in Partnership revenues and, therefore, distributions to partners will depend primarily on changes in the prices received for production, changes in volumes of production sold, increases and decreases in production costs, enhanced recovery projects, offset drilling activities pursuant to farm-out arrangements, sales of properties, and the depletion of wells. Since wells deplete over time, production can generally be expected to decline from year to year.

        Production costs and general and administrative costs usually decrease with production declines; however, these costs may not decrease proportionately to production volumes or revenues. Net income available for distribution to the partners is therefore expected to decline in later years based on these factors.

        The Partnership recognizes income from oil and gas properties on an accrual basis while the quarterly cash distributions are based on a calculation of actual cash received from oil and gas sales, net of expenses incurred during that quarterly period. If the calculation results in expenses incurred exceeding the oil and gas income received during a quarter, no cash distribution is due until the deficit is recovered from future cash flows.

Oil and Gas Properties

        The Partnership uses the full cost method of accounting for its oil and gas producing activities. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves are capitalized. Depletion is provided using the unit-of production method based upon estimates of proved oil and gas reserves. The amortizable base includes estimated future development costs and dismantlement, restoration and abandonment costs, net of estimated salvage value. All of the Partnership's oil and gas properties are located within the United States. Gain or loss on the sale of oil and gas properties is not recognized unless significant oil and gas reserves are sold.

        Should the net capitalized costs exceed the estimated present value of oil and gas reserves, discounted at 10%, such excess costs would be charged to current expense. As of September 30, 2011, the net capitalized costs did not exceed the estimated present value of oil and gas reserves.

Critical Accounting Policies

        The Partnership follows the full cost method of accounting for its oil and gas properties. The full cost method subjects companies to quarterly calculations of a "ceiling", or limitation on the amount of properties that can be capitalized on the balance sheet. If the Partnership's capitalized costs are in excess of the calculated ceiling, the excess must be written off as an expense.

12

        The Partnership's discounted present value of its proved oil and natural gas reserves is a major component of the ceiling calculation, and represents the component that requires the most subjective judgments. Estimates of reserves are forecasts based on engineering data, projected future rates of production and the timing of future expenditures. The process of estimating oil and natural gas reserves requires substantial judgment, resulting in imprecise determinations, particularly for new discoveries. Different reserve engineers may make different estimates of reserve quantities based on the same data. The Partnership's reserve estimates are prepared by outside consultants.

        The passage of time provides more qualitative information regarding estimates of reserves, and revisions are made to prior estimates to reflect updated information. However, there can be no assurance that more significant revisions will not be necessary in the future. If future significant revisions are necessary that reduce previously estimated reserve quantities, it could result in a full cost property writedown. In addition to the impact of these estimates of proved reserves on calculation of the ceiling, estimates of proved reserves are also a significant component of the calculation of depletion, depreciation, and amortization ("DD&A").

        While the quantities of proved reserves require substantial judgment, the associated prices of oil and natural gas reserves that are included in the discounted present value of the reserves do not require judgment. Current SEC financial accounting and reporting standards require that pricing parameters be the arithmetic average of the first-day-of-the-month price for the 12-month period preceding the effective date of the reserve report. The ceiling calculation dictates that those prices be held constant. Because the ceiling calculation dictates that prices and costs are held constant indefinitely, the resulting value is not indicative of the true fair value of the reserves. Oil and natural gas prices have historically been cyclical and can be either substantially higher or lower than the Partnership's long-term price forecast that is a barometer for true fair value.

Supplemental Information

        The following unaudited information is intended to supplement the financial statements included in this Form 10-Q with data that is not readily available from those statements.

	Three Months Ended September 30,
	2011	2010
Oil production in barrels	1,447	1,824
Gas production in mcf	7,804	8,291
Total (BOE)	2,748	3,206
Average price per barrel of oil	$86.76	$72.69
Average price per mcf of gas	$6.51	$5.00
Partnership distributions	$40,000	$—
Limited partner distributions	$36,000	$—
Per unit distribution to limited partners	$3.44	$—
Number of limited partner units	10,453	10,453

Operating Results

        The following discussion compares our results for the quarters ended September 30, 2011 and 2010. Unless otherwise indicated, references to 2011 and 2010 within this section refer to the respective quarterly period.

Revenues

        Comparing 2011 to 2010, oil and gas sales increased $2,286, of which price variances accounted for a $32,127 increase and production variances accounted for a $29,841 decrease.

13

        Production in 2011 (on a BOE basis) was 14% lower than 2010. Our oil production was 21% lower in 2011 than 2010 due primarily to production declines on three properties. Our gas production was 6% lower in 2011 than 2010.

        In 2011, our realized oil price was 19% higher than 2010, while our realized gas price was 30% higher. The average realized price per mcf includes the value received for the natural gas liquids component of the price received for processed natural gas. Historically, the markets for oil and gas have been volatile, and they are likely to continue to be volatile.

Expenses

        Oil and gas production costs on a BOE basis decreased from $31.96 per BOE in 2010 to $28.43 per BOE in 2011. The higher oil and gas production costs in 2010 were due primarily to surface and subsurface repairs to an oil well in 2010.

        Depletion on a BOE basis decreased 52% in 2011. Comparing 2011 to 2010, depletion expense decreased $7,940, of which rate variances accounted for a $6,005 decrease and production variances accounted for a $1,935 decrease. Higher oil prices contributed to a significant increase in oil reserves in three fields.

        Accretion expense increased 6% in 2011 compared to 2010.

        General and administrative ("G&A") expenses were 34% higher in 2011 due primarily to increases in professional fees.

Supplemental Information

        The following unaudited information is intended to supplement the financial statements included in this Form 10-Q with data that is not readily available from those statements.

	Nine Months Ended September 30,
	2011	2010
Oil production in barrels	4,719	5,876
Gas production in mcf	22,337	22,059
Total (BOE)	8,442	9,553
Average price per barrel of oil	$94.17	$76.76
Average price per mcf of gas	$6.49	$5.44
Partnership distributions	$71,446	$66,332
Limited partner distributions	$64,297	$59,693
Per unit distribution to limited partners	$6.15	$5.71
Number of limited partner units	10,453	10,453

Operating Results

        The following discussion compares our results for the nine months ended September 30, 2011 and 2010. Unless otherwise indicated, references to 2011 and 2010 within this section refer to the respective nine month period.

Revenues

        Comparing 2011 to 2010, oil and gas sales increased $18,433, of which price variances accounted for a $105,728 increase and production variances accounted for a $87,295 decrease.

14

        Production in 2011 (on a BOE basis) was 12% lower than 2010. Our oil production decreased 20% in 2011 than 2010 due primarily to production declines on two properties. Our gas production was 1% higher in 2011 than 2010.

        In 2011, our realized oil price was 23% higher than 2010, while our realized gas price was 19% higher. The average realized price per mcf includes the value received for the natural gas liquids component of the price received for processed natural gas. Historically, the markets for oil and gas have been volatile, and they are likely to continue to be volatile.

Expenses

        Oil and gas production costs on a BOE basis decreased from $45.52 per BOE in 2010 to $36.12 per BOE in 2011. The higher in oil and gas production costs in 2010 were due primarily to surface and subsurface repairs to an oil well in 2010.

        Depletion on a BOE basis decreased 51% in 2011. Comparing 2011 to 2010, depletion expense decreased $27,420, of which rate variances accounted for a $21,830 decrease and production variances accounted for a $5,590 decrease. Higher oil prices contributed to a significant increase in oil reserves in three fields.

        Accretion expense increased 3% in 2011 compared to 2010.

        General and administrative ("G&A") expenses were 17% higher in 2011 due primarily to increases in professional fees.

Texas Margin Taxes

        In May 2006, the State of Texas adopted House Bill 3, which modified the state's franchise tax structure, replacing the previous tax based on capital or earned surplus with a margin tax (the "Texas Margin Tax") effective with franchise tax reports filed on or after January 1, 2008. The Texas Margin Tax is computed by applying the applicable tax rate (1% for the Partnership's business) to the profit margin, which is generally determined by total revenue less either cost of goods sold or compensation as applicable. Although House Bill 3 states that the Texas Margin Tax is not an income tax, the Partnership believes that the Financial Accounting Standards Board (FASB) Accounting Standards Codification 740—Income Taxes ("ASC 740") applies to the Texas Margin Tax. The Partnership believes, based on its interpretation that the Texas Margin Tax does not apply to the Partnership because it qualifies under the passive entity exclusion.

Liquidity and Capital Resources

        Partnership distributions during the nine months ended September 30, 2011 were $71,446, of which $64,297 was distributed to the limited partners and $7,149 to the general partners. Cumulative cash distributions of $11,009,101 have been made to the general and limited partners as of September 30, 2011. As of September 30, 2011, $9,977,804 or $954.54 per limited partner unit has been distributed to the limited partners, representing 191% of contributed capital.

15

Item 3.    Quantitative and Qualitative Disclosures About Market Risk

        The Partnership financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, oil and natural gas. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond our control. These factors include the level of global demand for petroleum products, foreign supply of oil and gas, the establishment of and compliance with production quotas by oil-exporting countries, trading activities in commodities future markets, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic. The Partnership cannot predict future oil and gas prices with any degree of certainty. Sustained weakness in oil and gas prices may adversely affect our financial condition, results of operations and cash distributions to partners.

        The Partnership is not a party to any derivative or embedded derivative instruments.

Item 4.    Controls and Procedures

Disclosure Controls and Procedures

        The Managing General Partner has established disclosure controls and procedures that are adequate to provide reasonable assurance that management will be able to collect, process and disclose both financial and non-financial information, on a timely basis, in the Partnership's reports to the SEC. Disclosure controls and procedures include all processes necessary to ensure that material information is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and is accumulated and communicated to management, including our chief executive and chief financial officers, to allow timely decisions regarding required disclosures.

        With respect to these disclosure controls and procedures:

  •
  management has evaluated the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report;

  •
  this evaluation was conducted under the supervision and with the participation of management, including the chief executive and chief financial officers of the Managing General Partner; and

  •
  it is the conclusion of the chief executive and chief financial officers of the Managing General Partner that these disclosure controls and procedures are effective in ensuring that information that is required to be disclosed by the Partnership in reports filed or submitted with the SEC is recorded, processed, summarized and reported within the time periods specified in the rules and forms established by the SEC.

Internal Control Over Financial Reporting

        No changes in internal control over financial reporting were made during the quarter ended September 30, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

16

PART II.—OTHER INFORMATION

Item 1.    Legal Proceedings

        None

Item 1A.    Risk Factors

        In evaluating all forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements. Our risk factors are included in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the U.S. Securities and Exchange Commission on March 31, 2011 and available at www.sec.gov. There have been no material changes to these risk factors since the filing of our Form 10-K.

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds

        None

Item 3.    Defaults Upon Senior Securities

        None

Item 4.    (Removed and Reserved)

        None

Item 5.    Other Information

        None

Item 6.    Exhibits

  (a)
  Exhibits:

2.1	Agreement and Plan of Merger dated October 28, 2011 by and between Southwest Royalties, Inc. and Southwest Oil & Gas Income Fund IX-A, L.P., filed as Exhibit 2.2 to our Current Report on Form 8-K filed with the Commission on November 2, 2011.
31.1	Rule 13a-14(a)/15d-14(a) Certification
31.2	Rule 13a-14(a)/15d-14(a) Certification
32.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS	XBRL Instance Document
101.SCH	XBRL Schema Document
101.CAL	XBRL Calculation Linkbase Document
101.DEF	XBRL Definition Linkbase Document
101.LAB	XBRL Labels Linkbase Document
101.PRE	XBRL Presentation Linkbase Document

17

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southwest Oil & Gas Income Fund IX-A, L.P., a Delaware limited partnership
By:	Southwest Royalties, Inc., Managing General Partner
By:	/s/ MEL G. RIGGS Mel G. Riggs President and Chief Executive Officer
Date: November 14, 2011

18

 Exhibit 31.1

SECTION 302 CERTIFICATION

I, Mel G. Riggs, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of Southwest Oil & Gas Income Fund IX-A, L.P.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 14, 2011	/s/ MEL G. RIGGS Mel G. Riggs President and Chief Executive Officer of Southwest Royalties, Inc., the Managing General Partner of Southwest Oil & Gas Income Fund IX-A, L.P.

 Exhibit 31.2

SECTION 302 CERTIFICATION

I, Michael L. Pollard, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of Southwest Oil & Gas Income Fund IX-A, L.P.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 14, 2011	/s/ MICHAEL L. POLLARD Michael L. Pollard Senior Vice President and Chief Financial Officer of Southwest Royalties, Inc., the Managing General Partner of Southwest Oil & Gas Income Fund IX-A, L.P.

 Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

        Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying report on Form 10-Q for the period ended September 30, 2011 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of Southwest Oil & Gas Income Fund IX-A, L.P. (the "Company"), hereby certifies that:

  1.
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ MEL G. RIGGS Mel G. Riggs President and Chief Executive Officer of Southwest Royalties, Inc., the Managing General Partner of Southwest Oil & Gas Income Fund IX-A, L.P.
November 14, 2011
/s/ MICHAEL L. POLLARD Michael L. Pollard Senior Vice President and Chief Financial Officer of Southwest Royalties, Inc., the Managing General Partner of Southwest Oil & Gas Income Fund IX-A, L.P.
November 14, 2011

SOUTHWEST ROYALTIES, INC. 6 DESTA DRIVE-SUITE 6500 MIDLAND, TEXAS 79705

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.	For	Against	Abstain

1.

To approve the merger agreement between Southwest Royalties, Inc. (SWR) and the Partnership dated October 28, 2011 pursuant to which the Partnership will merge into SWR, with SWR being the surviving entity in the merger.

	☐	☐	☐

2.

To approve any proposal to adjourn or postpone the special meeting to a later date if necessary or appropriate, including an adjournment or postponement to solicit additional proxies if, at the special meeting, the number of Units present or represented by proxy and voting in favor of the approval of the merger agreement is insufficient to approve the merger agreement.

	☐	☐	☐

NOTE: WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTION IS INDICATED, IT WILL BE VOTED “FOR” ITEMS 1 AND 2 AND WITH AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.

SPECIAL MEETING OF LIMITED PARTNERS

March 7, 2012

10:00 A.M.

CLAYDESTA CONFERENCE CENTER
Six Desta Drive, Suite 6550

Midland, Texas 79705-9963

For meeting directions, please call 432-688-3451

M40284-S89058

SOUTHWEST OIL & GAS INCOME FUND IX-A, L.P.

Special Meeting of Limited Partners

March 7, 2012 10:00 AM

This proxy is solicited by Southwest Royalties, Inc.

the General Partner of the Partnership

The undersigned hereby appoints Mel G. Riggs and Michael L. Pollard, or either of them, with full power to act without the other, as proxies with full power of substitution, to vote all of the limited partnership units (the “Units”) in Southwest Oil & Gas Income Fund IX-A, L.P. (the “Partnership”) which the undersigned is entitled to vote at the Special Meeting of the Limited Partners in the Partnership to be held at the ClayDesta Conference Center, Six Desta Drive, Suite 6550, Midland Texas on March 7, 2012 at 10:00 a.m., local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, upon the proposals listed on the reverse side, described in the accompanying proxy statement, in accordance with the instructions stated on the reverse side.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.

Should the undersigned be present and choose to vote at the Special Meeting, and once the General Partner’s Corporate Secretary is notified of the decision to terminate this proxy, then the power of the proxies will be terminated.

The undersigned acknowledges receipt from the General Partner, prior to the execution of the Proxy, of a Notice of Special Meeting and Proxy Statement dated January 17, 2012.

Continued and to be signed on reverse side